UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

SCHEDULE 14A

(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934 (Amendment No.    )

Filed by the Registrant ☒ Filed by a Party other than the Registrant ☐
Check the appropriate box:
☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☒	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material Pursuant to §240.14a-12

THE CONTAINER STORE GROUP, INC.

(Name of Registrant as Specified in its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

Payment of Filing Fee (Check the appropriate box):
☒	No fee required.
☐	Fee paid previously with preliminary materials.
☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11.

The Container Store Group, Inc.

NOTICE & PROXY STATEMENT

Annual Meeting of Shareholders
August 30, 2023
10:30 a.m. (Central Time)

THE CONTAINER STORE GROUP, INC.

500 FREEPORT PARKWAY, COPPELL, TEXAS 75019

July 11, 2023

To Our Shareholders:

You are cordially invited to attend the 2023 Annual Meeting of Shareholders of The Container Store Group, Inc. at 10:30 a.m. Central Time, on Wednesday, August 30, 2023, via live webcast.

The 2023 Annual Meeting of Shareholders will be a virtual meeting. We believe the virtual meeting technology provides expanded shareholder access while providing shareholders the same rights and opportunities to participate as they would have at an in-person meeting. During the virtual meeting, you may ask questions and will be able to vote your shares electronically. To participate in the Annual Meeting, you will need the 16-digit control number included on your Notice of Internet Availability of Proxy Materials or on your proxy card. We encourage you to allow ample time for online check-in, which will begin at 10:15 a.m. Central Time. Please note that there is no in-person annual meeting for you to attend.

The Notice of Meeting and Proxy Statement on the following pages describe the matters to be presented at the Annual Meeting.

Whether or not you attend the Annual Meeting, it is important that your shares be represented and voted at the Annual Meeting. Therefore, I urge you to promptly vote and submit your proxy by phone, via the Internet, or, if you received paper copies of these materials, by signing, dating, and returning the enclosed proxy card in the enclosed envelope, which requires no postage if mailed in the United States. If you have previously received our Notice of Internet Availability of Proxy Materials, then instructions regarding how you can vote are contained in that notice. If you have received a proxy card, then instructions regarding how you can vote are contained on the proxy card. You may also vote your shares online during the Annual Meeting even if you have previously submitted your proxy. Instructions on how to vote while participating in the meeting live via the Internet are provided in the accompanying proxy statement and posted at www.virtualshareholdermeeting.com/TCS2023.

Thank you for your support.

Sincerely,

Satish Malhotra

Chief Executive Officer and President

Notice of Annual Meeting of Shareholders

To Be Held Wednesday, August 30, 2023

THE CONTAINER STORE GROUP, INC.

500 FREEPORT PARKWAY, COPPELL, TEXAS 75019

The 2023 Annual Meeting of Shareholders (the “Annual Meeting”) of The Container Store Group, Inc., a Delaware corporation (the “Company”), will be held on Wednesday, August 30, 2023, at 10:30 a.m. Central Time, via live webcast, for the following purposes:

●	To elect Caryl Stern as a Class I Director to serve until the 2026 Annual Meeting of Shareholders and until her successor shall have been duly elected and qualified;
●	To ratify the appointment of Ernst & Young LLP as our independent registered public accounting firm for the fiscal year ending March 30, 2024;
●	To approve, on an advisory (non-binding) basis, the compensation of our named executive officers; and
●	To approve The Container Store Group, Inc. 2023 Incentive Award Plan.

We will also transact such other business as may properly come before the Annual Meeting or any continuation, postponement, or adjournment of the Annual Meeting.

Holders of record of our common stock at the close of business on July 6, 2023 are entitled to notice of and to vote at the Annual Meeting, or any continuation, postponement or adjournment of the Annual Meeting. A complete list of these shareholders will be available for examination of any shareholder for a period of ten days prior to the Annual Meeting for a purpose germane to the meeting by sending an email to Tasha Grinnell, Chief Legal Officer and Secretary, at TLGrinnell@containerstore.com, stating the purpose of the request and providing proof of ownership of Company stock. The Annual Meeting may be continued or adjourned from time to time without notice other than by announcement at the Annual Meeting.

It is important that your shares be represented regardless of the number of shares you may hold. Whether or not you plan to attend the Annual Meeting, we urge you to vote your shares via the toll-free telephone number or over the Internet, as described in the materials that follow. If you received a copy of the proxy card by mail, you may alternatively sign, date and mail the proxy card in the accompanying return envelope. Submitting your proxy now will not prevent you from voting your shares during the Annual Meeting if you desire to do so, as your proxy is revocable at your option.

By Order of the Board of Directors,

Tasha Grinnell, Chief Legal Officer and Secretary

Coppell, Texas

July 11, 2023

PROXY STATEMENT

THE CONTAINER STORE GROUP, INC.
500 FREEPORT PARKWAY, COPPELL, TEXAS 75019

This proxy statement is furnished in connection with the solicitation by the Board of Directors of The Container Store Group, Inc. (the “Board of Directors” or “Board”) of proxies to be voted at our Annual Meeting of Shareholders to be held on Wednesday, August 30, 2023 (the “Annual Meeting”), at 10:30 a.m. Central Time, via live webcast, and at any continuation, postponement, or adjournment of the Annual Meeting.

Holders of record of shares of our common stock, $0.01 par value (“Common Stock”), at the close of business on July 6, 2023 (the “Record Date”), will be entitled to notice of and to vote at the Annual Meeting and any continuation, postponement, or adjournment of the Annual Meeting. As of the Record Date, there were approximately 51,392,893 shares of Common Stock issued and outstanding and entitled to vote at the Annual Meeting. Each share of Common Stock is entitled to one vote on any matter presented to shareholders at the Annual Meeting.

This proxy statement and the Company’s Annual Report to Shareholders for the fiscal year ended April 1, 2023 (the “2022 Annual Report”) will be released on or about July 11, 2023 to our shareholders on the Record Date.

In this proxy statement, “we,” “us,” “our,” the “Company” and “The Container Store” refer to The Container Store Group, Inc. and “The Container Store, Inc.” refers to The Container Store, Inc., a Texas corporation and our wholly-owned subsidiary.

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE SHAREHOLDER MEETING TO BE HELD ON WEDNESDAY, AUGUST 30, 2023

This proxy statement and our 2022 Annual Report to Shareholders are available at http://www.proxyvote.com/.

ATTENDING THE ANNUAL MEETING

The Annual Meeting will be a completely virtual meeting, which will be conducted via live webcast. You will be able to attend the Annual Meeting online and submit your questions during the meeting by visiting www.virtualshareholdermeeting.com/TCS2023.

Proposals

At the Annual Meeting, our shareholders will be asked:

●	To elect Caryl Stern as a Class I Director to serve until the 2026 Annual Meeting of Shareholders and until her successor shall have been duly elected and qualified;
●	To ratify the appointment of Ernst & Young LLP as our independent registered public accounting firm for the fiscal year ending March 30, 2024;
●	To approve, on an advisory (non-binding) basis, the compensation of our named executive officers; and
●	To approve The Container Store Group, Inc. 2023 Incentive Award Plan.

We will also transact such other business as may properly come before the Annual Meeting or any continuation, postponement, or adjournment of the Annual Meeting. We know of no other business that will be presented at the Annual Meeting. If any other matter properly comes before the shareholders for a vote at the Annual Meeting, however, the proxy holders named on the Company’s proxy card will vote your shares in accordance with their best judgment.

Recommendations of the Board

The Board of Directors, (the “Board”), recommends that you vote your shares as indicated below. If you return a properly completed proxy card, or vote your shares by telephone or Internet, your shares of Common Stock will be voted on your behalf as you direct. If not otherwise specified, the shares of Common Stock represented by the proxies will be voted, and the Board of Directors recommends that you vote:

●	FOR the election of Caryl Stern as a Class I Director;
●	FOR the ratification of the appointment of Ernst & Young LLP as our independent registered public accounting firm for the fiscal year ending March 30, 2024;
●	FOR the approval, on an advisory (non-binding) basis, of the compensation of our named executive officers; and
●	FOR the approval of The Container Store Group, Inc. 2023 Incentive Award Plan.

Information About This Proxy Statement

Why you received this proxy statement. You are viewing or have received these proxy materials because The Container Store’s Board of Directors is soliciting your proxy to vote your shares at the Annual Meeting. This proxy statement includes information that we are required to provide to you under the rules of the Securities and Exchange Commission (“SEC”) and that is designed to assist you in voting your shares.

Notice of Internet Availability of Proxy Materials. As permitted by SEC rules, The Container Store is making this proxy statement and its 2022 Annual Report available to its shareholders electronically via the Internet. On or about July 11, 2023, we mailed to our shareholders a Notice of Internet Availability of Proxy Materials (the “Internet Notice”) containing instructions on how to access this proxy statement and our 2022 Annual Report and vote online. If you received an Internet Notice by mail, you will not receive a printed copy of the proxy materials in the mail unless you specifically request them. Instead, the Internet Notice instructs you on how to access and review all of the important information contained in the proxy statement and 2022 Annual Report. The Internet Notice also instructs you on how you may submit your proxy over the Internet. If you received an Internet Notice by mail and would like to receive a printed copy of our proxy materials, you should follow the instructions for requesting such materials contained on the Internet Notice.

Printed Copies of Our Proxy Materials. If you received printed copies of our proxy materials, then instructions regarding how you can vote are contained on the proxy card included in the materials.

Householding. The SEC’s rules permit us to deliver a single set of proxy materials to one address shared by two or more of our shareholders. This delivery method is referred to as “householding” and can result in significant cost savings. To take advantage of this opportunity, we have delivered only one set of proxy materials to multiple shareholders who share an address, unless we received contrary instructions from the impacted shareholders prior to the mailing date. We agree to deliver promptly, upon written or oral request, a separate copy of the proxy materials, as requested, to any shareholder at the shared address to which a single copy of those documents was delivered. If you prefer to receive separate copies of the proxy materials, contact Broadridge Financial Solutions, Inc. (“Broadridge”) at (866) 540-7095 or in writing at Broadridge, Householding Department, 51 Mercedes Way, Edgewood, New York 11717.

If you are currently a shareholder sharing an address with another shareholder and wish to receive only one set of proxy materials for your household, please contact Broadridge at the above phone number or address.

QUESTIONS AND ANSWERS ABOUT THE 2023 ANNUAL MEETING OF SHAREHOLDERS

WHO IS ENTITLED TO VOTE AT THE ANNUAL MEETING?

The Record Date for the Annual Meeting is July 6, 2023. You are entitled to vote at the Annual Meeting only if you were a shareholder of record at the close of business on that date, or if you hold a valid proxy for the Annual Meeting. Each outstanding share of Common Stock is entitled to one vote for all matters before the Annual Meeting. At the close of business on the Record Date, there were 51,392,893 shares of Common Stock issued and outstanding and entitled to vote at the Annual Meeting.

WHAT IS THE DIFFERENCE BETWEEN BEING A “RECORD HOLDER” AND HOLDING SHARES IN “STREET NAME”?

A record holder holds shares in his or her name. Shares held in “street name” means shares that are held in the name of a bank or broker on a person’s behalf.

AM I ENTITLED TO VOTE IF MY SHARES ARE HELD IN “STREET NAME”?

Yes. If your shares are held by a bank or a brokerage firm, you are considered the “beneficial owner” of those shares held in “street name.” If your shares are held in street name, these proxy materials are being provided to you by your bank or brokerage firm, along with a voting instruction card if you received printed copies of our proxy materials. As the beneficial owner, you have the right to direct your bank or brokerage firm how to vote your shares, and the bank or brokerage firm is required to vote your shares in accordance with your instructions.

HOW MANY SHARES MUST BE PRESENT TO HOLD THE ANNUAL MEETING?

A quorum must be present at the Annual Meeting for any business to be conducted. The presence at the Annual Meeting, via live webcast or by proxy, of the holders of a majority in voting power of the Common Stock issued and outstanding and entitled to vote on the Record Date will constitute a quorum.

WHO CAN ATTEND THE ANNUAL MEETING?

You may attend the Annual Meeting only if you are a The Container Store shareholder who is entitled to vote at the Annual Meeting, or if you hold a valid proxy for the Annual Meeting. The Annual Meeting will be held entirely online to allow greater participation. You will be able to attend the Annual Meeting online and submit your questions by visiting www.virtualshareholdermeeting.com/TCS2023. You will also be able to vote your shares electronically at the Annual Meeting.

To participate in the Annual Meeting, you will need the 16-digit control number included in your Internet Notice, on your proxy card or on the instructions that accompanied your proxy materials. The meeting webcast will begin promptly at 10:30 a.m. Central Time. We encourage you to access the meeting prior to the start time. Online check-in will begin at 10:15 a.m. Central Time, and you should allow ample time for the check-in procedures. If your shares are held in street name and you did not receive a 16-digit control number, you may gain access to and vote at the Annual Meeting by logging in to your bank or brokerage firm’s website and selecting the shareholder communications mailbox to access the meeting. The control number will automatically populate. Instructions should also be provided on the voting instruction card provided by your bank or brokerage firm. If you lose your 16-digit control number, you may join the Annual Meeting as a “Guest,” but you will not be able to vote, ask questions, or access the list of stockholders as of the Record Date.

WHAT IF DURING THE CHECK-IN TIME OR DURING THE ANNUAL MEETING I HAVE TECHNICAL DIFFICULTIES OR TROUBLE ACCESSING THE VIRTUAL MEETING?

We will have technicians ready to assist you with any technical difficulties you may have accessing the virtual meeting. If you encounter any difficulties accessing the virtual meeting during the check-in or meeting time, please call the technical support number that will be posted on the Virtual Shareholder Meeting log in page.

WILL THERE BE A QUESTION AND ANSWER SESSION DURING THE ANNUAL MEETING?

As part of the Annual Meeting, we will hold a live Q&A session, during which we intend to answer appropriate questions submitted by stockholders during or prior to the meeting that are pertinent to the Company and the meeting matters, as time permits after the completion of the Annual Meeting. Only stockholders that have accessed the Annual Meeting as a stockholder (rather than a “Guest”) by following the procedures outlined above in “Who can attend the Annual Meeting?” will be permitted to submit questions during the Annual Meeting. Each stockholder is limited to no more than two questions. Questions should be succinct and only cover a single topic. We will not address questions that are, among other things:

●	irrelevant to the business of the Company or to the business of the Annual Meeting;
●	related to material non-public information of the Company, including the status or results of our business since our last Quarterly Report on Form 10-Q;
●	related to any pending, threatened or ongoing litigation;
●	related to personal grievances;
●	derogatory references to individuals or that are otherwise in bad taste;
●	substantially repetitious of questions already made by another stockholder;
●	in excess of the two-question limit;
●	in furtherance of the stockholder’s personal or business interests; or
●	out of order or not otherwise suitable for the conduct of the Annual Meeting as determined by the Chair or Secretary in their reasonable judgment.

Additional information regarding the Q&A session will be available in the “Rules of Conduct” available on the Annual Meeting webpage for stockholders that have accessed the Annual Meeting as a stockholder (rather than a “Guest”) by following the procedures outlined above in “Who can attend the Annual Meeting?”.

WHAT IF A QUORUM IS NOT PRESENT AT THE ANNUAL MEETING?

If a quorum is not present at the scheduled time of the Annual Meeting, the chairperson of the Annual Meeting may adjourn the Annual Meeting.

WHAT DOES IT MEAN IF I RECEIVE MORE THAN ONE INTERNET NOTICE OR MORE THAN ONE SET OF PROXY MATERIALS?

It means that your shares are held in more than one account at the transfer agent and/or with banks or brokers. Please vote all of your shares. To ensure that all of your shares are voted, for each Internet Notice or set of proxy materials, please submit your proxy by phone, via the Internet, or, if you received printed copies of the proxy materials, by signing, dating and returning the enclosed proxy card in the enclosed envelope.

HOW DO I VOTE?

Shareholders of Record

We recommend that shareholders vote by proxy even if they plan to participate in the online Annual Meeting and vote electronically. If you are a shareholder of record, there are three ways to vote by proxy:

●	by Internet—You can vote over the Internet at www.proxyvote.com by following the instructions on the Internet Notice or proxy card;
●	by Telephone—You can vote by telephone by calling 1-800-690-6903 and following the instructions on the proxy card; or
●	by Mail—You can vote by mail by signing, dating and mailing the proxy card, which you may have received by mail.

Internet and telephone voting facilities for shareholders of record will be available 24 hours a day and will close at 11:59 p.m., Eastern Time, on August 29, 2023. Shareholders of record may vote during the Annual Meeting by visiting www.virtualshareholdermeeting.com/TCS2023 and entering the 16-digit control number included in your Internet Notice, on your proxy card or on the instructions that accompanied your proxy materials. The meeting webcast will begin promptly at 10:30 a.m. Central Time on August 30, 2023.

Beneficial Owners

If your shares are held in street name through a bank or broker, you will receive instructions on how to vote from the bank or broker. You must follow their instructions in order for your shares to be voted. Internet and telephone voting also may be offered to shareholders owning shares through certain banks and brokers. If your shares are held in street name and you would like to vote at the Annual Meeting, you may visit www.virtualshareholdermeeting.com/TCS2023 and enter the 16-digit control number included in the voting instruction card provided to you by your bank or brokerage firm. If you hold your shares in street name and you did not receive a 16-digit control number, you may need to log in to your bank or brokerage firm’s website and select the shareholder communications mailbox to access the meeting and vote. Instructions should also be provided on the voting instruction card provided by your bank or brokerage firm.

CAN I CHANGE MY VOTE AFTER I SUBMIT MY PROXY?

Yes.

If you are a registered shareholder, you may revoke your proxy or change your vote:

●	by submitting a duly executed proxy bearing a later date;
●	by granting a subsequent proxy through the Internet or telephone;
●	by giving written notice of revocation to the Secretary of The Container Store at TLGrinnell@containerstore.com prior to the Annual Meeting; or
●	by attending and voting during the Annual Meeting live webcast.

Your most recent proxy card or Internet or telephone proxy is the one that is counted. Your attendance at the Annual Meeting by itself will not revoke your proxy unless you give written notice of revocation to the Secretary before your proxy is voted or you vote at the Annual Meeting.

If your shares are held in street name, you may change or revoke your voting instructions by following the specific directions provided to you by your bank or broker, or you may vote at the Annual Meeting by following the procedures described above.

WHO WILL COUNT THE VOTES?

A representative of Broadridge Financial Solutions, Inc., our inspector of election, will tabulate and certify the votes.

WHAT IF I DO NOT SPECIFY HOW MY SHARES ARE TO BE VOTED?

If you submit a proxy but do not indicate any voting instructions, the persons named as proxies will vote in accordance with the recommendations of the Board of Directors. The Board of Directors’ recommendations are indicated on page 2 of this proxy statement, as well as with the description of each proposal in this proxy statement.

WILL ANY OTHER BUSINESS BE CONDUCTED AT THE ANNUAL MEETING?

We know of no other business that will be presented at the Annual Meeting. If any other matter properly comes before the shareholders for a vote at the Annual Meeting, however, the proxy holders named on the Company’s proxy card will vote your shares in accordance with their best judgment.

HOW MANY VOTES ARE REQUIRED FOR THE APPROVAL OF THE PROPOSALS TO BE VOTED UPON AND HOW WILL ABSTENTIONS AND BROKER NON-VOTES BE TREATED?

PROPOSAL	Votes required	Effect of Votes Withheld / Abstentions and Broker Non- Votes
PROPOSAL 1: ELECTION OF DIRECTORS	The plurality of the votes cast. This means that the nominee receiving the highest number of affirmative “FOR” votes will be elected as a Class I Director.	Votes withheld and broker non-votes will have no effect.
PROPOSAL 2: RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM	The affirmative vote of the holders of a majority in voting power of the shares of Common Stock of the Company which are present via live webcast or by proxy and entitled to vote on the proposal.	Abstentions will have the same effect as votes against the proposal. We do not expect any broker non-votes on this proposal.
PROPOSAL 3: APPROVAL, ON AN ADVISORY (NON-BINDING) BASIS, OF THE COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS	The affirmative vote of the holders of a majority in voting power of the shares of Common Stock of the Company which are present via live webcast or by proxy and entitled to vote on the proposal.	Abstentions will have the same effect as votes against the proposal. Broker non-votes will have no effect on the proposal.
PROPOSAL 4: APPROVAL OF THE CONTAINER STORE GROUP, INC. 2023 INCENTIVE AWARD PLAN	The affirmative vote of the holders of a majority in voting power of the shares of Common Stock of the Company which are present via live webcast or by proxy and entitled to vote on the proposal.	Abstentions will have the same effect as votes against the proposal. Broker non-votes will have no effect on the proposal.

HOW WILL VOTES WITHHELD AND ABSTENTIONS BE TREATED?

A “vote withheld,” in the case of the proposal regarding the election of directors, or an “abstention,” in the case of each other proposal before the Annual Meeting, represents a shareholder’s affirmative choice to decline to vote on a proposal. Votes withheld and abstentions are counted as present and entitled to vote for purposes of determining a quorum. Votes withheld have no effect on the election of directors. Abstentions have the same effect as votes against on each other proposal before the Annual Meeting.

WHAT ARE BROKER NON-VOTES AND DO THEY COUNT FOR DETERMINING A QUORUM?

Generally, broker non-votes occur when shares held by a broker in “street name” for a beneficial owner are not voted with respect to a particular proposal because the broker (1) has not received voting instructions from the beneficial owner and (2) lacks discretionary voting power to vote those shares. A broker is entitled to vote shares held for a beneficial owner on routine matters, such as the ratification of the appointment of Ernst & Young LLP as our independent registered public accounting firm, without instructions from the beneficial owner of those shares. On the other hand, each other proposal to be voted on at the Annual Meeting is a non-routine matter and, absent instructions from the beneficial owner of such shares, a broker is not entitled to vote shares held for a beneficial owner on such matters. Broker non-votes count for purposes of determining whether a quorum is present.

WHERE CAN I FIND THE VOTING RESULTS OF THE ANNUAL MEETING?

We plan to announce preliminary voting results at the Annual Meeting, and we will report the final results in a Current Report on Form 8-K, which we intend to file with the SEC shortly after the Annual Meeting.

PROPOSALS TO BE VOTED ON

PROPOSAL 1 Election of Directors

At the Annual Meeting, one Class I Director is to be elected to hold office until the Annual Meeting of Shareholders to be held in 2026 and until such director’s successor is duly elected and qualified or until such director’s earlier death, resignation or removal.

We currently have nine Directors on our Board, including three Class I Directors. Our current Class I Directors are Robert E. Jordan, Jonathan D. Sokoloff and Caryl Stern. The Board has nominated Caryl Stern for re-election as a Class I director at the Annual Meeting. Neither Mr. Jordan nor Mr. Sokoloff will stand for re-election at the Annual Meeting.

Our Board of Directors is currently divided into three classes with staggered, three-year terms. At each annual meeting of shareholders, the successor to each director whose term then expires will be elected to serve from the time of election and qualification until the third annual meeting of shareholders following election or such director’s death, resignation or removal, whichever is earliest to occur. The current class structure is as follows: Class I, whose term currently expires at the Annual Meeting and whose subsequent term will expire at the 2026 Annual Meeting of Shareholders; Class II, whose term expires at the 2024 Annual Meeting of Shareholders; and Class III, whose term expires at the 2025 Annual Meeting of Shareholders. The current Class I Directors are Robert E. Jordan, Jonathan D. Sokoloff and Caryl Stern; the current Class II Directors are J. Kristofer Galashan, Anthony Laday and Nicole Otto; and the current Class III Directors are Lisa Klinger, Satish Malhotra and Wendi Sturgis. On July 8, 2023, in order to achieve an equal balance of membership among the classes of directors following the Annual Meeting, our Board determined to move one of the directors from Class III with a term expiring at the 2025 Annual Meeting of Shareholders to Class I with a term expiring at the 2026 Annual Meeting of Shareholders, effective as of the conclusion of the Annual Meeting. Accordingly, on July 6, 2023, Lisa Klinger, who is a Class III director, resigned as a director and was immediately elected by the Board as a Class I director, in each case effective as of the conclusion of the Annual Meeting. The resignation and re-election of Ms. Klinger, to be effective as of the conclusion of the Annual Meeting, was effected solely to rebalance the Board’s classes and, for all other purposes, including committee service and compensation, Ms. Klinger’s service on the Board will be deemed to have continued uninterrupted. As a result of the rebalancing, effective at the conclusion of the Annual Meeting, the Board shall consist of two Class I directors, three Class II directors and two Class III directors.

As indicated in our Amended and Restated Certificate of Incorporation, our Board of Directors consists of such number of directors as determined from time to time by resolution adopted by a majority of the total number of authorized directors. Any additional directorships resulting from an increase in the number of directors may be filled only by the affirmative vote of a majority of the remaining directors then in office, even though less than a quorum of the Board of Directors.

If you submit a proxy but do not indicate any voting instructions, the persons named as proxies will vote the shares of Common Stock represented by the proxy for the election as a Class I Director of the person whose name and biography appears below. Proxies cannot be voted for a greater number of persons than the number of nominees named in this proposal. The person whose name and biography appears below is currently serving as one of our directors. In the event the nominee should become unable to serve or for good cause will not serve as a director, it is intended that votes will be cast for a substitute nominee designated by the Board of Directors or the Board may elect to reduce its size. The Board of Directors has no reason to believe that the nominee named below will be unable to serve if elected. The nominee has consented to being named in this proxy statement and to serve if elected.

VOTE REQUIRED

The proposal regarding the election of directors requires the approval of a plurality of the votes cast. This means that the nominee receiving the highest number of affirmative “FOR” votes will be elected as a Class I Director. Votes withheld and broker non-votes will have no effect on the outcome of the vote on this proposal.

RECOMMENDATION OF THE BOARD OF DIRECTORS

The Board of Directors unanimously recommends a vote FOR the election of the below Class I Director nominee.

CLASS I DIRECTOR NOMINEE (SUBSEQUENT TERM TO EXPIRE AT THE 2026 ANNUAL MEETING)

The nominee for election to the Board of Directors as a Class I Director is as follows:

		Served as a
Name	Age	Director Since	Positions with The Container Store
Caryl Stern	65	2014	Director

The principal occupations and business experience, for at least the past five years, of the Class I Director nominee is as follows:

CARYL STERN	Age 65

Caryl Stern was appointed to the Board of Directors in October 2014. Ms. Stern is expected to begin serving as Chief Impact Officer of LionTree, LLC in August 2023. Prior to that, she served as Executive Director of the Walton Family Foundation from December 2019 to June 2023 and as President and Chief Executive Officer of the U.S. Fund for UNICEF, a child welfare organization, from June 2007 to December 2019. Ms. Stern has three decades of non-profit and education experience including serving as the Chief Operating Officer and Senior Associate National Director of the Anti-Defamation League; the founding Director of ADL’s A WORLD OF DIFFERENCE Institute; and the Dean of Students at Polytechnic University. She has served on numerous non-profit boards and currently, she serves on the Board of several private entities. Ms. Stern is the author of I BELIEVE IN ZERO: Learning from the World’s Children. Ms. Stern was selected to our Board because of her global business perspective and her organizational leadership, operational and financial expertise.

CONTINUING MEMBERS OF THE BOARD OF DIRECTORS:

CLASS II DIRECTORS (TERMS TO EXPIRE AT THE 2024 ANNUAL MEETING)

The current members of the Board of Directors who are Class II Directors are as follows:

		Served as a
Name	Age	Director Since	Positions with The Container Store
J. Kristofer Galashan	45	2007	Director
Anthony Laday	56	2021	Director
Nicole Otto	52	2021	Director

The principal occupations and business experience, for at least the past five years, of each Class II Director are as follows:

J. KRISTOFER GALASHAN	Age 45

J. Kristofer Galashan has served on our Board of Directors since August 2007. Mr. Galashan is currently a Partner with LGP, a private equity firm, which he joined in 2002. Prior to joining LGP he had been in the Investment Banking Division of Credit Suisse First Boston (“CSFB”) in Los Angeles which he joined in 2000 following CSFB’s acquisition of Donaldson, Lufkin & Jenrette (“DLJ”). Mr. Galashan had been with DLJ since 1999. Mr. Galashan serves on the board of Mister Car Wash, Inc., Life Time Group Holdings, Inc. and several private companies. Mr. Galashan previously served on the Board of Directors of BJ’s Wholesale Club, Inc. Mr. Galashan was selected to our Board of Directors because he possesses particular knowledge and experience in accounting, finance and capital structure, strategic planning and leadership of complex organizations, retail businesses and board practices of other major corporations.

ANTHONY LADAY	Age 56

Anthony Laday has served on our Board of Directors since September 2021. Since 2014, Mr. Laday has served as the Chief Financial Officer of Fogo de Chão, where he leads the Accounting, Finance, IT and Supply Chain functions. In 2015, Mr. Laday was instrumental in the successful completion of Fogo de Chão’ s initial public offering on Nasdaq. He also helped navigate a go-private transaction in April 2018 when Rhône Capital acquired Fogo de Chão in an all-cash transaction valued at $650 million. Mr. Laday has held finance roles of increasing responsibility for a number of prominent brands prior to Fogo de Chão including Brinker International, FedEx Office, and American Airlines. Mr. Laday was selected to our Board of Directors because of his experience serving as a public company executive and his strong background in finance and accounting.

NICOLE OTTO	Age 52

Nicole Otto has served on our Board of Directors since September 2021. Ms. Otto serves as the Global Brand President of The North Face since June 2022. Ms. Otto previously served as the VP/GM of Nike Direct North America from January 2018 to June 2021. In this role, she oversaw Nike’s integrated physical and digital ecosystem that delivers seamless shopping journeys, online-to-offline services and experiences, and deep connections with Nike consumers. This ecosystem includes Nike digital commerce, Nike activity apps, Nike owned and partner stores and the Nike value marketplace throughout the United States and Canada. Through these touchpoints, Ms. Otto and her team built personal, one-to-one relationships with Nike members at scale. Ms. Otto joined Nike in 2005 and throughout her career at Nike, Ms. Otto played a central role in building and leading high-performing teams and defining pinnacle mono-brand retail experiences. Ms. Otto held several leadership roles at Nike within the digital business, both overseas and on Nike’s global team. These roles included serving as VP/GM of Digital Commerce in Europe from July 2016 to December 2017, VP/GM of Nike.com Global Store from January 2015 to July 2016, VP of Global Digital Commerce Operations from April 2013 to April 2015 and VP of Consumer Digital Tech from December 2010 to April 2013. Ms. Otto was selected to our Board due to her executive-level experience in the retail industry, particularly in the area of digital commerce.

CLASS III DIRECTORS (TERMS TO EXPIRE AT THE 2025 ANNUAL MEETING)*

The current members of the Board of Directors who are Class III Directors are as follows:

		Served as a
Name	Age	Director Since	Positions with The Container Store
Lisa Klinger	56	2022	Director
Satish Malhotra	48	2021	Chief Executive Officer, President and Director
Wendi Sturgis	56	2019	Director

*As noted above, effective as of the conclusion of the Annual Meeting, Ms. Klinger will resign and be immediately elected to the Board as a Class I director, with a term expiring at the 2026 Annual Meeting.

The principal occupations and business experience, for at least the past five years, of each Class III Director are as follows:

LISA KLINGER	Age 56

Lisa Klinger has served on our Board of Directors since March 2022. Ms. Klinger served as the Chief Administrative and Financial Officer for Ideal Image Development Corp., an L Catterton portfolio company and the largest U.S. retail provider of nonsurgical cosmetic procedures from January 2018 to February 2019. Before Ideal Image, from June 2016 to December 2017, she served as Chief Administrative and Financial Officer for Peloton Interactive, Inc. Ms. Klinger’s previously served as Chief Financial Officer at Vince Holding Corp. from December 2012 to December 2015 and The Fresh Market, Inc from March 2009 to December 2012. Ms. Klinger’s career in retail began in 2000 at Limited Brands and continued at Michael’s Stores where she had various senior finance leadership roles including Treasurer, Investor Relations, and Acting Chief Financial Officer. Ms. Klinger has served on the Board of Directors and as Audit Committee Chair of Emerald Holdings, Inc., a leading U.S. business-to-business platform producer of trade shows, events, conferences, marketing, and B2B software solutions, since 2018, and on the Board of Directors, as Audit Committee Chair and Compensation Committee member, of Tremor International Ltd., a global leader in Video and Connected TV advertising offering an end-to-end technology platform to advertisers, since 2021. Ms. Klinger also served on the Board of Directors and Audit Committee of Party City Holdco, Inc., a vertically integrated party goods supplier and retailer from 2015 to 2021. Ms. Klinger was selected to our Board of Directors due to her financial expertise and significant experience serving on public company Boards of Directors and Audit Committees.

SATISH MALHOTRA	Age 48

Satish Malhotra has served on our Board of Directors and as our Chief Executive Officer and President since February 2021. Mr. Malhotra previously served in a variety of key leadership roles with increasing responsibility at Sephora from November 1999 to January 2021, ultimately progressing to Chief Operating Officer from 2016 to 2019 and to Chief Retail and Operating Officer from 2019 until his departure. In his latest role, Mr. Malhotra was responsible for supporting Sephora’s growth by expanding the in-store client experience and services, increasing points of distribution and building scalable infrastructures. Mr. Malhotra has served on the Board of Directors and as Compensation Committee member of BigCommerce Holdings, Inc., since 2022. Mr. Malhotra received his Bachelor of Science in Business Administration from the Haas School of Business at the University of California, Berkeley. Mr. Malhotra also holds an inactive Certified Public Accountant’s license from the State of California. Mr. Malhotra was selected to our Board due to his extensive leadership experience in the retail industry and his operational expertise, including in the areas of in-store experience, store development, technology, supply chain and finance.

WENDI STURGIS	Age 56

Wendi Sturgis has served on our Board of Directors since August 2019. Ms. Sturgis currently serves as Chief Executive Officer of cleverbridge, Inc. a global billing solution provider for digital goods and services. Previously, Ms. Sturgis served as President of Lyte, Inc., an event ticketing technology platform company, from April 2021 to November 2021. Ms. Sturgis served as Chief Revenue Officer at Lyte, Inc. from

January 2021 to March 2021. Previously, Ms. Sturgis served as President and Chief Executive Officer of Yext, Europe at Yext, Inc., a New York based technology company operating in the area of on-line brand management, a position that she held from April 2019 to January 2021. Ms. Sturgis joined Yext in 2011, and held a variety of executive roles, including Executive Vice President of Sales and Services from August 2011 to December 2016 and Chief Client Officer from December 2016 to August 2019. Ms. Sturgis previously ran the North America Account Management team at Yahoo! Inc., where she was responsible for an 800-person organization and $1.4 billion in revenue. She has also previously held executive positions at Price Waterhouse, Oracle, Scient, Gartner and Right Media, served as a director and as a member of the Innovation and Technology committee of Student Transportation of America, where she gained experience in cybersecurity leading the company’s annual cybersecurity risk review, and served as a director of TPG Pace Tech Opportunities. Ms. Sturgis also serves on the Board of Directors of Sabre Corporation where she is also a member of the Governance and Nominating Committee and Technology Committee and on the Board of Directors of several private companies. Ms. Sturgis was selected to our Board of Directors because of her leadership experience in the technology, digital transformation and marketing fields.

We believe that all of our current Board members possess the professional and personal qualifications necessary for Board service and have highlighted particularly noteworthy attributes for each Board member and nominee in the individual biographies included in this proxy statement.

PROPOSAL 2 Ratification of Appointment of Independent Registered Public Accounting Firm

Our Audit Committee has appointed Ernst & Young LLP as our independent registered public accounting firm for the fiscal year ending March 30, 2024. Our Board has directed that this appointment be submitted to our shareholders for ratification. Although ratification of our appointment of Ernst & Young LLP is not required, we value the opinions of our shareholders and believe that shareholder ratification of our appointment is a good corporate governance practice.

Ernst & Young LLP also served as our independent registered public accounting firm for the fiscal year ended April 1, 2023. Neither the accounting firm nor any of its members has any direct or indirect financial interest in or any connection with us in any capacity other than as our auditors, providing audit and non-audit related services. A representative of Ernst & Young LLP is expected to attend the Annual Meeting via live webcast and be available to respond to appropriate questions from shareholders.

In the event that the appointment of Ernst & Young LLP is not ratified by the shareholders, the Audit Committee will consider this fact when it appoints the independent auditors for the fiscal year ending March 29, 2025. Even if the appointment of Ernst & Young LLP is ratified, the Audit Committee retains the discretion to appoint a different independent auditor at any time if it determines that such a change is in the interests of The Container Store.

VOTE REQUIRED

This proposal requires the approval of the affirmative vote of the holders of a majority in voting power of the shares of Common Stock of the Company which are present via live webcast or by proxy and entitled to vote thereon. Abstentions will have the same effect as a vote against this proposal. Because brokers have discretionary authority to vote on the ratification of the appointment of Ernst & Young LLP, we do not expect any broker non-votes in connection with this proposal.

RECOMMENDATION OF THE BOARD OF DIRECTORS

The Board of Directors unanimously recommends a vote FOR the Ratification of the Appointment of Ernst & Young LLP as our Independent Registered Public Accounting Firm.

PROPOSAL 3 Approval, on an Advisory (Non-Binding) Basis, of the Compensation of our Named Executive Officers

In accordance with the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010 (the “Dodd-Frank Act”) and Rule 14a-21 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), the Company requests that our shareholders cast a non-binding, advisory vote to approve the compensation of the Company’s named executive officers identified in the section titled “Executive and Director Compensation” set forth below in this proxy statement. This proposal, commonly known as a “say-on-pay” proposal, gives our shareholders the opportunity to express their views on our named executive officers’ compensation. This vote is not intended to address any specific item of compensation, but rather the overall compensation of our named executive officers and the philosophy, policies and practices described in this proxy statement.

Accordingly, we ask our shareholders to vote “FOR” the following resolution at the Annual Meeting:

“RESOLVED, that the Company’s shareholders hereby approve, on an advisory (non-binding) basis, the compensation of the Company’s named executive officers, as disclosed in this proxy statement pursuant to the compensation disclosure rules of the SEC, including the section titled “Executive and Director Compensation,” the Summary Compensation Table and the other related tables and disclosures.”

We believe that our compensation programs and policies for the fiscal year ended April 1, 2023 were an effective incentive for the achievement of the Company’s goals, aligned with shareholders’ interest and worthy of continued shareholder support. Additional details concerning how we structure our compensation programs to meet the objectives of our compensation program are provided in the section titled “Executive and Director Compensation” set forth below in this proxy statement. In particular, we discuss how we design performance-based compensation programs and set compensation targets and other objectives to maintain a close correlation between executive pay and Company performance.

This vote is merely advisory and will not be binding upon the Company, the Board or the Culture and Compensation Committee, nor will it create or imply any change in the duties of the Company, the Board or the Culture and Compensation Committee. The Culture and Compensation Committee will, however, take into account the outcome of the vote when considering future executive compensation decisions. The Board values constructive dialogue on executive compensation and other significant governance topics with the Company’s shareholders and encourages all shareholders to vote their shares on this important matter. In accordance with the advisory vote regarding the frequency of “say-on-pay” votes held at the 2019 Annual Meeting of Shareholders, the Company has determined to continue to hold the “say-on-pay” advisory vote every year until the next such “say-on-pay” frequency advisory vote. The next “say-on-pay” advisory vote will occur at the 2024 Annual Meeting of Shareholders.

VOTE REQUIRED

This proposal requires the approval of the affirmative vote of the holders of a majority in voting power of the shares of Common Stock of the Company which are present via live webcast or by proxy and entitled to vote thereon. Abstentions will have the same effect as a vote against this proposal. Broker non-votes will have no effect on the proposal.

RECOMMENDATION OF THE BOARD OF DIRECTORS

The Board of Directors unanimously recommends a vote FOR the approval, on an advisory (non-binding) basis, of the compensation of our named executive officers.

PROPOSAL 4 Approval of The Container Store Group, Inc. 2023 Incentive Award Plan

On July 8, 2023, the Board adopted, subject to stockholder approval, The Container Store Group, Inc. 2023 Incentive Award Plan (the “2023 Plan”). The 2023 Plan is intended to replace our Amended and Restated 2013 Incentive Award Plan (the “2013 Plan”), which will, by its terms, expire on October 16, 2023. Upon stockholder approval of the 2023 Plan, the 2023 Plan will become effective and will supersede and replace in its entirety the 2013 Plan, and no further awards will be granted under the 2013 Plan; however, the terms and conditions of the 2013 Plan will continue to govern any outstanding awards granted thereunder. If the 2023 Plan is not approved by our stockholders, it will not become effective, and we may continue to grant awards under the 2013 Plan until its expiration, using the shares available for issuance thereunder.

We believe our future success depends on our ability to attract, motivate, and retain high quality talent, and that the ability to continue to provide equity-based awards is critical to achieving this success. The inability to make equity awards to our service providers in a highly competitive market could have an adverse impact on our business and potentially force us to increase the use of cash compensation as an alternative incentive tool.

Employees and consultants of the Company and its subsidiaries, as well as members of our Board, are eligible to receive awards under the 2023 Plan. The 2023 Plan provides for the grant of stock options, including incentive stock options (“ISOs”) and nonqualified stock options (“NSOs”), stock appreciation rights (“SARs”), restricted stock awards (“RSAs”), restricted stock units (“RSUs”), performance bonus awards, performance stock units, other stock or cash-based awards, and dividend equivalents to eligible individuals.

The Board approved a share reserve under the 2023 Plan equal to the sum of (i) 4,357,191 shares of our common stock and (ii) an additional number of shares equal to the difference between (1) the number of shares remaining available for issuance under the 2013 Plan as of the effective date of the 2023 Plan and (2) 4,357,191 shares. We are not requesting new shares for the 2023 Plan share reserve but rather, the 2023 Plan share reserve reflects a roll over of the shares available for issuance under the 2013 Plan as of the effective date of the 2023 Plan. As of June 23, 2023, the Company had an aggregate of 4,357,191 shares of common stock reserved for issuance and available for future grants under the 2013 Plan. The 2023 Plan will create no additional dilution beyond what exists from the 2013 Plan.

In addition, as described below, if an award under the 2023 Plan or, after the effective date of the 2023 Plan, the 2013 Plan, expires, lapses or is terminated, exchanged or settled for cash, surrendered, repurchased, cancelled without having been fully exercised or forfeited, in any case, in a manner that results in us acquiring the underlying shares at a price not greater than the price paid by the participant for such shares or not issuing the underlying shares, such unused shares subject to the award at such time will be available for future grants under the 2023 Plan.

In designing the 2023 Plan, we sought to implement current compensation and governance best practices to ensure the 2023 Plan furthers our compensation plan objectives and supports long-term stockholder interests.

Approval of the 2023 Plan will constitute approval pursuant to the stockholder approval requirements of Section 422 of the U.S. Internal Revenue Code of 1986, as amended (the “Code”), relating to ISOs.

Key Features of the 2023 Plan

●	No liberal share counting. The 2023 Plan prohibits the reuse of shares withheld or delivered to satisfy the exercise price of a stock option or to satisfy tax withholding requirements.

●	No repricing of awards without stockholder approval. Under the 2023 Plan, awards may not be repriced without stockholder approval if the effect would be to reduce the exercise price for the shares underlying the award.
●	No evergreen feature; stockholder approval required for share reserve increases. The 2023 Plan does not provide for an annual increase in the share reserve, and the 2023 Plan may not be amended to increase the share reserve without stockholder approval.
●	Limit on Non-Employee Director Awards. The sum of the grant date fair value of all equity-based awards and the maximum amount that may become payable pursuant to all cash-based awards that may be as compensation for services as a non-employee director during any calendar year may not exceed $1,000,000.
●	No payment of dividends on unvested awards. Under the 2023 Plan, no dividends or dividend equivalents in respect of shares underlying an unvested award may be paid until the award vests.
●	Minimum Vesting Conditions. With certain limited exceptions, awards or portions of an award granted under the 2023 Plan may vest no earlier than the first anniversary of the award’s grant date.
●	All awards are subject to clawback. All awards granted under the 2023 Plan will be subject to clawback to the extent required to comply with applicable law or pursuant to any clawback policy which we may adopt.

Background on Share Request

In its determination to approve the 2023 Plan, our Board reviewed with Aon Radford (“Aon”), its compensation consultant, an analysis of our historical share usage, certain burn rate metrics and the anticipated costs of the 2023 Plan. Specifically, our Board considered the following:

●	In determining the reasonableness of the 2023 Plan share reserve, our Board considered our historic burn rate, described below under “Key Equity Metrics.”
●	We expect the share authorization under the 2023 Plan to provide us with enough shares for awards for approximately 2 years, assuming we continue to grant awards consistent with our current practices and historical usage. We cannot predict our future equity grant practices, the future price of our shares or future hiring activity with any degree of certainty at this time, and the share reserve under the 2023 Plan could last for a shorter or longer period of time.
●	Overhang is a measure of potential dilution which we calculate as the sum of (i) the total number of shares underlying all equity awards outstanding and (ii) the total number of shares available for future award grants, divided by the total number of common shares outstanding (which includes the total number of shares underlying all equity awards outstanding and shares available for future award grants). This calculation includes all outstanding options (whether or not “in the money”) and full value awards that may or may not vest because they are not yet earned or because performance criteria may not be achieved. As of June 23, 2023, our diluted overhang rate was approximately 12.82%. The initial 2023 Plan share reserve we are requesting reflects the rollover of the shares remaining available for issuance under the 2013 Plan as of the effective date of the 2023 Plan and accordingly, does not reflect an increase to our overall current overhang.
●	We are adopting the 2023 Plan in light of the upcoming expiration of the 2013 Plan. If shareholders do not approve the 2023 Plan at the Annual Meeting, we may be unable to continue granting equity awards as needed, which could prevent us from successfully attracting and retaining the highly skilled talent we need.

●	As we are proposing an initial share reserve comprised of a rollover of the remaining shares authorized for issuance under the 2013 Plan as of the effective date of the 2023 Plan, the 2023 Plan does not represent an increase from the dilution previously approved by shareholders.

In light of the factors described above, and that the ability to continue to grant equity compensation is vital to our ability to continue to attract and retain employees in the competitive labor markets in which we compete, our Board has determined that the size of the share reserve under the 2023 Plan is reasonable and appropriate at this time.

Key Equity Metrics

On July 8, 2023, the date the 2023 Plan was adopted by the Board, the Company had an aggregate of 51,392,893 shares of common stock outstanding and a total of approximately 4,357,191 shares of common stock reserved for issuance and available for future grants under the 2013 Plan. As of June 23, 2023, there were approximately 1,707,903 stock options outstanding with a weighted average exercise price of $15.73 and 1,494,051 RSAs outstanding under the 2013 Plan, 753,814 of which were subject solely to time-based vesting conditions, and 740,237 of which were subject to performance-based vesting conditions (with performance-based awards counted assuming “target” performance).

The following table provides information regarding the grant of equity awards over the past three completed fiscal years and which we considered in setting the number of shares available for issuance under the 2023 Plan:

					(3)
Fiscal Year	Stock Options	Time-Based Vesting Restricted Stock Awards Granted	Performance- Based Vesting Restricted Stock Awards Granted(1)	Actual Performance-Based Vesting Restricted Stock Awards Earned(2)	Total Awards Granted/ Earned(3)	Weighted Average # of Shares Outstanding	Burn Rate(4)
2020	0	590,024	1,021,833	1,021,833	1,611,857	48,537,883	3.32%
2021	0	194,791	237,376	237,376	432,167	49,447,612	0.87%
2022	0	387,454	760,619	0	387,454	49,539,875	0.78%
Average Three-Year Burn Rate (2020-2022)							1.66%

(1)	Reflects maximum number of performance-vesting restricted stock awards granted in applicable fiscal year.
(2)	Reflects the performance-vesting restricted stock awards for which the performance criteria was certified as attained and earned during such fiscal year.
(3)	Reflects the number of time-based awards granted and performance-based awards earned in the respective fiscal year.
(4)	Reflects the number of time-based awards granted and performance-based awards earned in the respective fiscal year divided by the weighted average of shares outstanding as of the end of each applicable fiscal year.

As of June 23, 2023, the closing price of a share of our common stock on NYSE was $2.91.

Summary of 2023 Plan

A summary of the principal provisions of the 2023 Plan is set forth below. The summary is qualified by reference to the full text of the 2023 Plan, which is attached as Appendix A to this Proxy Statement.

Administration

The Compensation Committee (or, with respect to awards to non-employee directors, our Board) (together, the “administrator”) is charged with the general administration of the 2023 Plan. The 2023 Plan provides that, subject to certain limitations, our Board and the Compensation Committee may from time to time delegate its authority to grant awards to a committee consisting of one or more members of our Board or the Compensation Committee or one or more of our officers. Subject to the terms and conditions of the 2023 Plan, the administrator will have the authority to select the persons to whom awards are to be made; to determine the type of awards to be granted, the number of shares to be subject to awards and the terms and conditions of awards; to determine when awards can be settled in cash, shares, or other property or whether an award may be cancelled, forfeited or surrendered; to accelerate vesting or lapse restrictions; and to make all other determinations and to take all other actions necessary or advisable for the administration of the 2023 Plan. The administrator will also be authorized to adopt, amend or repeal rules relating to the administration of the 2023 Plan.

Eligibility

Persons eligible to participate in the 2023 Plan include all members of the Board (currently comprised of 8 non-employee directors), approximately 4,500 employees of the Company and its subsidiaries, and approximately 300 consultants of the Company and its subsidiaries, in each case, as determined by the administrator of the 2023 Plan. Only employees may be granted ISOs under the 2023 Plan.

Shares Available and Limitations on Awards

If our stockholders approve the 2023 Plan, the number of shares available for issuance under the 2023 Plan will be equal to the sum of (i) 4,357,191 shares of our common stock and (ii) an additional number of shares equal to the difference between (1) the number of shares remaining available for issuance under the 2013 Plan as of the effective date of the 2023 Plan and (2) 4,357,191 shares. The maximum number of shares that may be issued under the 2023 Plan upon the exercise of ISOs is 10,000,000.

If all or any part of an award under the 2023 Plan or, after the effective date of the 2023 Plan, the 2013 Plan, expires, lapses or is terminated, exchanged or settled for cash, surrendered, repurchased, cancelled without having been fully exercised or forfeited, in any case, in a manner that results in us acquiring the underlying shares at a price not greater than the price paid by the participant for such shares or not issuing the underlying shares, such unused shares subject to the award at such time or such withheld or delivered shares will be available for future grants under the 2023 Plan. In addition, the following items will not be counted against the shares available for issuance under the 2023 Plan: (i) the payment of dividends or dividend equivalents in cash in conjunction with any outstanding awards; (ii) any awards which are settled in cash rather than by issuance of shares; and (iii) shares issued in assumption of, or in substitution for, any outstanding awards of any entity acquired in any form of combination by us or any of our subsidiaries, except shares acquired upon the exercise of ISOs will count against the maximum number of shares that may be issued under the 2023 Plan pursuant to the exercise of ISOs.

The following types of shares will not be added back to the shares available for issuance under the 2023 Plan: (i) shares tendered by a participant or withheld by us in payment of the exercise price of an option; (ii) shares tendered by a participant or withheld to satisfy any tax withholding obligation with respect to an award; (iii) shares subject to a SAR that are not issued in connection with the stock settlement of the SAR on exercise; and (iv) shares purchased on the open market with the cash proceeds from the exercise of options.

In addition, under the 2023 Plan, the sum of the grant date fair value (determined as of the grant date in accordance with Financial Accounting Standards Board Accounting Standards Codification Topic 718) of all equity-based awards and the maximum amount that may become payable pursuant to all cash-based awards that may be granted to a service provider as compensation for services as a non-employee director during any calendar year may not exceed $1,000,000.

Awards

The 2023 Plan provides that the administrator may grant or issue stock options, SARs, restricted stock, RSUs, performance bonus awards, performance stock units, other stock or cash-based awards, dividend equivalents, or any combination thereof. Each award will be set forth in a separate agreement with the person receiving the award and will indicate the type, terms and conditions of the award.

●	Nonqualified Stock Options will provide for the right to purchase shares of our common stock at a specified price which may not be less than fair market value on the date of grant, and usually will become exercisable (at the discretion of the administrator) in one or more installments after the grant date, subject to the participant’s continued employment or service with us and/or subject to the satisfaction of corporate performance targets and individual performance targets established by the administrator. NSOs may be granted for any term specified by the administrator that does not exceed ten years.
●	Incentive Stock Options will be designed in a manner intended to comply with the provisions of Section 422 of the Code and will be subject to specified restrictions contained in the Code. Among such restrictions, ISOs must have an exercise price of not less than the fair market value of a share of our common stock on the date of grant, may only be granted to employees, and must not be exercisable after a period of ten years measured from the date of grant. In the case of an ISO granted to an individual who owns (or is deemed to own) at least 10% of the total combined voting power of all classes of our capital stock, the 2023 Plan provides that the exercise price must be at least 110% of the fair market value of a share of common stock on the date of grant and the ISO must not be exercisable after a period of five years measured from the date of grant.
●	Restricted Stock may be granted to any eligible individual and made subject to such restrictions as may be determined by the administrator. Restricted stock typically may be forfeited for no consideration or repurchased by us at the original purchase price if the conditions or restrictions on vesting are not met. In general, restricted stock may not be sold or otherwise transferred until restrictions are removed or expire. Purchasers of restricted stock, unlike recipients of options, will have voting rights and will have the right to receive dividends, if any, prior to the time when the restrictions lapse, however, dividends will not be paid until the restrictions are removed and the vesting conditions are met.
●	Restricted Stock Units may be awarded to any eligible individual, typically without payment of consideration, but subject to vesting conditions based on continued employment or service or on performance criteria established by the administrator. Like restricted stock, RSUs may not be sold, or otherwise transferred or hypothecated, until vesting conditions are removed or expire. Unlike restricted stock, stock underlying RSUs will not be issued until the RSUs have vested, and recipients of RSUs generally will have no voting or dividend rights prior to the time when vesting conditions are satisfied.
●	Stock Appreciation Rights may be granted in connection with stock options or other awards, or separately. SARs granted in connection with stock options or other awards typically will provide for payments to the holder based upon increases in the price of our common stock over a set exercise price. The exercise price of any SAR granted under the 2023 Plan must be at least 100% of the fair market value of a share of our common stock on the date of grant. SARs under the 2023 Plan will be settled in cash or shares of our common stock, or in a combination of both, at the election of the administrator.
●	Performance Bonus Awards and Performance Stock Units are denominated in cash or share/unit equivalents, respectively, and may be linked to one or more performance or other criteria as determined by the administrator.
●	Other Stock or Cash Based Awards are awards of cash, fully vested shares of our common stock and other awards valued wholly or partially by referring to, or otherwise based on, shares of our common stock. Other stock or cash based awards may be granted to participants and may also be available as a payment form in the settlement of other awards, as standalone payments and as payment in lieu of base salary, bonus, fees or other cash compensation otherwise payable to any individual who is eligible to receive awards. The administrator will determine the terms and conditions of other stock or cash based awards, which may include vesting conditions based on continued service, performance and/or other conditions.

●	Dividend Equivalents represent the right to receive the equivalent value of dividends paid on shares of our common stock and may be granted alone or in tandem with awards other than stock options or SARs. Dividend equivalents are converted to cash or shares by such formula and such time as determined by the administrator. In addition, dividend equivalents with respect to an award subject to vesting will either (i) to the extent permitted by applicable law, not be paid or credited or (ii) be accumulated and subject to vesting to the same extent as the related award.

Any award may be granted as a performance award, meaning that the award will be subject to vesting and/or payment based on the attainment of specified performance goals.

Minimum Vesting

The 2023 Plan contains a minimum vesting requirement, subject to limited exceptions, that awards made pursuant to the 2023 Plan may not vest earlier than the date that is one year following the grant date of the award. The limited exceptions allow the issuance of awards in an aggregate of up to 5% of the shares available to be granted under the 2023 Plan without minimum vesting provisions, as well as the issuance of (i) awards in lieu of cash compensation, (ii) certain annual equity grants to non-employee directors that vest at the following annual meeting, and (iii) substitute awards. The plan administrator has the authority to waive the one-year vesting restrictions upon the participant’s termination of service or a change in control.

Prohibition on Repricing

Except in connection with a corporate transaction involving the Company, the terms of outstanding awards may not be amended without the approval of our stockholders to (i) reduce the exercise price per share of outstanding options or SARs or (ii) cancel outstanding options or SARs in exchange for cash or other awards when the exercise price of such option or SAR exceeds the fair market value of the underlying shares.

Awards Subject to Clawback

All awards (including any proceeds, gains or other economic benefit actually or constructively received by a participant) granted under the 2023 Plan will be subject to clawback to the extent required to comply with applicable law or pursuant to any clawback policy which we may adopt.

Adjustment Upon Certain Events

The administrator has broad discretion to take action under the 2023 Plan, as well as to make adjustments to the terms and conditions of existing and future awards, to prevent the dilution or enlargement of intended benefits and facilitate necessary or desirable changes in the event of certain transactions and events affecting our common stock, such as stock dividends, stock splits, mergers, acquisitions, consolidations, change in control events, and other corporate transactions. Notwithstanding the foregoing, in the event of a change in control each outstanding award (other than awards subject to performance-based vesting) under the 2023 Plan shall continue in effect or be assumed or an equivalent award substituted by a successor corporation or a parent or subsidiary of a successor corporation and each outstanding award subject to performance-based vesting shall be subject to the terms of the applicable award agreement or the administrator’s discretion. In the event that the acquirer does not assume or substitute awards (other than awards subject to performance-based vesting) prior to the consummation of such transaction, the administrator may cause any or all of such awards issued under the 2023 Plan to become fully exercisable (and any such awards which are exercisable in lieu of assumption or substitution shall be exercisable for a period of 15 days from the date the administrator notifies the recipient that the award is fully exercisable) upon the consummation of such change in control and all forfeiture restrictions on any or all of such awards shall lapse. In addition, in the event such awards are continued, assumed or substituted with equivalent awards but the individual’s service is subsequently terminated by the successor corporation without cause within a 12 month period following the change in control, such continued, assumed or substituted awards will become fully vested on an accelerated basis. In addition, in the event of certain non-reciprocal transactions with our stockholders known as “equity restructurings,” the administrator will make equitable adjustments to the 2023 Plan and outstanding awards.

Foreign Participants, Transferability, and Participant Payments

The administrator may modify awards granted to participants who are foreign nationals or employed outside the United States or establish subplans or procedures to address differences in laws, rules, regulations or customs of such foreign jurisdictions. Except as the administrator may determine or provide in an award agreement, awards under the 2023 Plan are generally non-transferrable, except by will or the laws of descent and distribution, or, subject to the administrator’s consent, pursuant to a domestic relations order, and are generally exercisable only by the participant. With regard to tax withholding obligations arising in connection with awards under the 2023 Plan, and exercise price obligations arising in connection with the exercise of stock options under the 2023 Plan, the administrator may, in its discretion, accept cash, wire transfer or check, shares of common stock that meet specified conditions, a “market sell order,” such other consideration as the administrator deems suitable, or any combination of the foregoing.

Plan Amendment and Termination

The administrator may amend, suspend, or terminate the 2023 Plan at any time. However, we must generally obtain stockholder approval to the extent required by applicable law, rule or regulation (including any applicable stock exchange rule), and generally no amendment may materially and adversely affect any outstanding award without the affected participant’s consent.

No ISOs may be granted pursuant to the 2023 Plan after the tenth anniversary of the date the Board approved the 2023 Plan. Any award that is outstanding on the termination date of the 2023 Plan will remain in force according to the terms of the 2023 Plan and the applicable award agreement.

Material U.S. Federal Income Tax Consequences

The following is a general summary under current law of the principal United States federal income tax consequences related to awards under the 2023 Plan. This summary deals with the general federal income tax principles that apply and is provided only for general information. Some kinds of taxes, such as state, local and foreign income taxes and federal employment taxes, are not discussed. This summary is not intended as tax advice to participants, who should consult their own tax advisors.

●	Nonqualified Stock Options. If a participant is granted an NSO under the 2023 Plan, the participant should not have taxable income on the grant of the option. Generally, the participant should recognize ordinary income at the time of exercise in an amount equal to the fair market value of the shares acquired on the date of exercise, less the exercise price paid for the shares. The participant’s basis in the common stock for purposes of determining gain or loss on a subsequent sale or disposition of such shares generally will be the fair market value of our common stock on the date the participant exercises such option. Any subsequent gain or loss will be taxable as a long-term or short-term capital gain or loss. We or our subsidiaries or affiliates generally should be entitled to a federal income tax deduction at the time and for the same amount as the participant recognizes ordinary income.
●	Incentive Stock Options. A participant should not recognize taxable income upon grant or exercise of an ISO. However, the excess of the fair market value of the shares of our common stock received upon exercise over the option exercise price is an item of tax preference income potentially subject to the alternative minimum tax. If stock acquired upon exercise of an ISO is held for a minimum of two years from the date of grant and one year from the date of exercise and otherwise satisfies the ISO requirements, the gain or loss (in an amount equal to the difference between the fair market value on the date of disposition and the exercise price) upon disposition of the stock will be treated as a long-term capital gain or loss, and we will not be entitled to any deduction. If the holding period requirements are not met, the ISO will be treated as one that does not meet the requirements of the Code for ISOs and the participant will recognize ordinary income at the time of the disposition equal to the excess of the fair market value of the shares at the time of exercise over the exercise price (or if less, the amount realized in the disposition over the exercise price), with any remaining gain or loss being treated as capital gain or capital loss. We or our subsidiaries or affiliates generally are not entitled to a federal income tax deduction upon either the exercise of an ISO or upon disposition of the shares acquired pursuant to such exercise, except to the extent that the participant recognizes ordinary income on disposition of the shares.
●	Other Awards. The current federal income tax consequences of other awards authorized under the 2023 Plan generally follow certain basic patterns: SARs are taxed and deductible in substantially the same manner as NSOs; nontransferable restricted stock subject to a substantial risk of forfeiture results in income recognition equal to the excess of the fair market value over the price paid, if any, only at the time the restrictions lapse (unless the recipient elects to accelerate recognition as of the date of grant through a Code Section 83(b) election, in which case ordinary income is recognized on the date of grant in an amount equal to the excess of the fair market value of the shares on the date of grant over the price paid, if any); and restricted stock units, dividend equivalents and other stock or cash based awards are generally subject to tax at the time of payment. We or our subsidiaries or affiliates generally should be entitled to a federal income tax deduction at the time and for the same amount as the participant recognizes ordinary income.
●	Limitation on the Employer’s Compensation Deduction. Section 162(m) of the Code limits the deduction certain employers may take for otherwise deductible compensation payable to certain executive officers of the employer to the extent the compensation paid to such an officer for the year exceeds $1 million.
●	Section 409A of the Code. Certain types of awards under the 2023 Plan may constitute, or provide for, a deferral of compensation subject to Section 409A of the Code. Unless certain requirements set forth in Section 409A of the Code are complied with, holders of such awards may be taxed earlier than would otherwise be the case (e.g., at the time of vesting instead of the time of payment) and may be subject to an additional 20% penalty tax (and, potentially, certain interest, penalties and additional state taxes). To the extent applicable, the 2023 Plan and awards granted under the 2023 Plan are generally intended to be structured and interpreted in a manner intended to either comply with or be exempt from Section 409A of the Code and the Department of Treasury regulations and other interpretive guidance that may be issued under Section 409A of the Code.

New Plan Benefits

Other than with respect to annual grants to our non-employee directors that will be made on the date of the Annual Meeting (reflected in the table below), all future awards under the 2023 Plan (assuming it is approved by stockholders) are subject to the discretion of the administrator and are not currently determinable, and therefore it is not possible to determine the benefits that will be received in the future by other participants in the 2023 Plan.

Name and Position	Dollar Value ($)		Number of Options (#)	Number of Restricted Stock (#)
Named Executive Officers
Satish Malhotra, President, Chief Executive Officer and Director	—		—	—
Dhritiman Saha, Chief Operating Officer	—		—	—
Jeffrey Miller, Chief Financial Officer	—		—	—
All current executive officers as a group	—		—	—
All current directors who are not executive officers as a group	$780,000	(1)	—	146,341
All employees who are not executive officers as a group	—		—	—

(1)	Each non-employee director serving on our Board will be awarded an award on the date of our Annual Meeting with a grant date value of $130,000 pursuant to our non-employee director compensation policy. Pursuant to our non-employee director compensation policy, directors may receive annual grants in the form of stock options, restricted stock, or restricted stock units. Our non-employee directors have historically received annual grants in the form of restricted stock. Effective

May 31, 2023, our Board of Directors determined that the number of shares underlying any equity awards granted under the non-employee director compensation policy, including annual awards, would be calculated by dividing the applicable equity grant dollar value by $5.33 ( the average end-of-day trading price from May 16, 2022 through May 15, 2023).

VOTE REQUIRED

To be approved, this proposal must receive a “For” vote from the holders of a majority of the shares of our common stock which are present via live webcast or represented by proxy and entitled to vote thereon. Abstentions will have the same effect as a vote against this proposal. Broker non-votes will Broker non-votes will have no effect on the proposal.

RECOMMENDATION OF THE BOARD OF DIRECTORS

The Board of Directors unanimously recommends a vote FOR the approval of The Container Store Group, Inc. 2023 Incentive Award Plan.

REPORT OF THE AUDIT COMMITTEE OF THE BOARD OF DIRECTORS

The Audit Committee has reviewed The Container Store’s audited financial statements for the fiscal year ended April 1, 2023 and has discussed these financial statements with management and The Container Store’s independent registered public accounting firm. The Audit Committee has also received from, and discussed with, The Container Store’s independent registered public accounting firm various communications that such independent registered public accounting firm is required to provide to the Audit Committee, including the matters required to be discussed by the applicable requirements of the Public Company Accounting Oversight Board (“PCAOB”) and the SEC.

The Container Store’s independent registered public accounting firm also provided the Audit Committee with a formal written statement required by PCAOB Rule 3526 (Communications with Audit Committees Concerning Independence) describing all relationships between the independent registered public accounting firm and The Container Store, including the disclosures required by the applicable requirements of the PCAOB regarding the independent registered public accounting firm’s communications with the Audit Committee concerning independence. In addition, the Audit Committee discussed with the independent registered public accounting firm its independence from The Container Store. Based on its discussions with management and the independent registered public accounting firm, and its review of the representations and information provided by management and the independent registered public accounting firm, the Audit Committee recommended to the Board of Directors that the audited financial statements be included in The Container Store’s Annual Report on Form 10-K for the fiscal year ended April 1, 2023.

Anthony Laday (Chair)

Caryl Stern

Wendi Sturgis

Lisa Klinger

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FEES AND OTHER MATTERS

The following table summarizes the fees of Ernst & Young LLP, our independent registered public accounting firm, billed to us for each of the last two fiscal years for audit services and billed to us in each of the last two fiscal years for other services:

Fee Category	Fiscal 2022	Fiscal 2021
Audit Fees	$1,737,421	$1,777,015
Audit-Related Fees	$-	$456,000
Tax Fees	$114,061	$225,953
All Other Fees	$3,374	$2,710
Total Fees	$1,854,856	$2,461,678

AUDIT FEES

Audit fees consist of fees for the audit of our consolidated financial statements, the review of the unaudited interim financial statements included in our quarterly reports on Form 10-Q and other professional services provided in connection with statutory and regulatory filings or engagements.

AUDIT-RELATED FEES

Audit-related fees consist of fees for assurance and related services that are reasonably related to the performance of the audit and the review of our financial statements and which are not reported under “Audit Fees.”

TAX FEES

Tax fees comprise fees for a variety of permissible services relating to international tax compliance, tax planning, and tax advice.

ALL OTHER FEES

All other fees were paid for an online technical research tool.

AUDIT COMMITTEE PRE-APPROVAL POLICY AND PROCEDURES

Our Audit Committee’s charter provides that the Audit Committee, or the chair of the committee, must pre-approve any audit or non-audit service provided to us by our independent registered public accounting firm, unless the engagement is entered into pursuant to appropriate pre-approval policies established by the Audit Committee or if the service falls within available exceptions under SEC rules. Without limiting the foregoing, the Audit Committee may delegate authority to one or more independent members of the committee to grant pre-approvals of audit and permitted non-audit services. Any such pre-approvals must be presented to the full Audit Committee at its next scheduled meeting.

EXECUTIVE OFFICERS

The following table identifies our current executive officers:

Name	Age	Position(s)
Satish Malhotra [1]	48	Chief Executive Officer and President
Jeffrey A. Miller [2]	51	Chief Financial Officer
Melissa Collins [3]	56	Chief Marketing Officer
Dhritiman Saha [4]	51	Chief Operating Officer
Stacey Shively[5]	54	Chief Merchandising Officer

1	See biography on page 12 of this proxy statement.
2	Jeffrey A. Miller has been with The Container Store since August 2013 and has served as our Chief Financial Officer since August 2020. Mr. Miller is responsible for the business areas of Finance, Accounting, Real Estate, Legal, Procurement, Internal Audit and ESG. Previously, Mr. Miller served as Vice President and Chief Accounting Officer of The Container Store since August 2013. Prior to joining The Container Store, Mr. Miller was at FedEx Office for over 10 years and served in a variety of roles with increasing responsibility, progressing to Vice President and Controller from 2008 until his departure. Mr. Miller began his career as an auditor with Arthur Andersen and Ernst & Young. He brings over 29 years of accounting and finance experience to the Chief Financial Officer role. Mr. Miller is a graduate of The University of Arkansas with a bachelor’s degree in Accounting. Mr. Miller is a Certified Public Accountant.
3	Melissa Collins has been with The Container Store for 24 years and has served as our Chief Marketing Officer since July 2016. Ms. Collins serves as the Company’s primary marketing strategist, and oversees such key functional areas as brand positioning, advertising, public relations, digital marketing, visual merchandising, e-commerce, social media and “Organized Insider”, our loyalty program. Previously, from August 2008 to July 2016, Ms. Collins served as Vice President of Creative and Online. Prior to that, she served in a variety of roles with increasing responsibility, beginning as Art Director and progressing to Senior Director of Creative and Online Services. Ms. Collins is a graduate of The Alberta College of Art with a degree in visual communications.
4	Dhritiman Saha has served as our Chief Operating Officer since November 2022. Mr. Saha oversees technology, information security, product management, retail operations and logistics. Mr. Saha joined The Container Store as our Executive Vice President and Chief Information Officer in May 2021, bringing more than 27 years of expertise in P&L, leading and managing ecommerce, digital marketing, subscription business, omnichannel customer experience, technology and global operations. Prior to joining The Container Store, Mr. Saha served as the Chief Digital Officer at GameStop from February 2021 to April 2021 and led e-commerce business, digital marketing & customer experience, online assortment expansion, digital and omnichannel technology & product management. Prior to GameStop, Mr. Saha served as Global Chief Customer and Digital Officer at Bodybuilding.com from December 2018 to February 2020 and as Senior Vice President of Digital for JCPenney from April 2014 to December 2018. Throughout Mr. Saha’s extensive career, he has also served in a variety of leadership roles driving technology and omnichannel business transformation at other chain retailers such as Target and Kohls. Mr. Saha received his MBA from Johns Hopkins University and completed his bachelors degree in Electronics and Telecommunications Engineering in Jalandhar, India.
5	Stacey Shively joined The Container Store as our Chief Merchandising Officer in November 2022. Ms. Shively leads a diverse merchandising team and plays a key role in strategic initiatives including our growing private label products, sustainability and expansion of Custom Spaces. Ms. Shively has a proven track record in successfully managing assortment planning, product development and national and private label brands while driving profitable sales. Prior to joining The Container Store, Ms. Shively served as the Senior Vice President and head of merchandising and product development at Bed Bath & Beyond from May 2021 to November 2022. Prior to Bed Bath & Beyond, Ms. Shively served as the senior vice president, general merchandise manager for JCPenney’s home division where she was responsible for overseeing their merchandising strategies for home product categories, from September 2019 to April 2021. Ms. Shively was Senior Vice President of Bluestem Brands from May 2016 to September 2019 and Vice President of Merchandising from February 2012 through April 2016. Ms. Shively also held leadership positions at Dollar Tree and Target. Ms. Shively received a Bachelor of Fine Arts from The Design Institute of San Diego.

CORPORATE GOVERNANCE

General

Our Board of Directors has adopted Corporate Governance Guidelines, a Code of Business Conduct and Ethics and charters for our Nominating and Corporate Governance Committee, Audit Committee and Culture and Compensation Committee to assist the Board in the exercise of its responsibilities and to serve as a framework for the effective governance of The Container Store. You can access our current committee charters, our Corporate Governance Guidelines and our Code of Business Conduct and Ethics in the “Corporate Governance” section of the “Investor Relations” page of our website located at www.containerstore.com, or by writing to our Secretary at our offices at 500 Freeport Parkway, Coppell, Texas 75019.

Board Composition

Our Board of Directors currently consists of nine members: J. Kristofer Galashan, Robert E. Jordan, Lisa Klinger, Anthony Laday, Satish Malhotra, Nicole Otto, Jonathan D. Sokoloff, Caryl Stern and Wendi Sturgis. As indicated in our Amended and Restated Certificate of Incorporation, our Board of Directors consists of such number of directors as determined from time to time by resolution adopted by a majority of the total number of authorized directors. Any additional directorships resulting from an increase in the number of directors or any vacancies in the Board resulting from death, resignation, retirement, disqualification, removal from office or other cause, may be filled only by the affirmative vote of a majority of the remaining directors then in office, even though less than a quorum of the Board of Directors.

Our Board of Directors is currently divided into three classes with staggered, three-year terms. At each annual meeting of shareholders, the successor to each director whose term then expires will be elected to serve from the time of election and qualification until the third annual meeting following election or such director’s death, resignation or removal, whichever is earliest to occur. Our Board of Directors has nominated Caryl Stern for re-election at the Annual Meeting. As noted above, neither of Mr. Jordan nor Mr. Sokoloff will stand for re-election at the Annual Meeting.

Director Independence

Our Board of Directors has affirmatively determined that each of J. Kristofer Galashan, Robert E. Jordan, Lisa Klinger, Anthony Laday, Nicole Otto, Jonathan D. Sokoloff, Caryl Stern and Wendi Sturgis is an “independent director,” as defined under NYSE rules. In evaluating and determining the independence of the directors, the Board considered that The Container Store may have certain relationships with its directors. Specifically, the Board considered that Messrs. Galashan and Sokoloff are affiliated with LGP, which owns approximately 30.5% of our outstanding Common Stock as of July 6, 2023. The Board determined that this relationship does not impair their independence from us and our management. The Board also considered that LGP owns approximately 12.5% of the common stock of WESCO Receivable Corp. (“WESCO”), a supplier of the Company. Since the beginning of fiscal 2022, the Company paid approximately $240,000 to WESCO pursuant to such agreement. The Board has determined that the Company’s relationship with WESCO does not impair the independence of Messrs. Galashan and Sokoloff from us and our management.

Director Candidates

The Nominating and Corporate Governance Committee is responsible for identifying and reviewing the qualifications of potential director candidates and recommending to the Board those candidates to be nominated for election to the Board, subject to any obligations and procedures governing the nomination of directors to the Board of Directors that may be included in any stockholders agreement to which we are a party.

To facilitate the search process for director candidates, the Nominating and Corporate Governance Committee may solicit our current directors and executives for the names of potentially qualified candidates or may ask directors and executives to pursue their own business contacts for the names of potentially qualified candidates. The Nominating and Corporate Governance Committee may also consult with outside advisors or retain search firms to assist in the search for qualified candidates or consider director candidates recommended by our shareholders.

Once potential candidates are identified, the Nominating and Corporate Governance Committee reviews the backgrounds of those candidates, evaluates candidates’ independence from us and potential conflicts of interest and determines if candidates meet the qualifications desired by the committee of candidates for election as director.

In accordance with our Corporate Governance Guidelines, in evaluating the suitability of individual candidates, the Nominating and Corporate Governance Committee will consider (i) minimum individual qualifications, including strength of character, mature judgment, industry knowledge or experience and an ability to work collegially with the other members of the Board and (ii) all other factors it considers appropriate, which may include age, gender and ethnic and racial background, existing commitments to other businesses, potential conflicts of interest with other pursuits, legal considerations such as antitrust issues, corporate governance background, relevant business or government acumen, financial and accounting background, executive compensation background and the size, composition and combined expertise of the existing Board. In particular, experience, qualifications or skills in the following areas are particularly relevant: retail merchandising; marketing and advertising; consumer goods; sales and distribution; accounting, finance, and capital structure; strategic planning and leadership of complex organizations; legal/regulatory and government affairs; people management; communications and interpersonal skills and board practices of other major corporations. Our Corporate Governance Guidelines provide that the Board should monitor the mix of specific experience, qualifications and skills of its directors in order to assure that the Board, as a whole, has the necessary tools to perform its oversight function effectively in light of the Company’s business and structure.

Shareholders may recommend individuals to the Nominating and Corporate Governance Committee for consideration as potential Director candidates by submitting the names of the recommended individuals, together with appropriate biographical information and background materials, to the Nominating and Corporate Governance Committee, c/o Secretary, The Container Store Group, Inc., 500 Freeport Parkway, Coppell, Texas 75019. In the event there is a vacancy, and assuming that appropriate biographical and background material has been provided on a timely basis, the Nominating and Corporate Governance Committee will evaluate shareholder-recommended candidates by following substantially the same process, and applying substantially the same criteria, as it follows for candidates submitted by others.

Communications from Interested Parties

Anyone who would like to communicate with, or otherwise make his or her concerns known directly to the chairperson of any of the Audit, Nominating and Corporate Governance, and Culture and Compensation Committees, or to the non-management or independent directors as a group, may do so by addressing such communications or concerns to the Secretary of the Company, 500 Freeport Parkway, Coppell, Texas 75019, who will forward such communications to the appropriate party. Such communications may be done confidentially or anonymously.

Board Leadership Structure and Role in Risk Oversight

Our Corporate Governance Guidelines provide that the roles of Chairperson of the Board and Chief Executive Officer may be separated or combined, and our Board of Directors exercises its discretion in combining or separating these positions as it deems appropriate in light of prevailing circumstances. Currently, Robert E. Jordan serves as our Chairperson of the Board and Satish Malhotra serves as our Chief Executive Officer. As noted above, Mr. Jordan will not stand for re-election at the Annual Meeting. Lisa Klinger will succeed Mr. Jordan as our Chairperson of the Board, effective at the conclusion of the Annual Meeting.

The Board has carefully considered its leadership structure and determined that separating positions of Chief Executive Officer and Chairperson of the Board serves the best interests of the Company and its shareholders. Specifically, the separation of the Chief Executive Officer and Chairperson positions provides Mr. Malhotra with the ability to focus on the Company’s strategy, business, and operating and financial performance. The Board believes that Ms. Klinger is best situated to succeed Mr. Jordan as Chairperson following the conclusion of the Annual Meeting due to her leadership experience in the retail industry and her significant experience serving on boards of directors. We believe that we, like many U.S. companies, are well-served by a flexible leadership structure. Our Board of Directors will continue to consider whether the positions of Chairperson of the Board and Chief Executive Officer should be separated or combined at any given time as part of our succession planning process.

Our Corporate Governance Guidelines provide that whenever our Chairperson of the Board is also our Chief Executive Officer or is a director that does not otherwise qualify as an independent director, the independent directors will elect a lead director whose responsibilities include presiding over all meetings of the Board at which the Chairperson is not present, including any executive sessions of the independent directors or the non-management directors; assisting in scheduling Board meetings and approving meeting schedules; communicating and collaborating with the Chief Executive Officer on various matters; and acting as the liaison between the independent or non-management directors and the Chairperson of the Board, as appropriate. The full list of responsibilities of our lead director may be found in Annex A to our Corporate Governance Guidelines. Because the Board has determined to separate the Chairperson and Chief Executive Officers positions, currently the Company does not have a lead director.

Our Board of Directors is responsible for overseeing our risk management process directly and through its committees. Our management is responsible for implementing and supervising risk management processes on a day-to-day basis. Additionally, management discusses strategic and operational risks at regular management meetings and conducts specific strategic planning and review sessions during the year that include a focused discussion and analysis of the risks facing us. Throughout the year, senior management reviews these risks with the Board at regular Board meetings as part of management presentations that focus on particular business functions, operations or strategies, and presents the steps taken by management to mitigate or eliminate such risks. Our Board of Directors focuses on our general risk management strategy, the most significant risks facing us, including cybersecurity, and oversees the implementation of risk mitigation strategies by management. Our Board of Directors is also apprised of particular risk management matters in connection with its general oversight and approval of corporate matters and significant transactions. Our Board does not have a standing risk management committee, but rather administers this oversight function directly through the Board as a whole, as well as through various standing committees of the Board that address risks inherent in their respective areas of oversight. Our Audit Committee oversees financial and cybersecurity risk and our Nominating and Corporate Governance Committee oversees risk relating to our environmental, social and governance strategy. The Board does not believe that its role in the oversight of our risks affects the Board’s leadership structure.

Code of Ethics

We have adopted a Code of Business Conduct and Ethics that applies to all of our directors, officers and employees. A copy of the code is available on our website located at www.containerstore.com in the “Corporate Governance” section of the “Investor Relations” page. We expect that any amendments to the code, or any waivers of its requirements, that are required to be disclosed by SEC or NYSE rules will be disclosed on our website.

Anti-Hedging Policy

Our Board of Directors has adopted an Insider Trading Compliance Policy, which applies to all of our directors, officers and employees. The policy prohibits our directors, officers and employees and any entities they control from engaging in all hedging or monetization transactions, such as zero-cost collars and forward sale contracts, involving our equity securities.

Attendance by Members of the Board of Directors at Meetings

There were six meetings of the Board of Directors during the fiscal year ended April 1, 2023. During the fiscal year ended April 1, 2023, each Director attended at least 75% of the aggregate of (i) all meetings of the Board of Directors and (ii) all meetings of the committees on which the Director served during the period in which he or she served as a Director, except for Mr. Sokoloff.

Our Corporate Governance Guidelines provide that all directors are expected to make best efforts to attend the Annual Meeting. Nine out of nine directors who were members of our Board at the time of the 2022 Annual Meeting of Shareholders attended the meeting.

Executive Sessions

The non-management members of the Board meet in regularly scheduled executive sessions. Robert E. Jordan, as our current Chairperson, presides over the regularly scheduled executive sessions at which he is present and we expect to keep the same process in place when Lisa Klinger assumes the role of Chairperson.

Environmental, Social and Governance Approach

Governance of Corporate Responsibility

The Board’s role includes overseeing the Company’s corporate strategy and enterprise risk management, including sustainability efforts. Our Board and its committees play a critical role in the oversight of our corporate culture and hold management accountable for its maintenance of high ethical standards, governance practices and compliance programs to protect our business, employees, and reputation. The Nominating and Corporate Governance Committee of the Board of Directors oversees our ESG efforts (with the Compensation and Culture Committee having primary responsibility for matters relating to human capital management and management development). Our Chief Legal Officer, leads the ESG function. The Senior Director of ESG manages corporate sustainability activities and strategy, and reports to the Chief Legal Officer.

Environmental Stewardship

At The Container Store, we recognize the importance of our impact on people, the planet and the communities where we operate. It is imperative to the success of our business that we continue to learn, improve, and advance our vision in those key areas by implementing a strong and thoughtful ESG strategy.

The Container Store is committed to acting as responsible stewards of environmental and social topics spanning our product lifecycle, supply chain practices, employees, and communities. Our contribution to a sustainable society is to reduce environmental impact and improve our sustainable business practices to meet stakeholder demand and address growing environmental concerns and risks. In fiscal 2021 we conducted our first assessment to identify and prioritize the ESG topics most important to our business and our stakeholders. In fiscal 2022, we examined our Materiality Topic Index and identified high level goals and commitments in line with our business vision and stakeholder expectations. We have onboarded tools to help us measure baseline KPIs, inclusive of Scope 1 and Scope 2 Green House Gas emissions and energy intensity data according to the Green House Gas Protocol. We continue to offset power usage in our stores, distribution centers, and support center with 100% renewable energy.

Our Elfa-manufactured products, which contributed approximately 31% of our fiscal year 2022 retail sales, are largely made from recycled materials and Elfa has a robust sustainability program in place.

Employee and Stakeholder Engagement

We continue our progress towards a fair, healthy, and safe workplace, while creating work environment policies that promote diversity, equality, and inclusion. We believe that when we create a workplace where our colleagues are engaged, committed and empowered for the long-term, we are better positioned to create value for our company, as well as for our shareholders. We are proud of our focus on promoting human rights across our operations – from our supply chain to our products – and are committed to build our business on a foundation of ethics.

Our customers consider us their happy place; and we recognize the importance of taking care of the employees who are responsible for creating this environment in our stores. That’s why we are committed to providing a robust and ongoing training and development program. Through training, we equip our team to meet the needs of our customers, whether they work in our Stores, Distribution Centers or the Support Center. Training also helps our employees become knowledgeable and trusted experts armed with intuition and trained for success.

Our commitment to equity and inclusion extends beyond our employees. We know supporting the local communities where we have stores and distribution centers makes the communities stronger. Therefore, we are proud to offer opportunities within our supply chain to small and diverse-owned businesses and through our philanthropy efforts focus on causes that are important to our employees and customers and align with our commitment to making a lasting social and economic impact in those communities.

You can read more learn more about our diversity, equity, and inclusion efforts at www.containerstore.com/inclusion. The information contained on our website is not incorporated by reference into this proxy statement.

COMMITTEES OF THE BOARD

Our Board has established three standing committees—Audit, Culture and Compensation and Nominating and Corporate Governance—each of which operates under a written charter that has been approved by our Board.

The current members of each of the Board committees are set forth in the following chart.

Nominating and Corporate
Name	Audit	Culture and Compensation	Governance
Robert E. Jordan*			X**
Satish Malhotra
J. Kristofer Galashan*			Chair
Anthony Laday*	Chair		X
Nicole Otto*		X
Jonathan D. Sokoloff*
Caryl Stern*	X	Chair
Wendi Sturgis*	X		X
Lisa Klinger*	X	X

*	Independent director
**	As noted above, Mr. Jordan will not stand for re-election at the Annual Meeting.

AUDIT COMMITTEE

Our Audit Committee’s responsibilities include, but are not limited to:

●	appointing, compensating, retaining, evaluating, terminating and overseeing our independent registered public accounting firm;
●	discussing with our independent registered public accounting firm their independence from management;
●	reviewing with our independent registered public accounting firm the scope and results of their audit;
●	approving all audit and permissible non-audit services to be performed by our independent registered public accounting firm;
●	overseeing the financial reporting process and discussing with management and our independent registered public accounting firm the interim and annual financial statements that we file with the SEC;
●	discussing the Company’s policies with respect to risk management, including regarding financial and cybersecurity risks;
●	reviewing and monitoring our accounting principles, accounting policies, financial and accounting controls and compliance with legal and regulatory requirements; and
●	establishing procedures for the confidential anonymous submission of concerns regarding questionable accounting, internal controls or auditing matters.

The current members of the Audit Committee are Lisa Klinger, Anthony Laday, Caryl Stern and Wendi Sturgis, with Mr. Laday serving as Chair. Our Board of Directors has affirmatively determined that each of Mr. Laday, Ms. Stern, Ms. Sturgis and Ms. Klinger meets the definition of “independent director” for purposes of serving on an audit committee under Rule 10A-3 and the NYSE rules. In addition, our Board of Directors has determined that Mr. Laday and Ms. Klinger each qualifies as an “audit committee financial expert,” as such term is defined in Item 407(d)(5) of Regulation S-K.

The Audit Committee met eight times during the fiscal year ended April 1, 2023.

CULTURE AND COMPENSATION COMMITTEE

The Culture and Compensation Committee is responsible for, among other matters:

●	reviewing and making recommendations to the Board regarding the compensation of our directors;
●	reviewing and approving corporate goals and objectives with respect to the compensation of our Chief Executive Officer, evaluating our Chief Executive Officer’s performance in light of these goals and objectives and, based upon these evaluations, setting the Chief Executive Officer’s compensation (either alone or, if directed by the Board, in conjunction with a majority of the independent directors of the Board);
●	overseeing an evaluation of the performance of our other executive officers and, after considering such evaluation, reviewing and setting or marking recommendations to the Board regarding the compensation of our other executive officers;
●	administering our incentive and equity-based plans and arrangements and making grants thereunder;
●	appointing and overseeing any compensation consultants;
●	preserving and enhancing our strong culture; and
●	overseeing the company’s strategies, policies and practices with respect to human capital management and management development.

The Culture and Compensation Committee consults with the Chief Executive Officer with respect to the compensation of executive officers other than the Chief Executive Officer.

Pursuant to the Culture and Compensation Committee’s charter, the Culture and Compensation Committee has the authority to retain or obtain the advice of compensation consultants, legal counsel and other advisors to assist in carrying out its responsibilities. In fiscal 2022, the Culture and Compensation Committee engaged Aon, a management consulting firm that provides compensation consulting services, to assist in making decisions regarding the amount and form of compensation to provide our executive officers. Aon reports directly to the Culture and Compensation Committee. The Culture and Compensation Committee has considered the adviser independence factors required under SEC and NYSE rules as they relate to Aon and has determined that Aon’s work does not raise a conflict of interest.

Under its charter, the Culture and Compensation Committee is permitted to delegate its authority to a subcommittee of the committee. The members of our Culture and Compensation Committee are Caryl Stern, Lisa Klinger and Nicole Otto, with Ms. Stern serving as Chair. Ms. Klinger, Ms. Stern and Ms. Otto, each qualifies as independent under the NYSE’s heightened independence standards for members of a compensation committee.

The Culture and Compensation Committee met four times during the fiscal year ended April 1, 2023.

NOMINATING AND CORPORATE GOVERNANCE COMMITTEE

The Nominating and Corporate Governance Committee is responsible for, among other matters:

●	identifying individuals qualified to become members of our Board of Directors, consistent with criteria approved by our Board of Directors;

●	developing and recommending to our Board of Directors a set of corporate governance guidelines and principles; and
●	overseeing the Company’s s strategy, initiatives and policies concerning corporate social responsibility, including environmental, social, and governance matters.

Our Nominating and Corporate Governance Committee consists of J. Kristofer Galashan, Anthony Laday, Wendi Sturgis, and Robert E. Jordan, with Mr.  Galashan serving as Chair. Mr. Galashan, Mr. Laday, Ms. Sturgis and Mr. Jordan are each independent under NYSE rules.

The Nominating and Corporate Governance Committee met four times during the fiscal year ended April 1, 2023.

Executive and Director Compensation

DIRECTOR COMPENSATION

Unless specifically set forth in this section captioned “Director Compensation,” the tabular and other disclosure herein regarding director compensation.

Fiscal 2022 Director Compensation Table

	Fees Earned or
	Paid in Cash	Stock Awards	Total
Name	($)[1]	($)[2,3]	($)
Jonathan D. Sokoloff	$80,000	$130,000	$ 210,000
J. Kristofer Galashan	$95,000	$130,000	$225,000
Lisa Klinger	$85,000	$130,000	$215,000
Robert E. Jordan	$165,000	$130,000	$295,000
Caryl Stern	$105,000	$130,000	$235,000
Wendi Sturgis	$90,000	$130,000	$220,000
Nicole Otto	$85,000	$130,000	$215,000
Anthony Laday	$110,000	$130,000	$240,000

1	Consists of amounts described below under “Narrative Disclosure to Director Compensation Table”.
2	Represents the aggregate grant date fair value for restricted stock awards granted in fiscal 2022, determined in accordance with FASB ASC Topic 718. See Note 8. Stock-based compensation of the Consolidated Financial Statements in our Annual Report on Form 10-K for the fiscal year ended April 1, 2023 for the assumptions used in valuing such restricted stock awards.
3	The following table sets forth the aggregate numbers of shares of restricted stock and stock options held by each of our non-employee directors on April 1, 2023.

	Aggregate Number
	of Shares of Restricted	Aggregate Number
	Stock	of Stock Options
Name	As of 04/01/23(#)	As of 04/01/23(#)
Jonathan D. Sokoloff	27,635	109,150
J. Kristofer Galashan	27,635	109,149
Lisa Klinger	19,174	0
Robert E. Jordan	27,635	122,752
Caryl Stern	27,635	94,691
Wendi Sturgis	27,635	0
Nicole Otto	19,174	0
Anthony Laday	19,174	0

Narrative Disclosure to Director Compensation Table

Non-Employee Director Compensation Policy

In connection with our IPO, our Board of Directors adopted a compensation policy that is applicable to all of our non-employee directors, as has been subsequently amended. Pursuant to the policy, each non-employee director receives an annual cash retainer of $80,000, payable quarterly. The chairperson of the Audit Committee of the Board of Directors receives an additional annual cash retainer of $25,000 per year, the chairperson of the Culture and Compensation Committee of the Board of Directors receives an additional annual cash retainer of $20,000 per year, and the chairperson of the Nominating and Corporate Governance Committee of the Board of Directors receives an additional annual cash retainer of $15,000 per year. In addition, each director serving as a member of any Committee, except for the director serving as Chairperson of such Committee, receives an additional annual retainer of $5,000 per year. The Chairperson of the Board of Directors receives an additional annual cash retainer of $75,000. The Lead Director of the Board of Directors receives an additional annual cash retainer of $25,000 per year. In the case of the directors affiliated with LGP, such retainers are paid directly to LGP and not to the director individually. There are no fees paid for board or committee meeting attendance. All directors receive reimbursement for reasonable out-of-pocket expenses incurred in connection with meetings of our Board of Directors.

Pursuant to our non-employee director compensation policy each non-employee director receives an annual grant of an equity award of stock options, restricted shares or restricted stock units, as determined by our Board of Directors (pursuant to the policy in effect prior to 2018, such equity award was solely in the form of stock options), under the Amended and Restated 2013 Incentive Award Plan (described below) or any other applicable Company equity plan then in effect. For grants made in the fiscal year ended April 1, 2023, awards had a grant date fair value of approximately $130,000. Each non-employee director initially elected or appointed to our Board of Directors on a date other than the date of an annual meeting of shareholders will be granted a prorated portion of the annual award for the applicable year. If an equity award is in the form of stock options, the per-share exercise price of each stock option granted to a non-employee director will equal the fair market value of a share of our Common Stock on the date of grant. Each such equity award granted under the non-employee director compensation policy generally vests ratably in equal annual installments over one year, subject to the non-employee director’s continued service through the vesting date, subject to acceleration immediately prior to the occurrence of a change in control. Effective May 31, 2023, our Board of Directors determined that the number of shares underlying any equity awards granted under the non-employee director compensation policy would be calculated by dividing the applicable equity grant dollar value by $5.33 (the average end-of-day trading price from May 16, 2022 through May 15, 2023). The Board of Directors may revisit the appropriate average end-of-day trading price with respect to future grants.

On February 25, 2015, we adopted a non-employee director stock ownership policy, and we amended and restated the policy on April 8, 2021. Under the policy, each non-employee director is required over time to hold a number of shares of Common Stock with a value, measured based on the fair market value of a share of our Common Stock on the date of measurement, equal to three times the annual cash compensation received for his or her first full year of service on our Board of Directors. For these purposes, shares include only vested shares of stock or stock options, and with respect to stock options, a number of shares with a value equal to the exercise price of the stock option is subtracted from the shares subject to the option. Compliance with the guidelines is required within five years of a director joining our Board of Directors or, if later, by April 8, 2026, the fifth anniversary of the date of adoption of the policy. Following the first date on which a non-employee director holds the minimum number of shares that meets the relevant equity threshold, such non-employee director will be deemed to continue to comply with the policy so long as such non-employee director continues to hold at least as many such shares, notwithstanding any decrease in the fair market value per share of our Common Stock or any increase in cash compensation following such date. As of April 1, 2023, all of our directors other than Msses. Otto and Klinger and Mr. Laday, each of whom joined our Board of Directors within the prior three fiscal years, were in compliance with our non-employee director stock ownership policy.

EXECUTIVE COMPENSATION

The discussion below provides compensation information for our “named executive officers,” consisting of our principal executive officer and our two other most highly compensated executive officers. Our named executive officers for fiscal 2022 were:

●	Satish Malhotra, who has served as our President and Chief Executive Officer since February 1, 2021.
●	Dhritiman Saha, who has served as our Chief Operating Officer since November 14, 2022 (and previously served as our Chief Information Officer).
●	Jeffrey Miller, who has served as our Chief Financial Officer since August 31, 2020.

Unless specifically set forth in this section captioned “Executive Compensation”, the tabular and other disclosure herein regarding executive compensation (including, without limitation, the number of shares and exercise price for stock options related to periods prior to our IPO) give effect to the approximate 5.9:1 stock split that occurred in connection with our IPO.

Summary Compensation Table

The following table shows the compensation earned by our named executive officers during fiscal 2022 and fiscal 2021.

					Non-equity incentive plan	All other
Name and
principal		Salary	Bonus	Stock awards	compensation	compensation	Total
position	Fiscal year	($)[1]	($)[2]	($)[3]	($)[4]	($)[5]	($)
Satish Malhotra	2022	911,538	—	1,356,249	296,250	5,692	2,569,730
President and Chief Executive Officer	2021	875,000	—	999,988	1,750,000	4,132	3,629,119

Dhritiman Saha Chief Operating Officer	2022	460,769	—	339,996	57,596	6,558	864,919
	2021	384,135	150,000	297,490	382,967	9,154	1,223,745

Jeffrey Miller	2022	432,885	—	320,000	54,111	12,685	819,679
Chief Financial Officer	2021	389,423	—	262,496	400,000	7,000	1,058,919

1	Amounts reflect the base salaries paid to each named executive officer for fiscal 2022 and fiscal 2021.
2	The amount in the column for Mr. Saha for fiscal 2021 reflects a signing bonus paid to him in connection with his commencement of employment with The Container Store, Inc.
3	For fiscal 2022, the amount in the column reflects the aggregate grant date fair value of (i) time-based restricted stock awards granted in fiscal 2022, which equaled $474,692 for Mr. Malhotra, $119,002 for Mr. Saha, and $112,001 for Mr. Miller, and (ii) performance-based restricted stock awards, which, based upon 100% achievement of performance targets that represented the probable outcome of the performance targets, equaled $881,556 for Mr. Malhotra, $220,994 for Mr. Saha, and $207,998 for Mr. Miller. At maximum achievement of the performance targets, the values of the performance-based restricted stock awards would have been $1,542,724 for Mr. Malhotra, $386,739 for Mr. Saha, and $363,991 for Mr. Miller. See Note 8. Stock-based compensation of the Consolidated Financial Statements in our Annual Report on Form 10-K for Fiscal 2022 for the assumptions used in valuing such restricted stock awards. See “Executive Compensation—Narrative Disclosure to Summary Compensation Table—Long Term Equity Incentives” below for a description of these awards.
4	The amounts in this column reflect the annual cash awards earned by our named executive officers under our annual bonus programs for fiscal 2022 and fiscal 2021 performance, as described further under “Executive Compensation—Narrative Disclosure to Summary Compensation Table—Annual Cash Incentives” below.
5	The amounts in this column for Mr. Malhotra, Mr. Saha, and Mr. Miller for fiscal 2022 represent 401(k) matching contributions made to each individual’s respective accounts by us.

Narrative Disclosure to Summary Compensation Table

Elements of Compensation

In fiscal 2022, we compensated our named executive officers through a combination of base salary, cash incentive opportunities, and other benefits as described below. Our named executive officers also were granted time-based and performance-based restricted shares and continued to hold stock options, time-based restricted shares, and/or performance-based restricted shares granted in previous years.

Base Salary

The base salaries for our named executive officers were determined pursuant to negotiation, as set forth in employment agreements, described below.

For fiscal 2022, Mr. Malhotra was initially eligible to receive a base salary of $875,000, which was subsequently increased to $925,000 in connection with our annual performance review process. Mr. Saha was initially eligible to receive a base salary of $425,000, which was subsequently increased to $500,000 effective November 14, 2022 in connection with his appointment as Chief Operating Officer. Mr. Miller was initially eligible to receive a base salary of $400,000, which was subsequently increased to $445,000 effective July 10, 2022, in connection with our annual performance review process.

Annual Cash Incentives

In fiscal 2022, each of our named executive officers were eligible to receive annual performance-based cash bonuses, in each case, based on percentages of base salary under the Amended and Restated 2013 Incentive Award Plan. The bonuses were determined using a performance grid based on our net sales and total sales growth, consolidated adjusted annual EBITDA and certain Company strategic initiatives.

For fiscal 2022, the minimum bonus level under the Amended and Restated 2013 Incentive Award Plan for each of our named executive officers was set at 0% of annual base salary, and the maximum level was set at 200% of annual base salary for Mr. Malhotra and 100% for Mr. Saha and Mr. Miller. The target level was established at 130% of annual base salary for Mr. Malhotra and 50% for Mr. Saha and Mr. Miller. With respect to such target levels for fiscal 2022, 50% was based upon consolidated adjusted annual EBITDA, 25% on The Container Store, Inc. net sales and total sales growth and 25% on Company strategic initiatives. The amounts of these earned bonuses are shown in the Summary Compensation Table above in the “Non equity incentive plan compensation” column.

Long Term Equity Incentives

Prior to our IPO, we maintained an equity incentive plan, the 2012 Stock Option Plan of TCS Holdings, Inc. (the “2012 Stock Option Plan”). As of our IPO, no further stock options have been or will be granted under the 2012 Stock Option Plan.

Upon our IPO, we adopted, and our shareholders approved, our 2013 Incentive Award Plan, which permits the granting of stock-based compensation awards and cash-based performance bonus awards. In 2017, our Board of Directors adopted, and our shareholders approved, our Amended and Restated 2013 Incentive Award Plan. The Amended and Restated 2013 Incentive Award Plan provides for the grant of, among other awards, stock options, stock appreciation rights, or SARs (as defined below), restricted stock awards, restricted stock unit awards, deferred stock awards, deferred stock unit awards, dividend equivalent awards, stock payment awards, performance awards and other stock-based awards.

In connection with our IPO, we granted stock options to certain of our employees, including the stock options granted to the named executive officers shown in the Fiscal 2021 Outstanding Equity Awards at Fiscal Year-End table below. All such stock options were immediately vested and exercisable as of the consummation of our IPO. We have not granted any other stock options to our named executive officers.

On June 1, 2020, we granted, under our Amended and Restated 2013 Incentive Award Plan, 14,851 time-based restricted shares to Mr. Miller, vesting in equal annual installments on June 1, 2021, June 1, 2022 and June 1, 2023, subject only to continued employment. In addition, we granted 45,048 performance-based restricted shares to Mr. Miller. Such numbers of performance-based restricted shares represent the maximum number of shares, of which 42.86% could have performance-vested based on the Company’s performance with respect to certain consolidated adjusted annual EBITDA goals, 28.57% could have performance-vested based on total annual sales and 28.57% could have performance-vested based on achievement of goals that relate to the Company’s response to the COVID-19 pandemic. Such figures represent 130% of the target amount for such award.

On December 21, 2020, we granted, under our Amended and Restated 2013 Incentive Award Plan, Mr. Malhotra 50,100 time-based restricted shares which will vest as to one-third of the restricted shares on each of the first through third anniversaries of February 1, 2021, subject to Mr. Malhotra’s continued employment through each applicable vesting date.

On June 1, 2021, we granted, under our Amended and Restated 2013 Incentive Award Plan, 26,475 time-based restricted shares to Mr. Malhotra, 7,876 time-based restricted shares to Mr. Saha, and 6,950 time-based restricted shares to Mr. Miller, vesting in equal annual installments on June 1, 2022, June 1, 2023 and June 1, 2024, subject only to continued employment. In addition, we granted 63,918 performance-based restricted shares to Mr. Malhotra, 19,015 performance-based restricted shares to Mr. Saha and 16,779 performance-based restricted shares to Mr. Miller. Such number of performance-based restricted shares represent the maximum number of shares, of which 61.54% could have performance-vested based on the Company’s performance with respect to certain consolidated adjusted annual EBITDA goals and 38.46% could have performance-vested based on total consolidated annual sales, and which will be eligible to vest in equal installments over three years on each of the first three anniversaries of June 1, 2021. Such figures represent 130% of the target amounts for such awards.

On June 1, 2022, we granted, under our Amended and Restated 2013 Incentive Award Plan, 62,790 time-based restricted shares to Mr. Malhotra, 15,741 time-based restricted shares to Mr. Saha, and 14,815 time-based restricted shares to Mr. Miller, vesting in equal annual installments on June 1, 2023, June 1, 2024 and June 1, 2025, subject only to continued employment. In addition, we granted 204,064 performance-based restricted shares to Mr. Malhotra, 51,156 performance-based restricted shares to Mr. Saha and 48,147 performance-based restricted shares to Mr. Miller. Such number of performance-based restricted shares represent the maximum number of shares, of which 61.54% could have performance-vested based on the Company’s performance with respect to certain consolidated adjusted annual EBITDA goals and 38.46% could have performance-vested based on total consolidated annual sales, and which will be eligible to vest in equal installments over three years on each of the first three anniversaries of June 1, 2022. Such figures represent 175% of the target amounts for such awards.

All equity awards held by the named executive officers as of April 1, 2023 are shown in the Fiscal 2022 Outstanding Equity Awards at Fiscal Year-End Table below.

Nonqualified Deferred Compensation Plan

In fiscal 2022, the named executive officers participated in a nonqualified deferred compensation plan pursuant to which participants may defer up to 50% of their base salaries and up to 100% of their bonuses until termination of employment. All employee contributions and earnings on such amounts are fully vested at all times. We may also make discretionary contributions to participants’ accounts, which vest in equal installments over three years, subject to acceleration upon a change of control. We have not made any such discretionary contributions in recent years. Participants may elect to invest the amounts in the plan in various established funds.

Perquisites and Other Benefits

We maintain, and the named executive officers participate in, a 401(k) retirement savings plan. Each participant may contribute to the 401(k) plan, through payroll deductions, up to 80% of his or her salary limited to the maximum allowed by the Internal Revenue Service regulations. All amounts contributed by employee participants and earnings on these contributions are fully vested at all times and are not taxable to participants until withdrawn. Employee participants may elect to invest their contributions in various established funds. We may also make contributions to the accounts of plan participants.

Our compensation program does not include any other material benefits or perquisites for our named executive officers. Except as set forth above, our named executive officers generally participate in the same programs as our other employees.

Employment Agreements

Satish Malhotra

In connection with Mr. Malhotra’s appointment as the Company’s President and Chief Executive Officer, the Company entered into an employment agreement with Mr. Malhotra. Mr. Malhotra’s employment agreement provides that Mr. Malhotra will serve as President and Chief Executive Officer for a term commencing on February 1, 2021 and ending on February 1, 2025, unless earlier terminated as provided in the agreement. The employment agreement provides for an annual base salary of $875,000, subject to review annually for possible increase. Mr. Malhotra is entitled to an annual cash performance-based bonus with a target of 130% of annual base salary and a maximum of 200% of annual base salary.

The Company also agreed to pay Mr. Malhotra a lump sum cash signing bonus of $1,000,000 and provide him relocation benefits for expenses incurred to relocate Mr. Malhotra’s primary residence to the Dallas-Fort Worth Metropolitan Area. In addition, Mr. Malhotra’s employment agreement provides for an initial grant of restricted shares under the Company’s Amended and Restated 2013 Incentive Award Plan with an aggregate value of $500,000. The actual number of shares granted was determined by dividing $500,000 by the average closing price of a share of common stock of the Company over the 30 trading days preceding December 21, 2020, which was 50,100 shares. The restricted shares will vest as to one-third of the restricted shares on each of the first through third anniversaries of February 1, 2021, subject to Mr. Malhotra’s continued employment through each applicable vesting date.

The agreement provides certain severance benefits upon termination by us without “Cause” or by Mr. Malhotra for “Good Reason”. Cause is generally defined as (a) a material breach by Mr. Malhotra of any material provision of his agreement that is not corrected by him within 30 days after receipt of written notice from us specifying such breach, to the extent such breach is capable of cure, (b) his conviction of, or entry by him of a guilty or nolo contendere plea to, the commission of a felony or a crime involving moral turpitude, other than vicarious liability or traffic violations, (c) his intentional breach of company policies constituting theft or embezzlement from us or any of our customers or suppliers, (d) his gross neglect or intentional misconduct in connection with the performance of any material portion of his duties (which, in the case of his gross neglect, is not corrected by him within 30 days after receipt of written notice from us specifying such neglect, to the extent that such neglect is capable of cure), or (e) a determination by the Board, after a reasonable investigation or inquiry, that he has engaged in conduct that constitutes sexual harassment or assault within the meaning of applicable law or Company policy, with respect to any individual, including any current or former employee, customer, director service provider agent, client or contractor of the Company. Good Reason is generally defined as (i) an adverse change in Mr. Malhotra’s title or reporting line or material duties, authorities or responsibilities, (ii) the assignment to Mr. Malhotra of duties materially inconsistent with his position, (iii) a material breach by us of any material provision of his employment agreement, (iv) a reduction of his annual base salary or benefits (other than any such reduction by no more than 10% of his annual base salary which is part of, and generally consistent with, a general reduction affecting other of our similarly situated executives) or annual bonus opportunity, (v) a failure by us to pay any portion of his annual base salary or bonus or to otherwise provide benefits provided for in his agreement, or (vi) our requiring him to be headquartered at any office or location more than 50 miles from Coppell, Texas, except for required travel on the Company’s business to an extent substantially consistent with Mr. Malhotra’s present business travel obligations, in each case subject to applicable notice and cure provisions.

Upon a termination of employment by us without Cause or by Mr. Malhotra for Good Reason (each, a “Qualifying Termination”), he would be eligible to receive cash severance equal to two times the sum of (a) his annual base salary and (b) (i) if the date of the Qualifying Termination is during the first six months of a fiscal year, his annual bonus received in respect of the prior fiscal year or (ii) if the date of the Qualifying Termination is in the last six months of a fiscal year, the amount of the annual bonus that is accrued through the date of the Qualifying Termination for purposes of the Company’s financial statements in accordance with generally accepted accounting principles. Upon a Qualifying Termination, Mr. Malhotra is also entitled to (a) pro-rata vesting of any of his then-unvested equity awards that are, at the time of termination (i) subject solely to time-based vesting and (ii) scheduled to vest on the next scheduled time-vesting date, with such pro-ration being calculated based on the number of days worked since grant or the most recent time-vesting date, as applicable, and (b) continuation of medical and welfare benefits for Mr. Malhotra and his eligible dependents for two years following the termination date. In addition, any of Mr. Malhotra’s equity awards that are unvested at the time of termination and subject to performance-based vesting would remain outstanding and eligible to vest and become exercisable based on the actual level of achievement of the applicable performance targets, but only with respect to the number of shares eligible to vest on the first time-vesting date that follows Mr. Malhotra’s termination, and pro-rated based on the number of days worked during the period from grant or the prior time-vesting date. Pursuant to the agreement, any severance payment payable to Mr. Malhotra remains subject to his execution of a release of claims in favor of us.

Also under the agreement, Mr. Malhotra agreed that, during his employment with us and during the two-year period following the termination date, he would not directly or indirectly work for or engage or invest in any of our competitors or solicit, directly or through any third party, any of our employees or consultants.

Dhritiman Saha

The Company entered into an employment agreement with Mr. Saha, effective as of April 22, 2021, which was subsequently amended effective November 14, 2022 in connection with his appointment as Chief Operating Officer. Mr. Saha’s employment agreement provides that Mr. Saha will serve as Chief Operating Officer for a three-year term ending on April 22, 2024, unless earlier terminated as provided in the agreement. The employment agreement provides for an annual base salary of $500,000, subject to review annually for possible increase. Mr. Saha is entitled to an annual cash performance-based bonus with a target of 50% of annual base salary and a maximum of 100% of annual base salary; provided that the annual bonus for fiscal 2021 was prorated to reflect Mr. Saha’s start date.

The Company also agreed to pay Mr. Saha a lump sum cash signing bonus of $150,000. In addition, the Employment Agreement provides for an initial grant of restricted shares under the Company’s Amended and Restated 2013 Incentive Award Plan with an aggregate value of $297,500, the terms of which are further described above under “Elements of Compensation – Long Term Equity Incentives”.

The agreement provides certain severance benefits upon termination by us without “Cause” or by Mr. Saha for “Good Reason”. Cause is generally defined as (a) a material breach by Mr. Saha of any material provision of his agreement that is not corrected by him within 30 days after receipt of written notice from us specifying such breach, to the extent such breach is capable of cure, (b) his conviction of, or entry by him of a guilty or nolo contendere plea to, the commission of a felony or a crime involving moral turpitude, other than vicarious liability or traffic violations, (c) his intentional breach of company policies constituting theft or embezzlement from us or any of our customers or suppliers, or (d) his gross neglect or intentional misconduct in connection with the performance of any material portion of his duties (which, in the case of his gross neglect, is not corrected by him within 30 days after receipt of written notice from us specifying such neglect, to the extent that such neglect is capable of cure). Good Reason is generally defined as described above for Mr. Malhotra.

Upon a termination of employment by us without Cause or by Mr. Saha for Good Reason (each, a “Qualifying Termination”), he would be eligible to receive (a) one and one-half times annual base salary paid in installments over an 18-month period, (b) pro-rata vesting of any then-unvested equity awards that are, at the time of termination (i) subject solely to time-based vesting and (ii) scheduled to vest on the next scheduled time-vesting date, with such pro-ration being calculated based on the number of days worked since grant or the most recent time-vesting date, as applicable (the fraction, the numerator of which is the number of days worked since grant or the most recent time-vesting date, and the denominator of which is the total number of days from the grant date or last time-vesting date through and including the next scheduled time-vesting date, the “Pro-Ration Fraction”) and (c) continuation of medical and welfare benefits for Mr. Saha and Mr. Saha’s eligible dependents for eighteen months following the termination date, paid for by us, and a payment from us to make Mr. Saha whole on an after-tax basis for our payment of these costs. In addition, any of Mr. Saha’s equity awards that are unvested at the time of termination and subject to performance-based vesting would remain outstanding and eligible to vest and become exercisable based on the actual level of achievement of the applicable performance targets, with respect to the number of shares subject to the performance award, multiplied by the Pro-Ration Fraction.

If the Qualifying Termination occurs within one year following a change in control of the Company, in lieu of the cash severance and medical benefits and related payments described in the preceding paragraph, (a) Mr. Saha would be eligible to receive two times his annual base salary, and (b) he and his eligible dependents would be entitled to continuation of medical and welfare benefits for two years following the termination date, paid for by the Company, and to a payment to make him whole on an after-tax basis for our payment of these costs. If such Qualifying Termination occurs within one year following a change in control, then, in lieu of the equity award treatment described in the preceding paragraph, (a) Mr. Saha ’s unvested equity awards that are, at the time of termination, subject solely to time-based vesting would become fully vested and exercisable, and (b) his equity awards that are unvested at the time of termination and subject to performance-based vesting conditions will vest in the amount that would have vested had the applicable performance period been completed and maximum performance levels achieved.

Pursuant to the agreement, any severance payment payable to Mr. Saha remains subject to his execution of a release of claims in favor of us.

In addition, upon Mr. Saha’s death or termination due to disability, he or his estate would be entitled to receive a prorated amount of the bonus he would have earned for the year of termination had he remained employed throughout the year, based on actual performance. His unvested equity awards will vest in the same proportion as described in the case of a Qualifying Termination occurring other than during the one-year period after a change in control.

Also under the agreement, Mr. Saha agreed that, during his employment with us and during the two-year period following the termination date, he would not directly or indirectly work for or engage or invest in any of our competitors or solicit, directly or through any third party, any of our employees or consultants.

Jeffrey Miller

In connection with Mr. Miller’s appointment as Chief Financial Officer, Mr. Miller entered into an employment agreement with the Company, which has been subsequently amended and restated to be effective as of August 31, 2023. The amended and restated agreement provides that Mr. Miller will serve as Chief Financial Officer for a term commencing on August 31, 2023 and ending on August 31, 2026, unless earlier terminated as provided in the agreement. The employment agreement provides for an annual base salary of $475,000 (which represents an increase from Mr. Miller’s current base salary of $445,000), subject to review annually for possible increase. The agreement also provides for an annual cash performance-based bonus with a target of 50% of annual base salary and a maximum of 100% of annual base salary.

The Agreement provides certain severance benefits upon termination by the Company without “Cause” or by Mr. Miller for “Good Reason.” Cause and Good Reason are generally defined as described above for Mr. Malhotra.

Except as described below, upon a Qualifying Termination, he would be eligible to receive (a) one and one-half times annual base salary paid in installments over an 18-month period, (b) pro-rata vesting of any then-unvested equity awards that are, at the time of termination (i) subject solely to time-based vesting and (ii) scheduled to vest on the next scheduled time-vesting date, with such pro-ration being calculated based on the number of days worked since grant or the most recent time-vesting date, as applicable (the fraction, the numerator of which is the number of days worked since grant or the most recent time-vesting date, and the denominator of which is the total number of days from the grant date or last time-vesting date through and including the next scheduled time-vesting date, the “Pro-Ration Fraction”) and (c) continuation of medical and welfare benefits for Mr. Miller and Mr. Miller’s eligible dependents for eighteen months following the termination date, paid for by us, and a payment from us to make Mr. Miller whole on an after-tax basis for our payment of these costs. In addition, any of Mr. Miller’s equity awards that are unvested at the time of termination and subject to performance-based vesting would remain outstanding and eligible to vest and become exercisable based on the actual level of achievement of the applicable performance targets, with respect to the number of shares subject to the performance award, multiplied by the Pro-Ration Fraction.

If the Qualifying Termination occurs within one year following a change in control of the Company , in lieu of the cash severance and medical benefits and related payments described in the preceding paragraph, (a) Mr. Miller would be eligible to receive two times his annual base salary, and (b) he and his eligible dependents would be entitled to continuation of medical and welfare benefits for two years following the termination date, paid for by the Company, and to a payment to make him whole on an after-tax basis for our payment of these costs. If such Qualifying Termination occurs within one year following a change in control, then, in lieu of the equity award treatment described in the preceding paragraph, (a) Mr. Miller’s unvested equity awards that are, at the time of termination, subject solely to time-based vesting would become fully vested and exercisable, and (b) his equity awards that are unvested at the time of termination and subject to performance-based vesting conditions will vest in the amount that would have vested had the applicable performance period been completed and maximum performance levels achieved.

All of the payments and benefits described above to which Mr. Miller would be entitled in connection with a Qualifying Termination are subject to his execution of a release of claims in favor of the Company.

Upon Mr. Miller’s death or termination due to disability, his designee or estate would be entitled to receive a prorated amount of the bonus he would have earned for the year of termination had he remained employed throughout the year, based on actual performance. His unvested equity awards will vest in the same proportion as described in the case of a Qualifying Termination occurring other than during the one-year period after a change in control.

Also under the agreement, Mr. Miller agreed that, during his employment with the Company and during the two-year period following the date of his termination from employment for any reason, he would not directly or indirectly work for or engage or invest in any of our competitors or solicit, directly or through any third party, any of our employees or consultants.

Fiscal 2022 Outstanding Equity Awards at Fiscal Year-End

The table below sets forth certain information regarding the outstanding equity awards held by our named executive officers as of April 1, 2023.

		Option Awards				Stock Awards
		Number of	Number of
		securities	securities
		underlying	underlying				Market value of
		unexercised	unexercised			Number of units	units or shares
		options	options	Option	Option	or shares of	of stock that
		(#)	(#)	exercise price	expiration	stock that have	have not vested
Name	Grant date	exercisable	unexercisable	($)	date	not vested (#)	($)
Satish Malhotra	12/21/20[1]	—	—	—	—	16,700	$57,281
	6/1/21[2]	—	—	—	—	17,650	$60,540
	6/1/21[3]	—	—	—	—	42,612	$146,159
	6/1/22[4]	—	—	—	—	62,790	215,370
Dhritiman Saha	6/1/21[2]	—	—	—	—	5,251	$18,011
	6/1/21[3]	—	—	—	—	12,677	$43,482
	6/2/22[4]	—	—	—	—	15,741	53,992
Jeffrey Miller	10/31/13[5]	36,087	—	$18.00	10/31/2023	—	—
	6/1/20[6]	—	—	—	—	4,951	$16,982
	6/1/20[7]	—	—	—	—	15,016	$51,505
	6/1/21[2]	—	—	—	—	4,634	$15,895
	6/1/21[3]	—	—	—	—	11,186	$38,368
	6/1/22[4]	—	—	—	—	14,815	50,815

1	These time-based restricted shares are scheduled to vest in equal annual installments over three years. Of such shares, one-third vested on February 1, 2022, one-third vested on February 1, 2023, and the remaining one-third, shown here, will vest on February 1, 2024, subject to Mr. Malhotra’s continued employment through each applicable vesting date.
2	These time-based restricted shares are scheduled to vest in equal annual installments over three years. Of such shares, one-third vested on June 1, 2022 and the remaining two-thirds, shown here, will vest in equal installments on June 1, 2023 and June 1, 2024, subject to continued employment and subject to acceleration upon termination of the named executive officer’s employment by us without cause or due to disability or by the named executive officer for good reason.
3	These restricted shares were granted subject to performance conditions tied to the Company’s fiscal 2021 performance, as described above under “Long Term Equity Incentives”. The numbers of shares shown here are the numbers that performance-vested as of April 2, 2022. Of such shares, one-third vested on June 1, 2022, and the remaining two-thirds, shown here, will vest in equal installments on June 1, 2023 and June 1, 2024, subject to continued employment and subject to acceleration upon termination of the named executive officer’s employment by us without cause or due to death or disability or by the named executive officer for good reason.

4	These time-based restricted shares are scheduled to vest in equal installments on June 1, 2023, June 1, 2024, and June 1, 2025, subject to continued employment and subject to acceleration upon termination of the named executive officer’s employment by us without cause or due to disability or by the named executive officer for good reason.
5	These stock options were granted on the date of our IPO and were immediately vested and exercisable as of the consummation of our IPO.
6	These time-based restricted shares are scheduled to vest in equal installments over three years. Of such shares, two-thirds vested in equal installments on June 1, 2021 and June 1, 2022, and the remaining one-third, shown here, will vest on June 1, 2023, subject to continued employment and subject to acceleration upon termination of the named executive officer’s employment by us without cause or due to disability or by the named executive officer for good reason.

7	These restricted shares were granted subject to performance conditions tied to the Company’s fiscal 2020 performance, as described above under “Long Term Equity Incentives”. The numbers of shares shown here are the numbers that performance-vested as of April 3, 2021. Of such shares, two-thirds vested in equal installments on June 1, 2021 and June 1, 2022, and the remaining one-third, shown here, will vest on June 1, 2023, subject to continued employment and subject to acceleration upon termination of the named executive officer’s employment by us without cause or due to death or disability or by the named executive officer for good reason.

Pay Versus Performance

Pay Versus Performance Table

The following table sets forth information concerning the compensation of our NEOs for each of the fiscal years ended April 1, 2023 (fiscal year 2022) and April 2, 2022 (fiscal year 2021), and our financial performance for each such fiscal year:

(a)	(b)	(c)	(d)	(e)	(f)	(h)
					Value of Initial Fixed $100 Investment Based on:
Year	Summary Compensation Table Total for PEO ($)	Compensation Actually Paid to PEO ($)(1)	Average Summary Compensation Table Total for Non-PEO NEOs ($)	Average Compensation Actually Paid to Non-PEO NEOs ($)(1)	Total Shareholder Return ($)	Net (Loss) Income ($ in 000’s)
2022	2,569,730	1,041,674	842,299	427,688	20.89	(158,856)
2021	3,629,119	3,032,462	1,141,332	835,112	49.45	81,718

(1)	Amounts represent compensation actually paid to our PEO and the average compensation actually paid to our remaining NEOs for the relevant fiscal year, as determined under SEC rules (and described below), which includes the individuals indicated in the table below for each fiscal year:

Year	PEO	Non-PEO NEOs
2022	Satish Malhotra	Dhritiman Saha and Jeffrey Miller
2021	Satish Malhotra	Dhritiman Saha and Jeffrey Miller

Compensation actually paid to our NEOs represents the “Total” compensation reported in the Summary Compensation Table for the applicable fiscal year, as adjusted as follows:

	2021		2022
Adjustments	PEO	Average Non-PEO NEOs	PEO	Average Non-PEO NEOs
Deduction for Amounts Reported under the “Stock Awards” and “Option Awards” Columns in the Summary Compensation Table for Applicable FY	(999,988)	(279,993)	(1,356,249)	(329,998)
Increase based on ASC 718 Fair Value of Awards Granted during Applicable FY that Remain Unvested as of Applicable FY End, determined as of Applicable FY End	733,991	205,517	215,370	52,404
Increase/deduction for Awards Granted during Prior FY that were Outstanding and Unvested as of Applicable FY End, determined based on change in ASC 718 Fair Value from Prior FY End to Applicable FY End	(277,220)	(176,686)	(360,952)	(125,962)
Increase/deduction for Awards Granted during Prior FY that Vested During Applicable FY, determined based on change in ASC 718 Fair Value from Prior FY End to Vesting Date	(53,440)	(55,058)	(26,225)	(11,054)
TOTAL ADJUSTMENTS	(596,657)	(306,220)	(1,528,056)	(414,611)

The fair values of the restricted stock awards included in the compensation actually paid to our PEO and the average compensation actually paid to our NEOs are calculated at the required measurement dates, consistent with the approach used to value the awards at the grant date as described in our Annual Report on Form 10-K for the year ended April 1, 2023. Any changes to the fair values from the grant date (for current year grants) and from prior year-end (for prior year grants) are based on our updated stock price at the respective measurement dates and updated performance metric projections (for performance-vesting restricted stock awards).

Narrative Disclosure to Pay Versus Performance Table

Relationship Between Financial Performance Measures

The graphs below compare the compensation actually paid to our PEO and the average of the compensation actually paid to our remaining NEOs, with (i) our cumulative TSR, and (ii) our net income, in each case, for fiscal year 2022 and fiscal year 2021.

TSR amounts reported in the graph assume an initial fixed investment of $100.

Compensation Actually Paid vs. TSR
$3,500,000
$3,000,000
$2,500,000
$2,000,000
$1,500,000
$1,000,000
$500,000
$-
Compensation Actually Paid
$60.00
$50.00
$40.00
$30.00
$20.00
$10.00
$-
Total Shareholder Return
2021
2022
PEO
Average for Non-PEO NEOs
TSR

Compensation Actually Paid vs. Net Income (Loss)
$3,500,000
$3,000,000
$2,500,000
$2,000,000
$1,500,000
$1,000,000
$500,000
$-
Compensation Actually Paid
$160,000
$120,000
$80,000
$40,000
$-
$(40,000)
$(80,000)
$(120,000)
$(160,000)
$(200,000)
Net Income (Loss)
2021
2022
PEO
Average for Non-PEO NEOs
Net Income

EQUITY COMPENSATION PLAN INFORMATION

The number of shares underlying outstanding stock options, the weighted average exercise price of such outstanding options and the number of additional shares remaining available for future issuance under our equity plans, as of April 1, 2023, are as follows:

	Number of securities	Weighted average	Number of securities
	to be issued upon	exercise price of	remaining available for
	exercise of	outstanding	future issuance under
	outstanding	options,	equity compensation plans
	options, warrants	warrants and	(excluding securities
1) Plan	and rights(a)	rights(b)	reflected in column(a)(c)
2) Equity compensation plans approved by the security holders
3) Amended and Restated 2013 Incentive Award Plan	1,713,070	15.74	5,855,186
4) Equity compensation plans not approved by security holders	—	—
5) Total	1,713,070	15.74	5,855,186

Security Ownership of Certain Beneficial Owners and Management

Common Stock

The following table sets forth information, as of July 6, 2023, unless otherwise indicated, regarding the beneficial ownership of our Common Stock by (i) shareholders who beneficially owned more than 5% of the outstanding shares of our Common Stock and (ii) each of our Directors (which the director nominee), each of our Named Executive Officers and all Directors and executive officers as a group. The number of shares beneficially owned by each shareholder is determined under rules issued by the SEC and includes voting or investment power with respect to securities. Under these rules, beneficial ownership includes any shares as to which the individual or entity has sole or shared voting power or investment power. In computing the number of shares beneficially owned by an individual or entity and the percentage ownership of that person, shares of Common Stock subject to options, warrants or other rights held by such person that are currently exercisable or will become exercisable within 60 days of July 6, 2023 are considered outstanding, although these shares are not considered outstanding for purposes of computing the percentage ownership of any other person. Unless otherwise indicated, the address of all listed shareholders is c/o The Container Store Group, Inc., 500 Freeport Parkway, Coppell, TX 75019. Each of the shareholders listed has sole voting and investment power with respect to the shares beneficially owned by the shareholder unless noted otherwise, subject to community property laws where applicable. The percentage of shares beneficially owned is computed on the basis of 51,392,893 shares of our Common Stock outstanding as of July 6, 2023.

	Shares of common
	stock beneficially
	owned
Name of beneficial owner	Number	Percentage
5% Shareholders
Green Equity Investors V, L.P. Green Equity Investors Side V, L.P. and TCS Co-Invest, LLC[1]	15,725,439	30.5%
Dimensional Fund Advisors LP [2]	2,649,210	5.2%
Named Executive Officers and Directors
Satish Malhotra	696,370	1.4%
Jeffrey Miller[3]	242,461	*
Dhritiman Saha	170,665	*
Jonathan D. Sokoloff[1,4]	15,529,723	30.2%
J. Kristofer Galashan[1,5]	15,529,722	30.2%
Robert E. Jordan[6]	306,811	*
Caryl Stern[7]	186,108	*
Wendi Sturgis	67,940	*
Anthony Laday	30,429	*
Nicole Otto	30,429	*
Lisa Klinger	25,582	*
All executive officers and directors as a group (thirteen persons)	17,805,004	34.3%

*	Less than one percent.
1	Includes (i) 15,334,006 shares of Common Stock held directly by Green Equity Investors V, L.P. and Green Equity Investors Side V, L.P. (collectively, the “Green Funds”) and TCS Co Invest, LLC (“TCS Co”), (ii) 173,134 shares of Common Stock granted to Jonathan D. Sokoloff and J. Kristofer Galashan, and (iii) 218,299 shares of Common Stock underlying options granted to Jonathan D. Sokoloff and J. Kristofer Galashan which are currently exercisable or will become exercisable within 60 days of July 6, 2023. Voting and investment power with respect to the shares of our Common Stock held by the Green Funds and TCS Co may be deemed to be shared by certain affiliated entities. GEI Capital V, LLC (“GEIC”), is the general partner of the Green Funds. Green V Holdings, LLC (“Holdings”) is a limited partner of the Green Funds. LGP is the management company of the Green Funds, the Manager of TCS Co and an affiliate of GEIC and Holdings. LGP Management, Inc. (“LGPM”) is the general partner of LGP. Each of the Green Funds, Holdings, LGP, LGPM and TCS Co disclaims such shared beneficial ownership of our Common Stock, except to the extent of its pecuniary interest therein. Each of Jonathan D. Sokoloff and J. Kristofer Galashan may also be deemed to share voting and investment power with respect to such shares due to their respective positions with LGPM, and each of them disclaims beneficial ownership of such shares except to the extent of his pecuniary interest therein. Each of the foregoing individuals’ address is c/o Leonard Green & Partners, L.P., 11111 Santa Monica Boulevard, Suite 2000, Los Angeles, California 90025.
2	Based on a Schedule 13G filed with the SEC on February 10, 2023 by Dimensional Fund Advisors LP (“Dimensional), Dimensional has sole voting power over 2,583,640 shares and dispositive power over 2,649,210 shares. Dimensional disclaims beneficial ownership of all such shares. The address of Dimension’s principal business office is 6300 Bee Cave Road, Building One, Austin, TX 78746.
3	Includes (i) 206,374 shares of Common Stock held directly and (ii) 36,087 shares of Common Stock underlying options which are currently exercisable or will become exercisable within 60 days of July 6, 2023.
4	Includes (i) 15,334,006 shares of Common Stock held by the Green Funds and TCS Co, (ii) 86,567 shares of Common Stock held directly and (iii) 109,150 shares of Common Stock underlying options which are currently exercisable or will become exercisable within 60 days of July 6, 2023.
5	Includes (i) 15,334,006 shares of Common Stock held by the Green Funds and TCS Co, (ii) 86,567 shares of Common Stock held directly and (iii) 109,149 shares of Common Stock underlying options which are currently exercisable or will become exercisable within 60 days of July 6, 2023.
6	Includes (i) 184,059 shares of Common Stock held directly and (ii) 122,752 shares of Common Stock underlying options which are currently exercisable or will become exercisable within 60 days of July 6, 2023.
7	Includes (i) 91,417 shares of Common Stock held directly and (ii) 94,691 shares of Common Stock underlying options which are currently exercisable or will become exercisable within 60 days of July 6, 2023.

CERTAIN RELATIONSHIPS

Policies and Procedures for Related Person Transactions

Our Board of Directors has adopted a written Related Person Transaction Policy, setting forth the policies and procedures for the review and approval of related person transactions. Under the policy, our finance team is primarily responsible for developing and implementing processes and procedures to obtain information regarding related persons with respect to potential related person transactions and then determining, based on the facts and circumstances, whether such potential related person transactions do, in fact, constitute related person transactions requiring compliance with the policy. If our finance team determines that a transaction or relationship is a related person transaction requiring compliance with the policy, our finance team is required to present to the Audit Committee all relevant known facts and circumstances relating to the related person transaction. Our Audit Committee must review the relevant known facts and circumstances of each related person transaction, including whether the transaction is on terms comparable to those that could be obtained in arm’s length dealings with an unrelated third party, whether the transaction is inconsistent with the interest of the Company and its stockholders, and the extent of the related person’s interest in the transaction, taking into account the conflicts of interest and corporate opportunity provisions of our Code of Business Conduct and Ethics, and either approve or disapprove the related person transaction. If a transaction was not initially recognized as a related person transaction, then upon such recognition the transaction will be presented to the Audit Committee for ratification at the Audit Committee’s next regularly scheduled meeting; provided, that if ratification is not forthcoming, management will make all reasonable efforts to cancel or annul the transaction. Our management will update the Audit Committee as to any material changes to any approved or ratified related person transaction and will provide a status report at least quarterly of all then current related person transactions. No director may participate in approval of a related person transaction for which he or she is a related person.

The following are certain transactions, arrangements and relationships with our directors, executive officers and shareholders owning 5% or more of our outstanding Common Stock.

Stockholders Agreement

In connection with LGP’s acquisition of The Container Store, Inc. in 2007, we, certain affiliates of LGP, and all other holders of our Common Stock and Preferred Stock, entered into a stockholders agreement (the “Stockholders Agreement”). Upon the closing of the IPO, we amended and restated our Stockholders Agreement to eliminate all provisions thereof other than those related to registration rights, which are described below.

Demand Registration Rights

At any time beginning six months after the date of our IPO, subject to certain restrictions:

●	certain entities affiliated with LGP, and any transferee controlled directly or indirectly by LGP or any of its affiliates, are able to require us to use our best efforts to register their Common Stock under the Securities Act at any time;
●	certain employees (including our named executive officers) may require us to use our best efforts to register their Common Stock under the Securities Act twice prior to the time that we are eligible to register securities on Form S-3 and require us to use our best efforts to register their Common Stock under the Securities Act twice after we are eligible to register securities on Form S-3; and
●	certain other investors may require us to use our best efforts to register their Common Stock under the Securities Act.

These demand registration rights are subject to certain exceptions set forth in the Stockholders Agreement.

Piggyback Registration Rights

If we propose to register any of our own securities under the Securities Act in a public offering, we will be required to provide notice to all holders of our Common Stock with registration rights under our Stockholders Agreement relating to the registration and provide them with the right to include their shares in the registration statement. These piggyback registration rights are subject to certain exceptions set forth in the Stockholders Agreement.

Expenses of Registration

We will be required to bear the registration expenses, other than underwriting discounts and commissions and transfer taxes, associated with any registration of shares of our Common Stock held by the holders of our Common Stock with registration rights under our Stockholders Agreement.

Indemnification Agreements

Our Amended and Restated Bylaws provide that we will indemnify our directors and officers to the fullest extent permitted by the Delaware General Corporation Law, subject to certain exceptions contained in our Amended and Restated Bylaws. In addition, our Amended and Restated Certificate of Incorporation provides that our directors will not be liable for monetary damages for breach of fiduciary duty.

We have entered into indemnification agreements with each of our executive officers and directors. The indemnification agreements provide the executive officers and directors with contractual rights to indemnification, and expense advancement and reimbursement, to the fullest extent permitted under the Delaware General Corporation Law, subject to certain exceptions contained in those agreements.

SHAREHOLDERS’ PROPOSALS

Shareholders who intend to have a proposal considered for inclusion in our proxy materials for presentation at our 2024 Annual Meeting of Shareholders pursuant to Rule 14a-8 under the Exchange Act must submit the proposal to our Secretary at our offices at 500 Freeport Parkway, Coppell, Texas 75019 in writing not later than March 13, 2024.

Shareholders intending to present a proposal at the 2024 Annual Meeting of Shareholders, but not to include the proposal in our proxy statement, or to nominate a person for election as a director, must comply with the requirements set forth in our Amended and Restated Bylaws. Our Amended and Restated Bylaws require, among other things, that our Secretary receive written notice from the shareholder of record of their intent to present such proposal or nomination not earlier than the close of business on the 120th day and not later than the close of business on the 90th day prior to the first anniversary of the preceding year’s annual meeting. Therefore, we must receive notice of such a proposal or nomination for the 2024 Annual Meeting of Shareholders no earlier than the close of business on May 2, 2024 and no later than the close of business on June 1, 2024. The notice must contain the information required by the Amended and Restated Bylaws, a copy of which is available upon request to our Secretary. In the event that the date of the 2024 Annual Meeting of Shareholders is more than 30 days before or more than 70 days after August 30, 2024, then our Secretary must receive such written notice not earlier than the close of business on the 120th day prior to the 2024 Annual Meeting of Shareholders and not later than the close of business on the 90th day prior to the 2024 Annual Meeting of Shareholders or, if later, the 10th day following the day on which public disclosure of the date of such meeting is first made by us.

In addition to satisfying the foregoing requirements under our Amended and Restated Bylaws, to comply with the universal proxy rules, stockholders who intend to solicit proxies in support of director nominees other than our nominees for the 2024 Annual Meeting of Shareholders must provide notice that sets forth the information required by Rule 14a-19(b) under the Exchange Act.

We reserve the right to reject, rule out of order, or take other appropriate action with respect to any proposal that does not comply with these or other applicable requirements.

OTHER MATTERS

Our Board of Directors is not aware of any matter to be presented for action at the Annual Meeting other than the matters referred to above and does not intend to bring any other matters before the Annual Meeting. However, if other matters should come before the Annual Meeting, it is intended that holders of the proxies will vote thereon in their discretion.

SOLICITATION OF PROXIES

The accompanying proxy is solicited by and on behalf of our Board of Directors, whose Notice of Annual Meeting is attached to this proxy statement, and the entire cost of our solicitation will be borne by us. In addition to the use of mail, proxies may be solicited by personal interview, telephone, e-mail and facsimile by our Directors, officers and other employees who will not be specially compensated for these services. We will also request that brokers, nominees, custodians and other fiduciaries forward soliciting materials to the beneficial owners of shares held by the brokers, nominees, custodians and other fiduciaries. We will reimburse these persons for their reasonable expenses in connection with these activities.

THE CONTAINER STORE’S ANNUAL REPORT ON FORM 10-K

A copy of The Container Store’s Annual Report on Form 10-K for the fiscal year ended April 1, 2023, including financial statements and schedules but not including exhibits, as filed with the SEC, will be sent to any shareholder of record on July 6, 2023 without charge upon written request addressed to:

The Container Store Group, Inc.

Attention: Secretary

500 Freeport Parkway

Coppell, Texas 75019

A reasonable fee will be charged for copies of exhibits. You also may access this proxy statement and our Annual Report on Form 10-K at www.proxyvote.com. You also may access our Annual Report on Form 10-K for the fiscal year ended April 1, 2023 at www.containerstore.com in the “SEC filings” section of the “Investor Relations” page.

WHETHER OR NOT YOU PLAN TO ATTEND THE ANNUAL MEETING, WE URGE YOU TO VOTE YOUR SHARES VIA THE TOLL-FREE TELEPHONE NUMBER OR OVER THE INTERNET, AS DESCRIBED IN THIS PROXY STATEMENT. IF YOU RECEIVED A COPY OF THE PROXY CARD BY MAIL, YOU MAY SIGN, DATE AND MAIL THE PROXY CARD IN THE ENCLOSED RETURN ENVELOPE. PROMPTLY VOTING YOUR SHARES WILL ENSURE THE PRESENCE OF A QUORUM AT THE ANNUAL MEETING AND WILL SAVE US THE EXPENSE OF FURTHER SOLICITATION.

By Order of the Board of Directors,

Tasha Grinnell, Chief Legal Officer and Secretary

Coppell, Texas

July 11, 2023

APPENDIX A

THE CONTAINER STORE GROUP, INC.
2023 INCENTIVE AWARD PLAN

Article I.
PURPOSE

The Plan’s purpose is to enhance the Company’s ability to attract, retain and motivate persons who make (or are expected to make) important contributions to the Company by providing these individuals with equity ownership opportunities.

Article II.
DEFINITIONS

As used in the Plan, the following words and phrases have the meanings specified below, unless the context clearly indicates otherwise:

2.1“Administrator” means the Board or a Committee to the extent that the Board’s powers or authority under the Plan have been delegated to such Committee. With reference to the Board’s or a Committee’s powers or authority under the Plan that have been delegated to one or more officers pursuant to Section 4.2, the term “Administrator” shall refer to such officer(s) unless and until such delegation has been revoked.

2.2“Applicable Law” means any applicable law, including without limitation: (a) provisions of the Code, the Securities Act, the Exchange Act and any rules or regulations thereunder; (b) corporate, securities, tax or other laws, statutes, rules, requirements or regulations, whether U.S. or non-U.S. federal, state or local; and (c) rules of any securities exchange or automated quotation system on which the Shares are listed, quoted or traded.

2.3“Automatic Exercise Date” means, with respect to an Option or a Stock Appreciation Right, the last business day of the applicable Option term or Stock Appreciation Right term that was initially established by the Administrator for such Option or Stock Appreciation Right (e.g., the last business day prior to the tenth anniversary of the date of grant of such Option or Stock Appreciation Right if the Option or Stock Appreciation Right initially had a ten-year Option term or Stock Appreciation Right term, as applicable).

2.4“Award” means an Option award, Stock Appreciation Right award, Restricted Stock award, Restricted Stock Unit award, Performance Bonus Award, Performance Stock Unit award, Dividend Equivalents award or Other Stock or Cash Based Award granted to a Participant under the Plan.

2.5“Award Agreement” means an agreement evidencing an Award, which may be written or electronic, that contains such terms and conditions as the Administrator determines, consistent with and subject to the terms and conditions of the Plan.

2.6“Board” means the Board of Directors of the Company.

2.7“Cause” with respect to a Participant, means “Cause” (or any term of similar effect) as defined in such Participant’s employment or service agreement with the Company or an affiliate thereof if such an agreement exists and contains a definition of Cause (or term of similar effect), or, if no such agreement exists or such agreement does not contain a definition of Cause (or term of similar effect), then “Cause” shall mean one or more of the following: (i) a material breach by the Participant of any material provision of Participant’s employment or service agreement with the Company which is not corrected by Participant within thirty (30) days after receipt of written notice from the Company specifying such breach, to the extent such breach is capable of cure; (ii) Participant’s conviction of, or entry by Participant of a guilty or nolo contendere plea to, the commission of a felony or a crime involving moral turpitude, other than vicarious liability or traffic violations; (iii) Participant’s intentional breach of Company policies constituting theft or embezzlement from the Company or any of its customers or suppliers; or (iv) Participant’s gross neglect or intentional misconduct in connection with the performance of any material portion of Participant’s duties (which, in the case of Participant’s gross neglect, is not corrected by Participant within thirty (30) days after receipt of written notice from the Company specifying such neglect, to the extent that such neglect is capable of cure).

2.8“Change in Control” means the occurrence of any of the following:

(a)A transaction or series of transactions (other than an offering of Common Stock to the general public through a registration statement filed with the Securities and Exchange Commission) whereby any “person” or related “group” of “persons” (as such terms are used in Sections 13(d) and 14(d)(2) of the Exchange Act) directly or indirectly acquires beneficial ownership (within the meaning of Rules 13d-3 and 13d-5 under the Exchange Act) of the Company’s securities possessing more than 50% of the total combined voting power of the Company’s securities outstanding immediately after such acquisition; provided, however, that the following acquisitions shall not constitute a Change in Control: (i) any acquisition by the Company or any Subsidiary; (ii) any acquisition by an employee benefit plan maintained by the Company or any Subsidiary, (iii) any acquisition which complies with clauses (c)(i), (c)(ii) and (c)(iii) of this definition; or (iv) any acquisition by Leonard Green & Partners (together with its respective Affiliates);

(b)The Incumbent Directors cease for any reason to constitute a majority of the Board;

(c)The consummation by the Company (whether directly involving the Company or indirectly involving the Company through one or more intermediaries) of (x) a merger, consolidation, reorganization, or business combination, (y) a sale or other disposition of all or substantially all of the Company’s assets in any single transaction or series of related transactions or (z) the acquisition of assets or stock of another entity, in each case other than a transaction:

(i)which results in the Company’s voting securities outstanding immediately before the transaction continuing to represent (either by remaining outstanding or by being converted into voting securities of the Company or the person that, as a result of the transaction, controls, directly or indirectly, the Company or owns, directly or indirectly, all or substantially all of the Company’s assets or otherwise succeeds to the business of the Company (the Company or such person, the “Successor Entity”)) directly or indirectly, at least a majority of the combined voting power of the Successor Entity’s outstanding voting securities immediately after the transaction; and

(ii)after which no person or group other than Leonard Green and/or any of its Affiliates beneficially owns voting securities representing 50% or more of the combined voting power of the Successor Entity; provided, however, that no person or group shall be treated for purposes of this clause (c)(ii) as beneficially owning 50% or more of the combined voting power of the Successor Entity solely as a result of the voting power held in the Company prior to the consummation of the transaction; or

(d)The completion of a liquidation or dissolution of the Company.

Notwithstanding the foregoing, if a Change in Control constitutes a payment event with respect to any Award (or any portion of an Award) that provides for the deferral of compensation that is subject to Section 409A, to the extent required to avoid the imposition of additional taxes under Section 409A, the transaction or event described in subsection (a), (b), (c) or (d) of this definition with respect to such Award (or portion thereof) shall only constitute a Change in Control for purposes of the payment timing of such Award if such transaction also constitutes a “change in control event,” as defined in Treasury Regulation Section 1.409A-3(i)(5).

The Administrator shall have full and final authority, which shall be exercised in its sole discretion, to determine conclusively whether a Change in Control has occurred pursuant to the above definition, the date of such Change in Control and any incidental matters relating thereto; provided that any exercise of authority in conjunction with a determination of whether a Change in Control is a “change in control event” as defined in Treasury Regulation Section 1.409A-3(i)(5) shall be consistent with such regulation.

2.9“Code” means the U.S. Internal Revenue Code of 1986, as amended, and all regulations, guidance, compliance programs and other interpretative authority issued thereunder.

2.10“Committee” means one or more committees or subcommittees of the Board, which may include one or more Directors or executive officers of the Company, to the extent permitted by Applicable Law. To the extent required to comply with the provisions of Rule 16b-3, it is intended that each member of the Committee will be, at the time the Committee takes any action with respect to an Award that is subject to Rule 16b-3, a “non-employee director” within the meaning of Rule 16b-3; however, a Committee member’s failure to qualify as a “non-employee director” within the meaning of Rule 16b-3 will not invalidate any Award granted by the Committee that is otherwise validly granted under the Plan.

2.11“Common Stock” means the common stock of the Company.

2.12“Company” means The Container Store Group, Inc., a Delaware corporation, or any successor.

2.13“Consultant” means any person, including any adviser, engaged by the Company or a Subsidiary to render services to such entity if the consultant or adviser: (a) renders bona fide services to the Company or a Subsidiary; (b) renders services not in connection with the offer or sale of securities in a capital-raising transaction and does not directly or indirectly promote or maintain a market for the Company’s securities; and (c) is a natural person.

2.14“Designated Beneficiary” means, if permitted by the Company, the beneficiary or beneficiaries the Participant designates, in a manner the Company determines, to receive amounts due or exercise the Participant’s rights if the Participant dies. Without a Participant’s effective designation, “Designated Beneficiary” will mean the Participant’s estate or legal heirs.

2.15“Director” means a Board member.

2.16“Disability” means a permanent and total disability under Section 22(e)(3) of the Code.

2.17“Dividend Equivalents” means a right granted to a Participant to receive the equivalent value (in cash or Shares) of dividends paid on a specified number of Shares. Such Dividend Equivalent shall be converted to cash or additional Shares, or a combination of cash and Shares, by such formula and at such time and subject to such limitations as may be determined by the Administrator.

2.18“DRO” means a “domestic relations order” as defined by the Code or Title I of the Employee Retirement Income Security Act of 1974, as amended, or the rules thereunder.

2.19“Effective Date” has the meaning set forth in Section 11.3.

2.20“Employee” means any employee of the Company or any of its Subsidiaries.

2.21“Equity Restructuring” means a nonreciprocal transaction between the Company and its stockholders, such as a stock dividend, stock split (including a reverse stock split), spin-off or recapitalization through a large, nonrecurring cash dividend, that affects the number or kind of Shares (or other Company securities) or the share price of Common Stock (or other Company securities) and causes a change in the per share value of the Common Stock underlying outstanding Awards.

2.22“Exchange Act” means the U.S. Securities Exchange Act of 1934, as amended, and all regulations, guidance and other interpretative authority issued thereunder.

2.23“Fair Market Value” means, as of any date, the value of a Share determined as follows:  (a) if the Common Stock is listed on any established stock exchange, the value of a Share will be the closing sales price for a Share as quoted on such exchange for such date, or if no sale occurred on such date, the last day preceding such date during which a sale occurred, as reported in The Wall Street Journal or another source the Administrator deems reliable; (b) if the Common Stock is not listed on an established stock exchange but is quoted on a national market or other quotation system, the value of a Share will be the closing sales price for a Share on such date, or if no sales occurred on such date, then on the last date preceding such date during which a sale occurred, as reported in The Wall Street Journal or another source the Administrator deems reliable; or (iii) if the Common Stock is not listed on any established stock exchange or quoted on a national market or other quotation system, the value established by the Administrator in its sole discretion.

2.24“Greater Than 10% Stockholder” means an individual then owning (within the meaning of Section 424(d) of the Code) more than 10% of the total combined voting power of all classes of stock of the Company or any parent corporation or subsidiary corporation of the Company, as determined in accordance with Section 424(e) and (f) of the Code, respectively.

2.25“Incentive Stock Option” means an Option that meets the requirements to qualify as an “incentive stock option” as defined in Section 422 of the Code.

2.26“Incumbent Directors” means, for any period of 24 consecutive months, individuals who, at the beginning of such period, constitute the Board together with any new Director(s) (other than a Director designated by a person who shall have entered into an agreement with the Company to effect a transaction described in clause (a) or (c) of the Change in Control definition) whose election or nomination for election to the Board was approved by a vote of at least two-thirds (either by a specific vote or by approval of the proxy statement of the Company in which such person is named as a nominee for Director without objection to such nomination) of the Directors then still in office who either were Directors at the beginning of the 24-month period or whose election or nomination for election was previously so approved. No individual initially elected or nominated as a director of the Company as a result of an actual or threatened election contest with respect to Directors or as a result of any other actual or threatened solicitation of proxies by or on behalf of any person other than the Board shall be an Incumbent Director.

2.27“Non-Employee Director” means a Director who is not an Employee.

2.28“Nonqualified Stock Option” means an Option that is not an Incentive Stock Option.

2.29“Option” means a right granted under Article VI to purchase a specified number of Shares at a specified price per Share during a specified time period. An Option may be either an Incentive Stock Option or a Nonqualified Stock Option.

2.30“Other Stock or Cash Based Awards” means cash awards, awards of Shares, and other awards valued wholly or partially by referring to, or are otherwise based on, Shares or other property.

2.31“Overall Share Limit” means the sum of (a) 4,357,191 Shares, plus (b) such additional number of Shares as is equal to the difference between (i) the number of Shares remaining available for issuance under the Prior Plan as of the Effective Date and (ii)

4,357,191 Shares, plus (c) any Shares that are subject to Prior Plan Awards that become available for issuance under the Plan as Shares pursuant to Article V.

2.32“Participant” means a Service Provider who has been granted an Award.

2.33“Performance Bonus Award” has the meaning set forth in Section 8.3.

2.34“Performance Stock Unit” means a right granted to a Participant pursuant to Section 8.1 and subject to Section 8.2, to receive Shares or an amount of cash or other consideration determined by the Administrator to be of equal value as of the settlement date, the payment of which is contingent upon achieving certain performance goals or other performance-based targets established by the Administrator.

2.35“Permitted Transferee” means, with respect to a Participant, any “family member” of the Participant, as defined in the General Instructions to Form S-8 Registration Statement under the Securities Act (or any successor form thereto), or any other transferee specifically approved by the Administrator after considering Applicable Law.

2.36“Plan” means this 2023 Incentive Award Plan.

2.37“Prior Plan” means the Company’s Amended and Restated 2013 Incentive Award Plan, as it may be amended from time to time.

2.38“Prior Plan Award” means an award outstanding under the Prior Plan as of immediately prior to the Effective Date.

2.39“Restricted Stock” means Shares awarded to a Participant under Article VII, subject to certain vesting conditions and other restrictions.

2.40“Restricted Stock Unit” means an unfunded, unsecured right to receive, on the applicable settlement date, one Share or an amount in cash or other consideration determined by the Administrator to be of equal value as of such settlement date, subject to certain vesting conditions and other restrictions.

2.41“Rule 16b-3” means Rule 16b-3 promulgated under the Exchange Act, including any amendments thereto.

2.42 “Section 409A” means Section 409A of the Code.

2.43“Securities Act” means the Securities Act of 1933, as amended, and all regulations, guidance and other interpretative authority issued thereunder.

2.44“Service Provider” means an Employee, Consultant or Director.

2.45“Shares” means shares of Common Stock.

2.46“Stock Appreciation Right” or “SAR” means a right granted under Article VI to receive a payment equal to the excess of the Fair Market Value of a specified number of

Shares on the date the right is exercised over the exercise price set forth in the applicable Award Agreement.

2.47“Subsidiary” means any entity (other than the Company), whether U.S. or non-U.S., in an unbroken chain of entities beginning with the Company if each of the entities other than the last entity in the unbroken chain beneficially owns, at the time of the determination, securities or interests representing at least 50% of the total combined voting power of all classes of securities or interests in one of the other entities in such chain.

2.48“Substitute Awards” means Awards granted or Shares issued by the Company in assumption of, or in substitution or exchange for, awards previously granted, or the right or obligation to make future awards, in each case by a company or other entity acquired by the Company or any Subsidiary or with which the Company or any Subsidiary combines.

2.49“Tax-Related Items” means any U.S. and non-U.S. federal, state and/or local taxes (including, without limitation, income tax, social insurance contributions, fringe benefit tax, employment tax, stamp tax and any employer tax liability which has been transferred to a Participant) for which a Participant is liable in connection with Awards and/or Shares.

2.50“Termination of Service” means:

(a)As to a Consultant, the time when the engagement of a Participant as a Consultant to the Company or a Subsidiary is terminated for any reason, including, without limitation, by resignation, discharge, death or retirement, but excluding terminations where the Consultant simultaneously commences or remains in employment or service with the Company or any Subsidiary.

(b)As to a Non-Employee Director, the time when a Participant who is a Non-Employee Director ceases to be a Director for any reason, including, without limitation, a termination by resignation, failure to be elected, death or retirement, but excluding terminations where the Participant simultaneously commences employment or service or remains in service with the Company or any Subsidiary.

(c)As to an Employee, the time when the employee-employer relationship between a Participant and the Company or any Subsidiary is terminated for any reason, including, without limitation, a termination by resignation, discharge, death, disability or retirement; but excluding terminations where the Participant simultaneously commences or remains in employment or service with the Company or any Subsidiary.

The Company, in its sole discretion, shall determine the effect of all matters and questions relating to any Termination of Service, including, without limitation, whether a Termination of Service has occurred, whether a Termination of Service resulted from a discharge for “cause” and all questions of whether particular leaves of absence constitute a Termination of Service. For purposes of the Plan, a Participant’s employee-employer relationship or consultancy relationship shall be deemed to be terminated in the event that the Subsidiary employing or contracting with such Participant ceases to remain a Subsidiary following any merger, sale of stock or other corporate transaction or event (including, without limitation, a spin-off), even though the Participant may subsequently continue to perform services for that entity.

Article III.
ELIGIBILITY

Service Providers are eligible to be granted Awards under the Plan, subject to the limitations described herein. No Service Provider shall have any right to be granted an Award pursuant to the Plan and neither the Company nor the Administrator is obligated to treat Service Providers, Participants or any other persons uniformly.

Article IV.
ADMINISTRATION AND DELEGATION

4.1Administration.

(a)The Plan is administered by the Administrator. The Administrator has authority to determine which Service Providers receive Awards, grant Awards and set Award terms and conditions, subject to the conditions and limitations in the Plan. The Administrator also has the authority to take all actions and make all determinations under the Plan, to interpret the Plan and Award Agreements and to adopt, amend and repeal Plan administrative rules, guidelines and practices as it deems advisable. The Administrator may correct defects and ambiguities, supply omissions, reconcile inconsistencies in the Plan or any Award and make all other determinations that it deems necessary or appropriate to administer the Plan and any Awards. The Administrator (and each member thereof) is entitled to, in good faith, rely or act upon any report or other information furnished to the Administrator or member thereof by any officer or other Employee, the Company’s independent certified public accountants, or any executive compensation consultant or other professional retained by the Company to assist in the administration of the Plan. The Administrator’s determinations under the Plan are in its sole discretion and will be final, binding and conclusive on all persons having or claiming any interest in the Plan or any Award.

(b)Without limiting the foregoing, the Administrator has the exclusive power, authority and sole discretion to: (i) designate Participants; (ii) determine the type or types of Awards to be granted to each Participant; (iii) determine the number of Awards to be granted and the number of Shares to which an Award will relate; (iv) subject to the limitations in the Plan, determine the terms and conditions of any Award and related Award Agreement, including, but not limited to, the exercise price, grant price, purchase price, any performance criteria, any restrictions or limitations on the Award, any schedule for vesting, lapse of forfeiture restrictions or restrictions on the exercisability of an Award, and accelerations, waivers or amendments thereof; (v) determine whether, to what extent, and under what circumstances an Award may be settled in, or the exercise price of an Award may be paid in cash, Shares, or other property, or an Award may be cancelled, forfeited, or surrendered; and (vi) make all other decisions and determinations that may be required pursuant to the Plan or as the Administrator deems necessary or advisable to administer the Plan.

4.2Delegation of Authority. To the extent permitted by Applicable Law, the Board or any Committee may delegate any or all of its powers under the Plan to one or more Committees or officers of the Company or any of its Subsidiaries; provided, however, that in no event shall an officer of the Company or any of its Subsidiaries be delegated the authority to grant Awards to, or amend Awards held by, the following individuals: (a) individuals who are subject to Section 16 of the Exchange Act, or (b) officers of the Company or any of its Subsidiaries or Directors to whom authority to grant or amend Awards has been delegated hereunder. Any delegation hereunder shall be subject to the restrictions and limits that the Board or Committee specifies at the time of such delegation or that are otherwise included in the applicable organizational documents, and the Board or Committee, as applicable, may at any time rescind the authority so delegated or appoint a new delegate. At all times, the delegate appointed under this Section 4.2 shall serve in such capacity at the pleasure of the Board or the Committee, as applicable, and the Board or the Committee may abolish any committee at any time and re-vest in itself any previously delegated authority. Further, regardless of any delegation, the Board or a Committee may, in its discretion, exercise any and all rights and duties as the Administrator under the Plan delegated thereby, except with respect to Awards that are required to be determined in the sole discretion of the Board or Committee under the rules of any securities exchange or automated quotation system on which the Shares are listed, quoted or traded.

Article V.
STOCK AVAILABLE FOR AWARDS

5.1Number of Shares. Subject to adjustment under Article IX and the terms of this Article V, Awards may be made under the Plan covering up to the Overall Share Limit. As of the Effective Date, the Company will cease granting awards under the Prior Plan; however, Prior Plan Awards will remain subject to the terms of the Prior Plan. Shares issued or delivered under the Plan may consist of authorized but unissued Shares, Shares purchased on the open market or treasury Shares.

5.2Share Recycling.

(a)If all or any part of an Award or Prior Plan Award expires, lapses or is terminated, exchanged or settled for cash, surrendered, repurchased, cancelled without having been fully exercised or forfeited, in any case, in a manner that results in the Company acquiring Shares covered by the Award or Prior Plan Award at a price not greater than the price (as adjusted to reflect any Equity Restructuring) paid by the Participant for such Shares or not issuing any Shares covered by the Award or Prior Plan Award, the unused Shares covered by the Award or Prior Plan Award will, as applicable, become or again be available for Awards under the Plan. The payment of dividends or Dividend Equivalents in cash in conjunction with any outstanding Awards or Prior Plan Awards and any Awards that are settled in cash rather than by issuance of Shares shall not count against the Overall Share Limit.

(b)Notwithstanding anything in the Plan to the contrary, the following Shares shall not be available for future grants of Awards:  (i) Shares tendered by a Participant or withheld by the Company in payment of the exercise price of an Option or any stock option granted under the Prior Plan; (ii) Shares tendered by a Participant or withheld by the Company to satisfy any tax withholding obligation with respect to an Award or Prior Plan Award; (iii) Shares subject to a Stock Appreciation Right that are not issued in connection with the stock settlement of the Stock Appreciation Right or stock appreciation right granted under the Prior Plan on exercise; and (iv) Shares purchased on the open market with the cash proceeds from the exercise of Options or stock options granted under the Prior Plan.

5.3Incentive Stock Option Limitations. Notwithstanding anything to the contrary herein, no more than 10,000,000 Shares (as adjusted to reflect any Equity Restructuring) may be issued pursuant to the exercise of Incentive Stock Options.

5.4Substitute Awards. In connection with an entity’s merger or consolidation with the Company or any Subsidiary or the Company’s or any Subsidiary’s acquisition of an entity’s property or stock, the Administrator may grant Substitute Awards in respect of any options or other stock or stock-based awards granted before such merger or consolidation by such entity or its affiliate. Substitute Awards may be granted on such terms and conditions as the Administrator deems appropriate, notwithstanding limitations on Awards in the Plan. Substitute Awards will not count against the Overall Share Limit (nor shall Shares subject to a Substitute Award be added to the Shares available for Awards under the Plan as provided under Section 5.2 above), except that Shares acquired by exercise of substitute Incentive Stock Options will count against the maximum number of Shares that may be issued pursuant to the exercise of Incentive Stock Options under the Plan. Additionally, in the event that a company acquired by the Company or any Subsidiary or with which the Company or any Subsidiary combines has shares available under a pre-existing plan approved by stockholders and not adopted in contemplation of such acquisition or combination, the shares available for grant pursuant to the terms of such pre-existing plan (as appropriately adjusted to reflect the transaction) may be used for Awards under the Plan and shall not count against the Overall Share Limit (and Shares subject to such Awards may again become available for Awards under the Plan as provided under Section 5.2 above); provided that Awards using such available shares shall not be made after the date awards or grants could have been made under the terms of the pre-existing plan, absent the acquisition or combination, and shall only be made to individuals who were not Service Providers prior to such acquisition or combination.

5.5Non-Employee Director Award Limit. Notwithstanding any provision to the contrary in the Plan or in any policy of the Company regarding non-employee director compensation, the sum of the grant date fair value (determined as of the grant date in accordance with Financial Accounting Standards Board Accounting Standards Codification Topic 718, or any successor thereto) of all equity-based Awards and the maximum amount that may become payable pursuant to all cash-based awards that may be granted to a Service Provider as compensation for services as a Non-Employee Director during any calendar year shall not exceed $1,000,000. The Board may make exceptions to this limit for individual non-employee directors in extraordinary circumstances, as the Board may determine in its discretion, provided that the non-employee director receiving such additional compensation may not participate in the decision to award such compensation. For the avoidance of doubt, this limitation shall not apply to cash or Awards granted to a non-employee director in his or her capacity as an advisor or consultant to the Company.

5.6Minimum Award Vesting Limitations.   Notwithstanding any other provision of the Plan to the contrary, but subject to Section 9.2, no Award (or portion thereof) granted under the Plan shall vest earlier than the first anniversary of the date the Award is granted and no Award Agreement shall reduce or eliminate such minimum vesting requirement; provided, however, that, notwithstanding the foregoing, the minimum vesting requirement of this Section 5.6 shall not apply to: (a) any Substitute Awards, (b) any Awards delivered in lieu of fully-vested cash-based Awards (or other fully-vested cash awards or payments), (c) any Awards to Non-Employee Directors for which the vesting period runs from the date of one annual meeting of the Company’s stockholders to the next annual meeting of the Company’s stockholders and which is at least 50 weeks after the immediately preceding year’s annual meeting, or (d) any other Awards granted by the Administrator from time to time that result in the issuance of an aggregate of up to 5% of the Overall Share Limit. In addition, the Administrator may provide that such one-year vesting restrictions may lapse or be waived upon the Participant’s Termination of Service and/or in connection with a Change in Control.

Article VI.
STOCK OPTIONS AND STOCK APPRECIATION RIGHTS

6.1General. The Administrator may grant Options or Stock Appreciation Rights to one or more Service Providers, subject to such terms and conditions not inconsistent with the Plan as the Administrator shall determine. The Administrator will determine the number of Shares covered by each Option and Stock Appreciation Right, the exercise price of each Option and Stock Appreciation Right and the conditions and limitations applicable to the exercise of each Option and Stock Appreciation Right. A Stock Appreciation Right will entitle the Participant (or other person entitled to exercise the Stock Appreciation Right) to receive from the Company upon exercise of the exercisable portion of the Stock Appreciation Right an amount determined by multiplying (a) the excess, if any, of the Fair Market Value of one Share on the date of exercise over the exercise price per Share of the Stock Appreciation Right by (b) the number of Shares with respect to which the Stock Appreciation Right is exercised, subject to any limitations of the Plan or that the Administrator may impose, and payable in cash, Shares valued at Fair Market Value on the date of exercise or a combination of the two as the Administrator may determine or provide in the Award Agreement.

6.2Exercise Price. The Administrator will establish each Option’s and Stock Appreciation Right’s exercise price and specify the exercise price in the Award Agreement. Subject to Section 6.7, the exercise price will not be less than 100% of the Fair Market Value on the grant date of the Option or Stock Appreciation Right. Notwithstanding the foregoing, in the case of an Option or Stock Appreciation Right that is a Substitute Award, the exercise price per share of the Shares subject to such Option or Stock Appreciation Right, as applicable, may be less than the Fair Market Value per share on the date of grant; provided that the exercise price of any Substitute Award shall be determined in accordance with the applicable requirements of Sections 424 and 409A of the Code.

6.3Duration of Options. Subject to Section 6.7, each Option or Stock Appreciation Right will be exercisable at such times and as specified in the Award Agreement, provided that the term of an Option or Stock Appreciation Right will not exceed ten years; provided, further, that, unless otherwise determined by the Administrator or specified in the Award Agreement, (a) no portion of an Option or Stock Appreciation Right which is unexercisable at a Participant’s Termination of Service shall thereafter become exercisable and (b) the portion of an Option or Stock Appreciation Right that is unexercisable at a Participant’s Termination of Service shall automatically expire on the date of such Termination of Service. In addition, in no event shall an Option or Stock Appreciation Right granted to an Employee who is a non-exempt employee for purposes of overtime pay under the U.S. Fair Labor Standards Act of 1938 be exercisable earlier than six months after its date of grant. Notwithstanding the foregoing, if the Participant, prior to the end of the term of an Option or Stock Appreciation Right, commits an act of “cause” (as determined by the Administrator), or violates any non-competition, non-solicitation or confidentiality provisions of any employment contract, confidentiality and nondisclosure agreement or other agreement between the Participant and the Company or any of its Subsidiaries, the right to exercise the Option or Stock Appreciation Right, as applicable, may be terminated by the Company and the Company may suspend the Participant’s right to exercise the Option or Stock Appreciation Right when it reasonably believes that the Participant may have participated in any such act or violation.

6.4Exercise. Options and Stock Appreciation Rights may be exercised by delivering to the Company (or such other person or entity designated by the Administrator) a notice of exercise, in a form and manner the Company approves (which may be written, electronic or telephonic and may contain representations and warranties deemed advisable by the Administrator), signed or authenticated by the person authorized to exercise the Option or Stock Appreciation Right, together with, as applicable, (a) payment in full of the exercise price for the number of Shares for which the Option is exercised in a manner specified in Section 6.5 and (b) satisfaction in full of any withholding obligation for Tax-Related Items in a manner specified in Section 10.5. The Administrator may, in its discretion, limit exercise with respect to fractional Shares and require that any partial exercise of an Option or Stock Appreciation Right be with respect to a minimum number of Shares.

6.5Payment Upon Exercise. The Administrator shall determine the methods by which payment of the exercise price of an Option shall be made, including, without limitation:

(a)Cash, check or wire transfer of immediately available funds; provided that the Company may limit the use of one of the foregoing methods if one or more of the methods below is permitted;

(b)If there is a public market for Shares at the time of exercise, unless the Company otherwise determines, (A) delivery (including electronically or telephonically to the extent permitted by the Company) of a notice that the Participant has placed a market sell order with a broker acceptable to the Company with respect to Shares then issuable upon exercise of the Option and that the broker has been directed to deliver promptly to the Company funds sufficient to pay the exercise price, or (B) the Participant’s delivery to the Company of a copy of irrevocable and unconditional instructions to a broker acceptable to the Company to deliver promptly to the Company an amount sufficient to pay the exercise price by cash, wire transfer of immediately available funds or check; provided that such amount is paid to the Company at such time as may be required by the Company;

(c)To the extent permitted by the Administrator, delivery (either by actual delivery or attestation) of Shares owned by the Participant valued at their Fair Market Value on the date of delivery;

(d)To the extent permitted by the Administrator, surrendering Shares then issuable upon the Option’s exercise valued at their Fair Market Value on the exercise date;

(e)To the extent permitted by the Administrator, delivery of a promissory note or any other lawful consideration; or

(f)To the extent permitted by the Administrator, any combination of the above payment forms.

6.6Expiration of Option Term or Stock Appreciation Right Term: Automatic Exercise of In-The-Money Options and Stock Appreciation Rights. Unless otherwise provided by the Administrator in an Award Agreement or otherwise or as otherwise directed by a holder of an Option or a Stock Appreciation Right in writing to the Company, each vested and exercisable Option and Stock Appreciation Right outstanding on the Automatic Exercise Date with an exercise price per Share that is less than the sum of the Fair Market Value and any related broker’s fees (as described in Section 11.19(c)) per Share as of such date shall automatically and without further action by the holder of the Option or Stock Appreciation Right or the Company be exercised on the Automatic Exercise Date. In the sole discretion of the Administrator, payment of the exercise price of any such Option shall be made pursuant to Section 6.5(b) or 6.5(d) and the Company or any Subsidiary shall be entitled to deduct or withhold an amount sufficient to satisfy any withholding obligation for Tax-Related Items associated with such exercise in accordance with Section 10.5. Unless otherwise determined by the Administrator, this Section 6.6 shall not apply to an Option or Stock Appreciation Right if the holder of such Option or Stock Appreciation Right incurs a Termination of Service on or before the Automatic Exercise Date. For the avoidance of doubt, no Option or Stock Appreciation Right with an exercise price per Share that is equal to or greater than the Fair Market Value per Share on the Automatic Exercise Date shall be exercised pursuant to this Section 6.6.

6.7Additional Terms of Incentive Stock Options. The Administrator may grant Incentive Stock Options only to employees of the Company, any of its present or future parent or subsidiary corporations, as defined in Sections 424(e) or (f) of the Code, respectively, and any other entities the employees of which are eligible to receive Incentive Stock Options under the Code. At the time of grant, the Award Agreement shall designate whether the Option is intended to be an Incentive Stock Option, and any Option not so designated shall be a Nonqualified Stock Option. If an Incentive Stock Option is granted to a Greater Than

10% Stockholder, the exercise price will not be less than 110% of the Fair Market Value on the Option’s grant date, and the term of the Option will not exceed five years. All Incentive Stock Options (and Award Agreements related thereto) will be subject to and construed consistently with Section 422 of the Code. By accepting an Incentive Stock Option, the Participant agrees to give prompt notice to the Company of dispositions or other transfers (other than in connection with a Change in Control) of Shares acquired under the Option made within the later of (a) two years from the grant date of the Option or (b) one year after the transfer of such Shares to the Participant, specifying the date of the disposition or other transfer and the amount the Participant realized, in cash, other property, assumption of indebtedness or other consideration, in such disposition or other transfer. Neither the Company nor the Administrator will be liable to a Participant, or any other party, if an Incentive Stock Option fails or ceases to qualify as an “incentive stock option” under Section 422 of the Code. Any Incentive Stock Option or portion thereof that fails to qualify as an “incentive stock option” under Section 422 of the Code for any reason, including becoming exercisable with respect to Shares having a fair market value exceeding the $100,000 limitation under Treasury Regulation Section 1.422-4, will be a Nonqualified Stock Option.

Article VII.
RESTRICTED STOCK; RESTRICTED STOCK UNITS

7.1General. The Administrator may grant Restricted Stock, or the right to purchase Restricted Stock, to any Service Provider, subject to forfeiture or the Company’s right to repurchase all or part of the underlying Shares at their issue price or other stated or formula price from the Participant if conditions the Administrator specifies in the Award Agreement are not satisfied before the end of the applicable restriction period or periods that the Administrator establishes for such Award. In addition, the Administrator may grant Restricted Stock Units, which may be subject to vesting and forfeiture conditions during the applicable restriction period or periods, as set forth in an Award Agreement, to Service Providers. The Administrator shall establish the purchase price, if any, and form of payment for Restricted Stock and Restricted Stock Units; provided, however, that if a purchase price is charged, such purchase price shall be no less than the par value, if any, of the Shares to be purchased, unless otherwise permitted by Applicable Law. In all cases, legal consideration shall be required for each issuance of Restricted Stock and Restricted Stock Units to the extent required by Applicable Law. The Award Agreement for each Award of Restricted Stock and Restricted Stock Units shall set forth the terms and conditions not inconsistent with the Plan as the Administrator shall determine.

7.2Restricted Stock.

(a)Stockholder Rights. Unless otherwise determined by the Administrator, each Participant holding Shares of Restricted Stock will be entitled to all the rights of a stockholder with respect to such Shares, subject to the restrictions in the Plan and the applicable Award Agreement, including the right to receive all dividends and other distributions paid or made with respect to the Shares to the extent such dividends and other distributions have a record date that is on or after the date on which such Participant becomes the record holder of such Shares; provided, however, that with respect to a share of Restricted Stock subject to restrictions or vesting conditions, except in connection with a spin-off or other similar event as otherwise permitted under Section 9.2, dividends which are paid to Company stockholders prior to the removal of restrictions and satisfaction of vesting conditions shall only be paid to the Participant to the extent that the restrictions are subsequently removed and the vesting conditions are subsequently satisfied and the share of Restricted Stock vests.

(b)Stock Certificates. The Company may require that the Participant deposit in escrow with the Company (or its designee) any stock certificates issued in respect of Shares of Restricted Stock, together with a stock power endorsed in blank.

(c)Section 83(b) Election. If a Participant makes an election under Section 83(b) of the Code to be taxed with respect to the Restricted Stock as of the date of transfer of the Restricted Stock rather than as of the date or dates upon which such Participant would otherwise be taxable under Section 83(a) of the Code, such Participant shall be required to deliver a copy of such election to the Company promptly after filing such election with the Internal Revenue Service along with proof of the timely filing thereof.

7.3Restricted Stock Units. The Administrator may provide that settlement of Restricted Stock Units will occur upon or as soon as reasonably practicable after the Restricted Stock Units vest or will instead be deferred, on a mandatory basis or at the Participant’s election, subject to compliance with Applicable Law. A Participant holding Restricted Stock Units will have only the rights of a general unsecured creditor of the Company (solely to the extent of any rights then applicable to Participant with respect to such Restricted Stock Units) until delivery of Shares, cash or other securities or property is made as specified in the applicable Award Agreement.

Article VIII.
OTHER TYPES OF AWARDS

8.1General. The Administrator may grant Performance Stock Unit awards, Performance Bonus Awards, Dividend Equivalents or Other Stock or Cash Based Awards, to one or more Service Providers, in such amounts and subject to such terms and conditions not inconsistent with the Plan as the Administrator shall determine.

8.2Performance Stock Unit Awards. Each Performance Stock Unit award shall be denominated in a number of Shares or in unit equivalents of Shares or units of value (including a dollar value of Shares) and may be linked to any one or more of performance or other specific criteria, including service to the Company or Subsidiaries, determined to be appropriate by the Administrator, in each case on a specified date or dates or over any period or periods determined by the Administrator. In making such determinations, the Administrator may consider (among such other factors as it deems relevant in light of the specific type of award) the contributions, responsibilities and other compensation of the particular Participant.

8.3Performance Bonus Awards. Each right to receive a bonus granted under this Section 8.3 shall be denominated in the form of cash (but may be payable in cash, stock or a combination thereof) (a “Performance Bonus Award”) and shall be payable upon the attainment of performance goals that are established by the Administrator and relate to one or more of performance or other specific criteria, including service to the Company or Subsidiaries, in each case on a specified date or dates or over any period or periods determined by the Administrator.

8.4Dividends and Dividend Equivalents. If the Administrator provides, an Award (other than an Option or Stock Appreciation Right) may provide a Participant with the right to receive dividends or Dividend Equivalents. Dividend and Dividend Equivalents may be paid currently or credited to an account for the Participant, settled in cash or Shares and subject to the same restrictions on transferability and forfeitability as the Award with respect to which the dividends or Dividend Equivalents are granted and subject to other terms and conditions as set forth in the Award Agreement. Notwithstanding anything to the contrary herein, dividends and Dividend Equivalents with respect to an Award subject to vesting shall either (a) to the extent permitted by Applicable Law, not be paid or credited or (b) be accumulated and subject to vesting to the same extent as the related Award. Any such dividends and Dividend Equivalents shall be paid at such time as the Administrator shall specify in the applicable Award Agreement or as determined by the Administrator in the event not specified in such Award Agreement. In no event shall dividends or Dividend Equivalents be paid with respect to Options or Stock Appreciation Rights.

8.5Other Stock or Cash Based Awards. Other Stock or Cash Based Awards may be granted to Participants, including Awards entitling Participants to receive cash or Shares to be delivered in the future and annual or other periodic or long-term cash bonus awards (whether based on specified performance criteria or otherwise), in each case subject to any conditions and limitations in the Plan. Such Other Stock or Cash Based Awards will also be available as a payment form in the settlement of other Awards, as standalone payments and as payment in lieu of compensation to which a Participant is otherwise entitled, subject to compliance with Section 409A. Other Stock or Cash Based Awards may be paid in Shares, cash or other property, as the Administrator determines. Subject to the provisions of the Plan, the Administrator will determine the terms and conditions of each Other Stock or Cash Based Award, including any purchase price, performance goal(s), transfer restrictions, and vesting conditions, which will be set forth in the applicable Award Agreement. Except in connection with a spin-off or other similar event as otherwise permitted under Article IX, dividends that are scheduled to be paid prior to vesting of any Other Stock or Cash Based Award shall only be paid to the applicable Participant to the extent that the vesting conditions are subsequently satisfied and the Other Stock or Cash Based Award vests.

Article IX.
ADJUSTMENTS FOR CHANGES IN COMMON STOCK
AND CERTAIN OTHER EVENTS

9.1Equity Restructuring. In connection with any Equity Restructuring, notwithstanding anything to the contrary in this Article IX, the Administrator will equitably adjust the terms of the Plan and each outstanding Award as it deems appropriate to reflect the Equity Restructuring, which may include (a) adjusting the number and type of securities subject to each outstanding Award or with respect to which Awards may be granted under the Plan (including, but not limited to, adjustments of the limitations in Article V hereof on the maximum number and kind of shares that may be issued); (b) adjusting the terms and conditions of (including the grant or exercise price), and the performance goals or other criteria included in, outstanding Awards; and (c) granting new Awards or making cash payments to Participants. The adjustments provided under this Section 9.1 will be nondiscretionary and final and binding on all interested parties, including the affected Participant and the Company; provided that the Administrator will determine whether an adjustment is equitable.

9.2Corporate Transactions. In the event of any extraordinary dividend or other distribution (whether in the form of cash, Common Stock, other securities, or other property), reorganization, merger, consolidation, split-up, spin off, combination, amalgamation, repurchase, recapitalization, liquidation, dissolution, or sale, transfer, exchange or other disposition of all or substantially all of the assets of the Company, or sale or exchange of Common Stock or other securities of the Company, Change in Control, issuance of warrants or other rights to purchase Common Stock or other securities of the Company, other similar corporate transaction or event, other unusual or nonrecurring transaction or event affecting the Company or its financial statements or any change in any Applicable Law or accounting principles, the Administrator, on such terms and conditions as it deems appropriate, either by the terms of the Award or by action taken prior to the occurrence of such transaction or event (except that action to give effect to a change in Applicable Law or accounting principles may be made within a reasonable period of time after such change) and either automatically or upon the Participant’s request, is hereby authorized to take any one or more of the following actions whenever the Administrator determines that such action is appropriate in order to (i) prevent dilution or enlargement of the benefits or potential benefits intended by the Company to be made available under the Plan or with respect to any Award granted or issued under the Plan, (ii) facilitate such transaction or event or (iii) give effect to such changes in Applicable Law or accounting principles:

(a)To provide for the cancellation of any such Award in exchange for either an amount of cash or other property with a value equal to the amount that could have been obtained upon the exercise or settlement of the vested portion of such Award or realization of the Participant’s rights under the vested portion of such Award, as applicable, in each case as of the date of such cancellation; provided that, if the amount that could have been obtained upon the exercise or settlement of the vested portion of such Award or realization of the Participant’s rights, in any case, is equal to or less than zero, then the Award may be terminated without payment;

(b)To provide that such Award shall vest and, to the extent applicable, be exercisable as to all Shares (or other property) covered thereby, notwithstanding anything to the contrary in the Plan or the provisions of such Award;

(c)To provide that such Award be assumed by the successor or survivor corporation or entity, or a parent or subsidiary thereof, or shall be substituted for by awards covering the stock of the successor or survivor corporation or entity, or a parent or subsidiary thereof, with appropriate adjustments as to the number and kind of shares and applicable exercise or purchase price, in all cases, as determined by the Administrator;

(d)To make adjustments in the number and type of Shares (or other securities or property) subject to outstanding Awards or with respect to which Awards may be granted under the Plan (including, but not limited to, adjustments of the limitations in Article V hereof on the maximum number and kind of shares which may be issued) or in the terms and conditions of (including the grant or exercise price), and the criteria included in, outstanding Awards;

(e)To replace such Award with other rights or property selected by the Administrator; or

(f)To provide that the Award will terminate and cannot vest, be exercised or become payable after the applicable event.

9.3Change in Control.

(a)Notwithstanding any other provision of the Plan, in the event of a Change in Control, (i) each outstanding Award (other than Awards subject to performance-based vesting) shall continue in effect or be assumed or an equivalent Award substituted by the successor corporation or a parent or subsidiary of the successor corporation and (ii) each Award subject to performance-based vesting shall be subject to the terms and conditions of the applicable Award Agreement and, if no applicable terms and conditions are in such Award Agreement, the Administrator’s discretion. In the event an Award continues in effect or is assumed or an equivalent Award substituted, and the surviving or successor corporation terminates holder’s employment or service without Cause upon or within twelve (12) months following the Change in Control, then such Holder shall be fully vested in such continued, assumed or substituted Award.

(b)In the event that the successor corporation in a Change in Control refuses to assume or substitute for an Award (other than an Award subject to performance-based vesting), the Administrator may cause any or all of such Awards to become fully exercisable immediately prior to the consummation of such transaction and all forfeiture restrictions on any or all of such Awards to lapse. If such an Award is exercisable in lieu of assumption or substitution in the event of a Change in Control, the Administrator shall notify the Holder that such Award shall be fully exercisable for a period of fifteen (15) days from the date of such notice, contingent upon the occurrence of the Change in Control, and such Award shall terminate upon the expiration of such period.

(c)For the purposes of this Section 9.3, an Award shall be considered assumed if, following the Change in Control, the Award confers the right to purchase or receive, for each Share subject to the Award immediately prior to the Change in Control, the consideration (whether stock, cash, or other securities or property) received in the Change in Control by holders of Common Stock for each Share held on the effective date of the transaction (and if holders were offered a choice of consideration, the type of consideration chosen by the holders of a majority of the outstanding Shares); provided, however, that if such consideration received in the Change in Control was not solely common stock of the successor corporation or its parent, the Administrator may, with the consent of the successor corporation, provide for the consideration to be received upon the exercise of the Award, for each Share subject to an Award, to be solely common stock of the successor corporation or its parent equal in fair market value to the per share consideration received by holders of Common Stock in the Change in Control.

9.4Administrative Stand Still. In the event of any pending stock dividend, stock split, combination or exchange of shares, merger, consolidation or other distribution (other than normal cash dividends) of Company assets to stockholders, or any other extraordinary transaction or change affecting the Shares or the share price of Common Stock (including any Equity Restructuring or any securities offering or other similar transaction) or for reasons of administrative convenience or to facilitate compliance with any Applicable Law, the Company may refuse to permit the exercise or settlement of one or more Awards for such period of time as the Company may determine to be reasonably appropriate under the circumstances.

9.5General. Except as expressly provided in the Plan or the Administrator’s action under the Plan, no Participant will have any rights due to any subdivision or consolidation of Shares of any class, dividend payment, increase or decrease in the number of Shares of any class or dissolution, liquidation, merger, or consolidation of the Company or other corporation. Except as expressly provided with respect to an Equity Restructuring under Section 9.1 above or the Administrator’s action under the Plan, no issuance by the Company of Shares of any class, or securities convertible into Shares of any class, will affect, and no adjustment will be made regarding, the number of Shares subject to an Award or the Award’s grant price or exercise price. The existence of the Plan, any Award Agreements and the Awards granted hereunder will not affect or restrict in any way the Company’s right or power to make or authorize (a) any adjustment, recapitalization, reorganization or other change in the Company’s capital structure or its business, (b) any merger, consolidation, spinoff, dissolution or liquidation of the Company or sale of Company assets or (c) any sale or issuance of securities, including securities with rights superior to those of the Shares or securities convertible into or exchangeable for Shares.

Article X.
PROVISIONS APPLICABLE TO AWARDS

10.1Transferability.

(a)No Award may be sold, assigned, transferred, pledged or otherwise encumbered, either voluntarily or by operation of law, except by will or the laws of descent and distribution, or, subject to the Administrator’s consent, pursuant to a DRO, unless and until such Award has been exercised or the Shares underlying such Award have been issued, and all restrictions applicable to such Shares have lapsed. During the life of a Participant, Awards will be exercisable only by the Participant, unless it has been disposed of pursuant to a DRO. After the death of a Participant, any exercisable portion of an Award may, prior to the time when such portion becomes unexercisable under the Plan or the applicable Award Agreement, be exercised by the Participant’s personal representative or by any person empowered to do so under the deceased Participant’s will or under the then-Applicable Law of descent and distribution. References to a Participant, to the extent relevant in the context, will include references to a transferee approved by the Administrator.

(b)Notwithstanding Section 10.1(a), the Administrator, in its sole discretion, may determine to permit a Participant or a Permitted Transferee of such Participant to transfer an Award other than an Incentive Stock Option (unless such Incentive Stock Option is intended to become a Nonqualified Stock Option) to any one or more Permitted Transferees of such Participant, subject to the following terms and conditions: (i) an Award transferred to a Permitted Transferee shall not be assignable or transferable by the Permitted Transferee other than (A) to another Permitted Transferee of the applicable Participant or (B) by will or the laws of descent and distribution or, subject to the consent of the Administrator, pursuant to a DRO; (ii) an Award transferred to a Permitted Transferee shall continue to be subject to all the terms and conditions of the Award as applicable to the original Participant (other than the ability to further transfer the Award to any person other than another Permitted Transferee of the applicable Participant); (iii) the Participant (or transferring Permitted Transferee) and the receiving Permitted Transferee shall execute any and all documents requested by the Administrator, including, without limitation, documents to (A) confirm the status of the transferee as a Permitted Transferee, (B) satisfy any requirements for an exemption for the transfer under Applicable Law and (C) evidence the transfer; and (iv) any transfer of an Award to a Permitted Transferee shall be without consideration, except as required by Applicable Law. In addition, and further notwithstanding Section 10.1(a), the Administrator, in its sole discretion, may determine to permit a Participant to transfer Incentive Stock Options to a trust that constitutes a Permitted Transferee if, under Section 671 of the Code and other Applicable Law, the Participant is considered the sole beneficial owner of the Incentive Stock Option while it is held in the trust.

(c)Notwithstanding Section 10.1(a), if permitted by the Administrator, a Participant may, in the manner determined by the Administrator, designate a Designated Beneficiary. A Designated Beneficiary, legal guardian, legal representative, or other person claiming any rights pursuant to the Plan is subject to all terms and conditions of the Plan and any Award Agreement applicable to the Participant and any additional restrictions deemed necessary or appropriate by the Administrator. If the Participant is married or a domestic partner in a domestic partnership qualified under Applicable Law and resides in a community property state, a designation of a person other than the Participant’s spouse or domestic partner, as applicable, as the Participant’s Designated Beneficiary with respect to more than 50% of the Participant’s interest in the Award shall not be effective without the prior written or electronic consent of the Participant’s spouse or domestic partner. Subject to the foregoing, a beneficiary designation may be changed or revoked by a Participant at any time; provided that the change or revocation is delivered in writing to the Administrator prior to the Participant’s death.

10.2Documentation. Each Award will be evidenced in an Award Agreement in such form as the Administrator determines in its discretion. Each Award may contain such terms and conditions as are determined by the Administrator in its sole discretion, to the extent not inconsistent with those set forth in the Plan.

10.3Discretion. Except as the Plan otherwise provides, each Award may be made alone or in addition or in relation to any other Award. The terms of each Award to a Participant need not be identical, and the Administrator need not treat Participants or Awards (or portions thereof) uniformly.

10.4Changes in Participant’s Status. The Administrator will determine how the disability, death, retirement, authorized leave of absence or any other change or purported change in a Participant’s Service Provider status affects an Award and the extent to which, and the period during which, the Participant, the Participant’s legal representative, conservator, guardian or Designated Beneficiary may exercise rights under the Award, if applicable. Except to the extent otherwise required by Applicable Law or expressly authorized by the Company or by the Company’s written policy on leaves of absence, no service credit shall be given for vesting purposes for any period the Participant is on a leave of absence.

10.5Withholding. Each Participant must pay the Company or a Subsidiary, as applicable, or make provision satisfactory to the Administrator for payment of, any Tax-Related Items to be withheld in connection with such Participant’s Awards and/or Shares. At the Company’s discretion and subject to any Company insider trading policy (including black-out periods), any withholding obligation for Tax-Related Items may be satisfied by (a) deducting an amount sufficient to satisfy such withholding obligation from any payment of any kind otherwise due to a Participant; (b) accepting a payment from the Participant in cash, by wire transfer of immediately available funds, or by check made payable to the order of the Company or a Subsidiary, as applicable; (c) accepting the delivery of Shares, including Shares delivered by attestation; (d) retaining Shares from an Award; (e) if there is a public market for Shares at the time the withholding obligation for Tax-Related Items is to be satisfied, selling Shares issued pursuant to an Award, either voluntarily by the Participant or mandatorily by the Company; (f) accepting delivery of a promissory note or any other lawful consideration; (g) any other method of withholding determined by the Company and, to the extent required by Applicable Law or the Plan, approved by the Administrator; or (h) any combination of the foregoing payment forms. The amount withheld pursuant to any of the foregoing payment forms shall be determined by the Company and may be up to, but no greater than, the aggregate amount of such obligations based on the maximum statutory withholding rates in the applicable Participant’s jurisdiction for all Tax-Related Items. If any tax withholding obligation will be satisfied under clause (e) of the first sentence of this paragraph, each Participant’s acceptance of an Award under the Plan will constitute the Participant’s authorization to the Company and instruction and authorization to any brokerage firm selected by the Company to effect the sale to complete the transactions described in clause (e).

10.6Amendment of Award. The Administrator may amend, modify or terminate any outstanding Award, including by substituting another Award of the same or a different type, changing the exercise or settlement date, and converting an Incentive Stock Option to a Nonqualified Stock Option. The Participant’s consent to such action will be required unless (a) the action, taking into account any related action, does not materially and adversely affect the Participant’s rights under the Award, or (b) the change is permitted under Article IX or pursuant to Section 11.6.

10.7Prohibition on Repricing. Except pursuant to Article IX, the Administrator shall not, without the approval of the Company’s stockholders, (a) amend any outstanding Option or Stock Appreciation Right to reduce its exercise price per Share or (b) cancel any Option or Stock Appreciation Right in exchange for cash or another Award when the exercise price of such Option or Stock Appreciation Right exceeds the Fair Market Value of the underlying Shares. Subject to Article IX, the Administrator shall have the authority, without the approval of the Company’s stockholders, to amend any outstanding Award to increase the price per Share or to cancel and replace an Award with the grant of an Award having a price per Share that is greater than or equal to the price per Share of the original Award.

10.8Conditions on Delivery of Stock. The Company will not be obligated to deliver any Shares under the Plan or remove restrictions from Shares previously delivered under the Plan until (a) all Award conditions have been met or removed to the Company’s satisfaction, (b) as determined by the Company, all other legal matters regarding the issuance and delivery of such Shares have been satisfied, including, without limitation, any applicable securities laws and stock exchange or stock market rules and regulations, (c) any approvals from governmental agencies that the Company determines are necessary or advisable have been obtained, and (d) the Participant has executed and delivered to the Company such representations or agreements as the Administrator deems necessary or appropriate to satisfy Applicable Law. The inability or impracticability of the Company to obtain or maintain authority to issue or sell any securities from any regulatory body having jurisdiction, which authority is deemed by the Company’s counsel to be necessary to the lawful issuance and sale of any Shares hereunder, shall relieve the Company of any liability in respect of the failure to issue or sell such Shares as to which such requisite authority shall not have been obtained, and shall constitute circumstances in which the Administrator may determine to amend or cancel Awards pertaining to such Shares, with or without consideration to the Participant.

10.9Acceleration. The Administrator may at any time provide that any Award will become immediately vested and fully or partially exercisable, free of some or all restrictions or conditions, or otherwise fully or partially realizable.

Article XI.
MISCELLANEOUS

11.1No Right to Employment or Other Status. No person will have any claim or right to be granted an Award, and the grant of an Award will not be construed as giving a Participant the right to commence or continue employment or any other relationship with the Company or a Subsidiary. The Company and its Subsidiaries expressly reserve the right at any time to dismiss or otherwise terminate its relationship with a Participant free from any liability or claim under the Plan or any Award, except as expressly provided in an Award Agreement or other written agreement between the Participant and the Company or any Subsidiary.

11.2No Rights as Stockholder; Certificates. Subject to the Award Agreement, no Participant or Designated Beneficiary will have any rights as a stockholder with respect to any Shares to be distributed under an Award until becoming the record holder of such

Shares. Notwithstanding any other provision of the Plan, unless the Administrator otherwise determines or Applicable Law requires, the Company will not be required to deliver to any Participant certificates evidencing Shares issued in connection with any Award and instead such Shares may be recorded in the books of the Company (or, as applicable, its transfer agent or stock plan administrator). The Company may place legends on any share certificate or book entry to reference restrictions applicable to the Shares (including, without limitation, restrictions applicable to Restricted Stock).

11.3Effective Date. The Board approved the Plan on July 8, 2023, subject to the approval of the Company’s stockholders. The Plan will become effective on the date it is approved by the Company’s stockholders (the “Effective Date”). If the Plan is not approved by the Company’s stockholders on or before July 8, 2024, the Plan will not become effective. No Incentive Stock Option may be granted pursuant to the Plan after the tenth anniversary of the date the Plan was approved by the Board. In no event may any Award be granted under the Plan after the tenth (10th) anniversary of the Effective Date.

11.4Amendment of Plan. The Administrator may amend, suspend or terminate the Plan at any time and from time to time; provided that (a) no amendment requiring stockholder approval to comply with Applicable Law shall be effective unless approved by the stockholders, and (b) no amendment, other than an increase to the Overall Share Limit or pursuant to Article IX or Section 11.6, may materially and adversely affect any Award outstanding at the time of such amendment without the affected Participant’s consent. No Awards may be granted under the Plan during any suspension period or after Plan termination. Awards outstanding at the time of any Plan suspension or termination will continue to be governed by the Plan and the Award Agreement, as each in effect before such suspension or termination. The Administrator will obtain stockholder approval of any Plan amendment to the extent necessary to comply with Applicable Law.

11.5Provisions for Non-U.S. Participants. The Administrator may modify Awards granted to Participants who are nationals of a country other than the United States or employed or residing outside the United States, establish subplans or procedures under the Plan or take any other necessary or appropriate action to address Applicable Law, including (a) differences in laws, rules, regulations or customs of such jurisdictions with respect to tax, securities, currency, employee benefit or other matters, (b) listing and other requirements of any non-U.S. securities exchange, and (c) any necessary local governmental or regulatory exemptions or approvals.

11.6Section 409A.

(a)General. The Company intends that all Awards be structured to comply with, or be exempt from, Section 409A, such that no adverse tax consequences, interest, or penalties under Section 409A apply. Notwithstanding anything in the Plan or any Award Agreement to the contrary, the Administrator may, without a Participant’s consent, amend this Plan or Awards, adopt policies and procedures, or take any other actions (including amendments, policies, procedures and retroactive actions) as are necessary or appropriate to preserve the intended tax treatment of Awards, including any such actions intended to (i) exempt this Plan or any Award from Section 409A, or (ii) comply with Section 409A, including regulations, guidance, compliance programs and other interpretative authority that may be issued after an Award’s grant date. The Company makes no representations or warranties as to an Award’s tax treatment under Section 409A or otherwise. The Company will have no obligation under this Section 11.6 or otherwise to avoid the taxes, penalties or interest under Section 409A with respect to any Award and will have no liability to any Participant or any other person if any Award, compensation or other benefits under the Plan are determined to constitute noncompliant “nonqualified deferred compensation” subject to taxes, penalties or interest under Section 409A.

(b)Separation from Service. If an Award constitutes “nonqualified deferred compensation” under Section 409A, any payment or settlement of such Award upon a Participant’s Termination of Service will, to the extent necessary to avoid taxes under Section 409A, be made only upon the Participant’s “separation from service” (within the meaning of Section 409A), whether such “separation from service” occurs upon or after the Participant’s Termination of Service. For purposes of this Plan or any Award Agreement relating to any such payments or benefits, references to a “termination,” “termination of employment” or like terms means a “separation from service.”

(c)Payments to Specified Employees. Notwithstanding any contrary provision in the Plan or any Award Agreement, any payment(s) of “nonqualified deferred compensation” required to be made under an Award to a “specified employee” (as defined under Section 409A and as the Administrator determines) due to such employee’s “separation from service” will, to the extent necessary to avoid taxes under Section 409A(a)(2)(B)(i) of the Code, be delayed for the six-month period immediately following such “separation from service” (or, if earlier, until the specified employee’s death) and will instead be paid (as set forth in the Award Agreement) on the day immediately following such six-month period or as soon as administratively practicable thereafter (without interest). Any payments of “nonqualified deferred compensation” under such Award payable more than six months following the Participant’s “separation from service” will be paid at the time or times the payments are otherwise scheduled to be made.

(d)Separate Payments. If an Award includes a “series of installment payments” within the meaning of Section 1.409A-2(b)(2)(iii) of Section 409A, the Participant’s right to the series of installment payments will be treated as a right to a series of separate payments and not as a right to a single payment and, if an Award includes “dividend equivalents” within the meaning of Section 1.409A-3(e) of Section 409A, the Participant’s right to receive the dividend equivalents will be treated separately from the right to other amounts under the Award.

11.7Limitations on Liability. Notwithstanding any other provisions of the Plan, no individual acting as an Administrator, Director, officer or other Employee will be liable to any Participant, former Participant, spouse, beneficiary, or any other person for any claim, loss, liability, or expense incurred in connection with the Plan or any Award, and such individual will not be personally liable with respect to the Plan because of any contract or other instrument executed in such person’s capacity as an Administrator, Director, officer or other Employee. The Company will indemnify and hold harmless each Director, officer or other Employee that has been or will be granted or delegated any duty or power relating to the

Plan’s administration or interpretation, against any cost or expense (including attorneys’ fees) or liability (including any sum paid in settlement of a claim with the Administrator’s approval) arising from any act or omission concerning this Plan unless arising from such person’s own fraud or bad faith; provided that such person gives the Company an opportunity, at its own expense, to handle and defend the same before undertaking to handle and defend it on such person’s own behalf.

11.8Data Privacy. As a condition for receiving any Award, each Participant explicitly and unambiguously consents to the collection, use and transfer, in electronic or other form, of personal data as described in this Section 11.8 by and among the Company and its Subsidiaries and affiliates exclusively for implementing, administering and managing the Participant’s participation in the Plan. The Company and its Subsidiaries and affiliates may hold certain personal information about a Participant, including the Participant’s name, address and telephone number; birthdate; social security, insurance number or other identification number; salary; nationality; job title(s); any Shares held in the Company or its Subsidiaries and affiliates; and Award details, to implement, manage and administer the Plan and Awards (the “Data”). The Company and its Subsidiaries and affiliates may transfer the Data amongst themselves as necessary to implement, administer and manage a Participant’s participation in the Plan, and the Company and its Subsidiaries and affiliates may transfer the Data to third parties assisting the Company with Plan implementation, administration and management. These recipients may be located in the Participant’s country, or elsewhere, and the Participant’s country may have different data privacy laws and protections than a recipient’s country. By accepting an Award, each Participant authorizes such recipients to receive, possess, use, retain and transfer the Data, in electronic or other form, to implement, administer and manage the Participant’s participation in the Plan, including any required Data transfer to a broker or other third party with whom the Company or the Participant may elect to deposit any Shares. The Data related to a Participant will be held only as long as necessary to implement, administer, and manage the Participant’s participation in the Plan. A Participant may, at any time, view the Data that the Company holds regarding such Participant, request additional information about the storage and processing of the Data regarding such Participant, recommend any necessary corrections to the Data regarding the Participant or refuse or withdraw the consents in this Section 11.8 in writing, without cost, by contacting the local human resources representative. The Company may cancel Participant’s ability to participate in the Plan and, in the Administrator’s sole discretion, the Participant may forfeit any outstanding Awards if the Participant refuses or withdraws the consents in this Section 11.8. For more information on the consequences of refusing or withdrawing consent, Participants may contact their local human resources representative.

11.9Severability. If any portion of the Plan or any action taken under it is held illegal or invalid for any reason, the illegality or invalidity will not affect the remaining parts of the Plan, and the Plan will be construed and enforced as if the illegal or invalid provisions had been excluded, and the illegal or invalid action will be null and void.

11.10Governing Documents. If any contradiction occurs between the Plan and any Award Agreement or other written agreement between a Participant and the Company (or any Subsidiary), the Plan will govern, unless such Award Agreement or other written agreement was approved by the Administrator and expressly provides that a specific provision of the Plan will not apply.

11.11Governing Law. The Plan and all Awards will be governed by and interpreted in accordance with the laws of the State of Delaware, without regard to the conflict of law rules thereof or of any other jurisdiction. By accepting an Award, each Participant irrevocably and unconditionally consents to submit, at the Company’s discretion, to the exclusive jurisdiction of the courts of the State of Delaware and of the United States of America, in each case located in the State of Delaware, for any action arising out of or relating to the Plan (and agrees not to commence any litigation relating thereto except in such courts), and further agrees that service of any process, summons, notice or document by U.S. registered mail to the address contained in the records of the Company shall be effective service of process for any litigation brought against it in any such court. By accepting an Award, each Participant irrevocably and unconditionally waives any objection to the laying of venue of any litigation arising out of the Plan or Award hereunder in the courts of the State of Delaware or the United States of America, in each case located in the State of Delaware, and further irrevocably and unconditionally waives and agrees not to plead or claim in any such court that any such litigation brought in any such court has been brought in an inconvenient forum. By accepting an Award, each Participant irrevocably and unconditionally waives, to the fullest extent permitted by Applicable Law, any and all rights to trial by jury in connection with any litigation arising out of or relating to the Plan or any Award hereunder.

11.12Clawback Provisions. All Awards (including the gross amount of any proceeds, gains or other economic benefit the Participant actually or constructively receives upon receipt or exercise of any Award or the receipt or resale of any Shares underlying the Award) will be subject to recoupment by the Company to the extent required to comply with Applicable Law or any policy of the Company providing for the reimbursement of incentive compensation, whether or not such policy was in place at the time of grant of an Award.

11.13Titles and Headings. The titles and headings in the Plan are for convenience of reference only and, if any conflict, the Plan’s text, rather than such titles or headings, will control.

11.14Conformity to Applicable Law. Participant acknowledges that the Plan is intended to conform to the extent necessary with Applicable Law. Notwithstanding anything herein to the contrary, the Plan and all Awards will be administered only in a manner intended to conform with Applicable Law. To the extent Applicable Law permits, the Plan and all Award Agreements will be deemed amended as necessary to conform to Applicable Law.

11.15Relationship to Other Benefits. No payment under the Plan will be taken into account in determining any benefits under any pension, retirement, savings, profit sharing, group insurance, welfare or other benefit plan of the Company or any Subsidiary, except as expressly provided in writing in such other plan or an agreement thereunder.

11.16Unfunded Status of Awards. The Plan is intended to be an “unfunded” plan for incentive compensation. With respect to any payments not yet made to a Participant pursuant to an Award, nothing contained in the Plan or Award Agreement shall give the Participant any rights that are greater than those of a general creditor of the Company or any Subsidiary.

11.17Limitations Applicable to Section 16 Persons. Notwithstanding any other provision of the Plan, the Plan and any Award granted or awarded to any individual who is then subject to Section 16 of the Exchange Act shall be subject to any additional limitations set forth in any applicable exemptive rule under Section 16 of the Exchange Act (including Rule 16b-3) that are requirements for the application of such exemptive rule. To the extent permitted by Applicable Law, the Plan and Awards granted or awarded hereunder shall be deemed amended to the extent necessary to conform to such applicable exemptive rule.

11.18Prohibition on Executive Officer and Director Loans. Notwithstanding any other provision of the Plan to the contrary, no Participant who is a Director or an “executive officer” of the Company within the meaning of Section 13(k) of the Exchange Act shall be permitted to make payment with respect to any Awards granted under the Plan, or continue any extension of credit with respect to such payment, with a loan from the Company or a loan arranged by the Company in violation of Section 13(k) of the Exchange Act.

11.19Broker-Assisted Sales. In the event of a broker-assisted sale of Shares in connection with the payment of amounts owed by a Participant under or with respect to the Plan or Awards, including amounts to be paid under the final sentence of Section 10.5: (a) any Shares to be sold through the broker-assisted sale will be sold on the day the payment first becomes due, or as soon thereafter as practicable; (b) such Shares may be sold as part of a block trade with other Participants in the Plan in which all Participants receive an average price; (c) the applicable Participant will be responsible for all broker’s fees and other costs of sale, and by accepting an Award, each Participant agrees to indemnify and hold the Company and its Directors, officers and other Employees harmless from any losses, costs, damages, or expenses relating to any such sale; (d) to the extent the Company or its designee receives proceeds of such sale that exceed the amount owed, the Company will pay such excess in cash to the applicable Participant as soon as reasonably practicable; (e) the Company and its designees are under no obligation to arrange for such sale at any particular price; and (f) in the event the proceeds of such sale are insufficient to satisfy the Participant’s applicable obligation, the Participant may be required to pay immediately upon demand to the Company or its designee an amount in cash sufficient to satisfy any remaining portion of the Participant’s obligation.

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Signature [PLEASE SIGN WITHIN BOX] Date Signature (Joint Owners) Date TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS: KEEP THIS PORTION FOR YOUR RECORDS DETACH AND RETURN THIS PORTION ONLY THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED. V20468-P97015 3. Approval, on an advisory (non-binding) basis, of the compensation of the Company's named executive officers. The Board of Directors recommends you vote FOR proposals 2, 3 and 4: 2. Ratification of the appointment of Ernst & Young LLP as the Company's independent registered public accounting firm for the fiscal year ending March 30, 2024. 4. Approval of The Container Store Group, Inc. 2023 Incentive Award Plan. NOTE: Such other business as may properly come before the meeting or any adjournment, continuation or postponement thereof. ! ! ! For All Withhold All For All Except For Against Abstain ! ! ! ! ! ! ! ! ! THE CONTAINER STORE GROUP, INC. To withhold authority to vote for any individual nominee(s), mark "For All Except" and write the number(s) of the nominee(s) on the line below. THE CONTAINER STORE GROUP, INC. 500 FREEPORT PKWY COPPELL, TX 75019 01) Caryl Stern Nominee: 1. Election of Class I Director The Board of Directors recommends you vote FOR the following: Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer. VOTE BY INTERNET Before The Meeting - Go to www.proxyvote.com or scan the QR Barcode above Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 p.m. Eastern Time on August 29, 2023. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form. During The Meeting - Go to www.virtualshareholdermeeting.com/TCS2023 You may attend the meeting via the Internet and vote during the meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions. VOTE BY PHONE - 1-800-690-6903 Use any touch-tone telephone to transmit your voting instructions up until 11:59 p.m. Eastern Time on August 29, 2023. Have your proxy card in hand when you call and then follow the instructions. VOTE BY MAIL Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717. SCAN TO VIEW MATERIALS & VOTEw

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting: The Notice and Proxy Statement and Annual Report are available at www.proxyvote.com. V20469-P97015 THE CONTAINER STORE GROUP, INC. Annual Meeting of Shareholders August 30, 2023 10:30 AM CDT This proxy is solicited by the Board of Directors The undersigned Shareholder(s) hereby appoint(s) Satish Malhotra, President and Chief Executive Officer and Tasha Grinnell, Chief Legal Officer and Secretary, or either of them, as proxies, each with the power to appoint his or her substitute, and hereby authorize(s) them to represent and to vote, as designated on the reverse side of this proxy card, all of the shares of common stock of The Container Store Group, Inc. that the undersigned Shareholder(s) is/are entitled to vote at the Annual Meeting of Shareholders to be held at 10:30 AM CDT on August 30, 2023 via live webcast and any adjournment, continuation or postponement thereof. Such proxies are authorized to vote in their discretion (x) for the election of any person to the Board of Directors if the nominee named herein becomes unable to serve or for good cause will not serve, (y) on any matter that the Board of Directors did not know would be presented at the Annual Meeting by a reasonable time before the proxy solicitation was made, and (z) on such other business as may properly be brought before the meeting or any adjournment, continuation, or postponement thereof. This proxy, when properly executed, will be voted in the manner directed herein by the undersigned Shareholder(s). If no such direction is made, this proxy will be voted in accordance with the Board of Directors' recommendations. Continued and to be signed on reverse side